Exhibit 10.1

AMENDMENT NO. 9 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 9 to Second Amended and Restated Credit Agreement ("Agreement") dated as of October 14, 2016 ("Effective Date"), is among Gastar Exploration Inc., a Delaware corporation ("Borrower"), the Lenders (as defined below) party hereto constituting the Required Lenders, and Wells Fargo Bank, National Association, as administrative agent for such Lenders (in such capacity, the "Administrative Agent"), as collateral agent (in such capacity, the "Collateral Agent"), as swing line lender (in such capacity, the "Swing Line Lender"), and as issuing lender (in such capacity, the "Issuing Lender").

RECITALS

A.The Borrower is party to that certain Second Amended and Restated Credit Agreement dated as of June 7, 2013, among the Borrower, the lenders thereto from time to time (the "Lenders"), the Administrative Agent, the Collateral Agent, the Swing Line Lender, and the Issuing Lender, as heretofore amended, restated, supplemented or otherwise modified (as so amended, restated, supplemented or otherwise modified, the "Credit Agreement").

B.The Borrower has requested that the Required Lenders amend the Credit Agreement as provided herein.

THEREFORE, the Borrower, the Required Lenders, the Issuing Lender, the Swing Line Lender, the Collateral Agent, and the Administrative Agent hereby agree as follows:

Section 1.Defined Terms; Interpretation.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Each term defined in the Credit Agreement, as amended hereby, and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, as amended hereby, unless expressly provided to the contrary.  The words "hereby", "herein", "hereinafter", "hereof", "hereto" and "hereunder" when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement.  Article, Section, subsection and Exhibit references herein are to such Articles, Sections, subsections and Exhibits of this Agreement unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Agreement or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto.  Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular.  Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.  Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

Section 2.Borrowing Base Reaffirmation. Subject to the terms of this Agreement, the Borrowing Base shall be reaffirmed at $100,000,000 effective as of the Effective Date and such Borrowing Base shall remain in effect at that level until the next Borrowing Base redetermination pursuant to the terms of the Credit Agreement, as amended hereby.  Each of the parties hereto acknowledge and agree that the Borrowing Base set under this Section 2 is set at such level taking into account various considerations and should not be construed as an indication or precedent for any future redetermination of the Borrowing Base or as a waiver by the Administrative Agent and the Lenders to redetermine the Borrowing Base pursuant to the terms of the Credit Agreement, as amended hereby,

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including but not limited to, the standards and terms set forth in Section 2.02(e) thereof.  Each Loan Party hereby further acknowledges and agrees that no course of dealing shall be established hereby.  Each of the parties hereto further acknowledge and agree that the Borrowing Base redetermination effected hereby (a) is the interim redetermination under Section 2.02(c)(iv) of the Credit Agreement and (b) has an “as of” date of the Effective Date notwithstanding Section 2.02(c)(iv) of the Credit Agreement.

Section 3.Amendments to Credit Agreement.

(a)Exhibit B – Form of Compliance Certificate to the Credit Agreement is hereby replaced in its entirety with the Exhibit B – Form of Compliance Certificate attached hereto; and

(b)the Credit Agreement is hereby amended as reflected in Annex A attached hereto.

Section 4.Representations and Warranties.  The Borrower represents, warrants, acknowledges and agrees that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of Borrower, and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Administrative Agent has an Acceptable Security Interest in at least 85% (by value) of the Proven Reserves attributable to the Oil and Gas Properties of the Borrower and its Subsidiaries.

Section 5.Conditions to Effectiveness.  This Agreement and the waivers provided herein shall become effective and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)the Administrative Agent shall have received multiple original counterparts (including PDF signatures that are effective as originals pursuant to Section 10), as requested by the Administrative Agent, of this Agreement executed by the Borrower, the Administrative Agent, and the Required Lenders;

(b)the Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of Mortgages encumbering the Borrower’s interest in the Required PDP Properties (as determined based on the Engineering Report most recently delivered to the Administrative Agent and the Lenders and not including the Initial Wells (as defined in the DrillCo Agreement)), appropriate UCC‑1 and UCC-3, as applicable, Financing Statements covering such Required PDP Properties (which in the case of the DrillCo PDP Reserves shall be Wellbore Liens) for filing with the appropriate authorities, any other documents, agreements or instruments necessary to create an Acceptable Security Interest in such Required PDP Properties;

(c)the Administrative Agent shall have received a copy of the execution version of the DrillCo Agreement, and all exhibits and schedules thereto, certified as accurate and complete by a Responsible Officer of the Borrower; and

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(d)the Borrower shall have paid (i) the fees and expenses which have been invoiced and are payable pursuant to Section 9.01 of the Credit Agreement or any other provision of a Loan Document and (ii) the fees required under the Fee Letter (as such defined term is amended hereby).

Section 6.Post-Effective Date Covenant.

(a)On the Effective Date, the Administrative Agent shall have received a fully executed copy of the DrillCo Agreement, together with all exhibits and schedules thereto, certified as accurate and complete by a Responsible Officer of the Borrower.

(b)Within 5 Business Days following the Effective Date, the Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of Mortgages encumbering the Borrower’s interest in the Initial Wells, appropriate UCC‑1 Financing Statements covering such Initial Wells for filing with the appropriate authorities, any other documents, agreements or instruments necessary to create an Acceptable Security Interest in such Initial Wells and a legal opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., as Oklahoma counsel to the Loan Parties.

Section 7.Effect on Loan Documents; Acknowledgments.

(a)The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment, and each Loan Party waives any defense, offset, counterclaim or recoupment with respect thereto.

(b)The Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents.  Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender, or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender, or any Lender to collect the full amounts owing to them under the Loan Documents.

(c)Each of the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender, and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, and all other Loan Documents are and remain in full force and effect, and the Borrower acknowledges and agrees that its liabilities under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Agreement.

(d)From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended prior hereto as described in the recitals, and by this Agreement.

(e)This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

(f)Each party hereto hereby agrees that, in no event and under no circumstance shall any past or future discussions with the Administrative Agent or any other Secured Party, serve to (i) cause

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a modification of the Loan Documents, (ii) establish a custom or course of dealing with respect to any of the Loan Documents, (iii) operate as a waiver of any existing or future Default or Event of Default under the Loan Documents, as amended hereby, (iv) entitle any Loan Party to any other or further notice or demand whatsoever beyond those required by the Loan Documents, as amended hereby, or (v) in any way modify, change, impair, affect, diminish or release any Loan Party’s obligations or liability under the Loan Documents, as amended hereby, or any other liability any Loan Party may have to the Administrative Agent, the Issuing Lender, the Swing Line Lender, or any other Secured Party.

Section 8.Reaffirmation.  The Borrower (a) represents and warrants that it has no defenses to the enforcement of any Security Document to which it is a party, (b) reaffirms the terms of and its obligations (and the security interests granted by it) under each Security Document to which it is a party, and agrees that each such Security Document will continue in full force and effect to secure the Secured Obligations as the same may be amended, supplemented, or otherwise modified heretofore, hereby and from time to time hereafter, and such other amounts in accordance with the terms of such Security Document, and (c) acknowledges, represents, warrants and agrees that the liens and security interests granted by it pursuant to the Security Documents are valid and subsisting and create a security interest to secure the Secured Obligations and are first priority, fully enforceable, non-avoidable and duly perfected Liens as required therein.

Section 9.RELEASE.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party hereby, for itself and its successors and assigns, fully and without reserve, releases, acquits, and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether  known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this Agreement, the Credit Agreement, any other Loan Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”).  Each Loan Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 9 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled.  Each Loan Party hereby further agrees that it will not sue any Released Party on the basis of any Released Claim released, remised and discharged by the Loan Parties pursuant to this Section 9.  In entering into this Agreement, each Loan Party consulted with, and has been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof.  The provisions of this Section 9 shall survive the termination of this Agreement, the Credit Agreement and the other Loan Documents and payment in full of the Obligations.

Section 10.Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This

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Agreement may be executed by facsimile or email (i.e., PDF) signature and all such signatures shall be effective as originals.

Section 11.Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Issuing Lender, the Swing Line Lender, the Collateral Agent, and the Administrative Agent and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 12.Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 13.Governing Law.  This Agreement shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such state, without regard to conflicts of laws principles (other than Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York).

Section 14.Waiver of Jury.  THE BORROWER, THE LENDERS, THE ISSUING LENDER, AND THE AGENTS HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 15.Entire Agreement. This AGREEMENT, the Credit Agreement as amended by This AGREEMENT, the Notes, and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

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EXECUTED effective as of the date first above written.

BORROWER:

GASTAR EXPLORATION INC.

By:/s/ Michael A. Gerlich

Michael A. Gerlich

Senior Vice President, Chief Financial Officer and

Corporate Secretary

Signature Page to
Amendment No. 9 to Second Amended and Restated Credit Agreement

(Gastar Exploration Inc.)

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ADMINISTRATIVE AGENT/COLLATERAL AGENT/ISSUING LENDER/SWING LINE LENDER/LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Lila Jordan

Lila Jordan

Managing Director

Signature Page to
Amendment No. 9 to Second Amended and Restated Credit Agreement

(Gastar Exploration Inc.)

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LENDER:

COMERICA BANK

By: /s/ Chad Stephenson

Name: Chad Stephenson

Title:Vice President

Signature Page to
Amendment No. 9 to Second Amended and Restated Credit Agreement

(Gastar Exploration Inc.)

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LENDER:

IBERIABANK

By:/s/ W. Bryan Chapman

Name: W. Bryan Chapman

Title: EVP, Energy Lending Manager

Signature Page to
Amendment No. 9 to Second Amended and Restated Credit Agreement

(Gastar Exploration Inc.)

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LENDER:

ING CAPITAL LLC

By: /s/ Scott Lamoreaux

Name:Scott Lamoreaux

Title:Director

By: /s/ Charles Hall

Name:Charles Hall

Title: Managing Director

Signature Page to
Amendment No. 9 to Second Amended and Restated Credit Agreement

(Gastar Exploration Inc.)

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LENDER:

BARCLAYS BANK PLC

By: /s/ Jake Lam

Name: Jake Lam

Title: Assistant Vice President

Signature Page to
Amendment No. 9 to Second Amended and Restated Credit Agreement

(Gastar Exploration Inc.)

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ANNEX A TO AMENDMENT NO. 9

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of June 7, 2013,

Among

GASTAR EXPLORATION INC.,
as Borrower,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Collateral Agent, Swing Line Lender, and Issuing Lender,

and

THE LENDERS NAMED HEREIN
as Lenders

$500,000,000

Wells Fargo Securities, LLC
As Lead Arranger and Sole Bookrunner

ARTICLE IDEFINITIONS AND ACCOUNTING TERMS1

Section 1.01Certain Defined Terms1

Section 1.02Computation of Time Periods29

Section 1.03Accounting Terms; Changes in GAAP29

Section 1.04Classes and Types of Advances30

Section 1.05Miscellaneous30

ARTICLE IICREDIT FACILITIES30

Section 2.01Commitment for Revolving Advances30

Section 2.02Borrowing Base31

Section 2.03Method of Borrowing35

Section 2.04Reduction of the Commitments40

Section 2.05Prepayment of Advances40

Section 2.06Repayment of Advances44

Section 2.07Letters of Credit44

Section 2.08Fees50

Section 2.09Interest51

Section 2.10Illegality52

Section 2.11Breakage Costs52

Section 2.12Increased Costs52

Section 2.13Payments and Computations54

Section 2.14Taxes55

Section 2.15Mitigation Obligations; Replacement of Lenders58

Section 2.16Defaulting Lender59

Section 2.17Existing Loans under the Restated Agreement62

ARTICLE IIICONDITIONS62

Section 3.01Amendment and Restatement62

Section 3.02Conditions Precedent to All Borrowings65

ARTICLE IVREPRESENTATIONS AND WARRANTIES66

Section 4.01Existence; Subsidiaries66

Section 4.02Power66

Section 4.03Authorization and Approvals67

Section 4.04Enforceable Obligations67

Section 4.05Financial Statements67

Section 4.06True and Complete Disclosure68

Section 4.07Litigation; Compliance with Laws68

Section 4.08Use of Proceeds68

Section 4.09Investment Company Act68

Section 4.10Federal Power Act68

Section 4.11Taxes68

Section 4.12Pension Plans69

Section 4.13Condition of Property; Casualties69

Section 4.14No Burdensome Restrictions; No Defaults69

Section 4.15Environmental Condition70

Section 4.16Permits, Licenses, Etc70

Section 4.17Gas Contracts70

Section 4.18Liens; Titles, Leases, Etc71

Section 4.19Solvency and Insurance71

Section 4.20Hedging Agreements71

Section 4.21Material Agreements71

Section 4.22Foreign Assets Control Regulations, etc71

Section 4.23Identification Numbers72

Section 4.24Oil and Gas Properties72

Section 4.25Pro Forma Compliance74

ARTICLE VAFFIRMATIVE COVENANTS74

Section 5.01Compliance with Laws, Etc74

Section 5.02Maintenance of Insurance75

Section 5.03Preservation of Corporate Existence, Etc75

Section 5.04Payment of Taxes, Etc75

Section 5.05Visitation Rights76

Section 5.06Reporting Requirements76

Section 5.07Maintenance of Property80

Section 5.08Agreement to Pledge80

Section 5.09Use of Proceeds80

Section 5.10Title Evidence and Opinions80

Section 5.11Further Assurances; Cure of Title Defects81

Section 5.12Leases; Development and Maintenance81

Section 5.13Oil and Gas Properties - Insurance82

Section 5.14Deposit Accounts82

Section 5.15Post-Closing Obligations82

Section 5.16Sanctions and Anti-Corruption, etc83

ARTICLE VINEGATIVE COVENANTS83

Section 6.01Liens, Etc83

Section 6.02Indebtednesss, Guaranties, and Other Obligations84

Section 6.03Agreements Restricting Liens and Distributions85

Section 6.04Merger or Consolidation; Asset Sales85

Section 6.05Restricted Payments87

Section 6.06Investments87

Section 6.07Affiliate Transactions88

Section 6.08Compliance with ERISA88

Section 6.09Sale-and-Leaseback89

Section 6.10Change of Business; Accounting Change89

Section 6.11Organizational Documents, Name Change89

Section 6.12Use of Proceeds; Letters of Credit89

Section 6.13Gas Imbalances, Take-or-Pay or Other Prepayments90

Section 6.14Hedging Limitations90

Section 6.15Additional Subsidiaries90

Section 6.16Account Payables91

Section 6.17Leverage Ratio91

Section 6.18Interest Coverage Ratio91

Section 6.19Current Ratio91

Section 6.20Second Lien Debt91

Section 6.21Additional Liens91

Section 6.22Oil and Gas Properties - Operations92

Section 6.23Equity Interests92

Section 6.24Non-Guarantor Subsidiaries92

Section 6.25Senior Secured Leverage Ratio93

Section 6.26DrillCo Restrictions93

ARTICLE VIIEVENTS OF DEFAULT; REMEDIES93

Section 7.01Events of Default93

Section 7.02Optional Acceleration of Maturity95

Section 7.03Automatic Acceleration of Maturity96

Section 7.04Right of Set‑off96

Section 7.05Non-exclusivity of Remedies97

Section 7.06Application of Proceeds97

ARTICLE VIIITHE ADMINISTRATIVE AGENT AND THE ISSUING LENDER AND THE COLLATERAL AGENT98

Section 8.01Appointment and Authority98

Section 8.02Rights as a Lender99

Section 8.03Exculpatory Provisions99

Section 8.04Reliance by Agents, Swing Line Lender and Issuing Lender100

Section 8.05Delegation of Duties100

Section 8.06Resignation of Agent or Issuing Lender100

Section 8.07Non-Reliance on Agents and Other Lenders102

Section 8.08No Other Duties, etc102

Section 8.09Indemnification102

Section 8.10Administrative Agent May File Proofs of Claim103

Section 8.11Collateral and Guaranty Matters104

ARTICLE IXMISCELLANEOUS105

Section 9.01Costs and Expenses105

Section 9.02Indemnification; Waiver of Damages105

Section 9.03Waivers and Amendments106

Section 9.04Severability107

Section 9.05Survival of Representations and Obligations107

Section 9.06Binding Effect107

Section 9.07Successors and Assigns107

Section 9.08Confidentiality111

Section 9.09Notices, Etc111

Section 9.10Usury Not Intended112

Section 9.11Usury Recapture113

Section 9.12Payments Set Aside113

Section 9.13Governing Law; Service of Process113

Section 9.14Submission to Jurisdiction114

Section 9.15Electronic Execution of Assignments114

Section 9.16Execution in Counterparts114

Section 9.17Waiver of Jury114

Section 9.18Indenture Intercreditor Agreement115

Section 9.19Keepwell115

Section 9.20USA Patriot Act115

Section 9.21Flood Insurance Regulations115

Section 9.22Amendment and Restatement116

Section 9.23Release of Parent from Guaranty and Release of Liens on Equity Interests issued by Borrower116

Section 9.24Acknowledgement and Consent to Bail-In of EEA Financial Institutions116

Section 9.25Integration117

SCHEDULES:

Schedule I-[Reserved]

Schedule II-Notice Information and Commitments

Schedule 4.01 -Subsidiaries of Borrower

Schedule 4.05 - Existing Indebtedness

Schedule 4.07 - Litigation

Schedule 4.20- Hedging Contracts

Schedule 4.21-Material Agreements

Schedule 4.23-Identification Numbers

Schedule 4.24-Back-In and Reversionary Interests

EXHIBITS:

Exhibit A–Form of Assignment and Acceptance

Exhibit B–Form of Compliance Certificate

Exhibit C–Form of Guaranty

Exhibit D–Form of Mortgage

Exhibit E-1–Form of Revolving Note

Exhibit E-2–Form of Swing Line Note

Exhibit F–Form of Notice of Borrowing

Exhibit G–Form of Notice of Conversion or Continuation

Exhibit H–Form of Pledge Agreement

Exhibit I–Form of Security Agreement

Exhibit J–Form of Transfer Letters

Exhibit K–Form of Legal Opinion

Exhibit L–Form of Indenture Intercreditor Agreement

Exhibit M-1–Form of U.S. Tax Compliance Certificate

Exhibit M-2–Form of U.S. Tax Compliance Certificate

Exhibit M-3–Form of U.S. Tax Compliance Certificate

Exhibit M-4–Form of U.S. Tax Compliance Certificate

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amended and Restated Credit Agreement dated as of June 7, 2013, is among Gastar Exploration USA, Inc., a Delaware corporation (“Borrower”), the lenders party hereto from time to time (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for such Lenders (in such capacity, the “Administrative Agent”), as collateral agent for the Secured Parties (as defined below) (in such capacity, the “Collateral Agent”), as swing line lender (in such capacity, the “Swing Line Lender”), and as issuing lender for such Lenders (in such capacity, the “Issuing Lender”).

The parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

Section 1.01Certain Defined Terms.  As used in this Agreement, the terms defined above shall have the meanings set forth therein and the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceptable Letter of Credit Maturity Date” has the meaning set forth in Section 2.07 hereof.

“Acceptable Security Interest” in any Property means a Lien which (a) exists in favor of the Collateral Agent for the benefit of the Secured Parties, (b) is superior to all Liens or rights of any other Person in the Property encumbered thereby, other than Permitted Subject Liens, (c) secures the Secured Obligations, and (d) is perfected and enforceable.  From and after the Amendment No. 9 Effective Date, any requirement that the Loan Parties provide an Acceptable Security Interest with respect to any DrillCo PDP Reserves shall be satisfied if the applicable Loan Party grants a Wellbore Lien with respect to such DrillCo PDP Reserves and the Oil and Gas Properties owned by any Loan Party attributable thereto, so long as the Wellbore Lien meets the foregoing criteria.

"Account Control Agreement" shall mean, as to any deposit account of any Loan Party held with a bank, an agreement or agreements in form and substance reasonably acceptable to the Collateral Agent, among the Loan Party owning such deposit account, the Collateral Agent, the Second Lien Agent and such other bank governing such deposit account.

“Acquisition” means the purchase by any Loan Party or any of its Subsidiaries of any business, including the purchase of all or substantially all the associated assets or operations or of stock (or other Equity Interests) of a Person.

“Adjusted Reference Rate” means, for any day, the fluctuating rate per annum of interest equal to the greatest of (a) the Reference Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus ½ of 1% and (c) the One-Month LIBOR plus 1.00%.  Any change in the Adjusted Reference Rate due to a change in the Reference Rate, Eurodollar Rate or Federal Funds Rate shall be effective on the effective date of such change in the Reference Rate, Eurodollar Rate or Federal Funds Rate.

“Administrative Agent” means Wells Fargo, in its capacity as administrative agent pursuant to Article VIII until its resignation or removal, and any successor administrative agent appointed pursuant to Section 8.06.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent or such other form provided by a Lender and acceptable to the Administrative Agent.

“Advance” means an advance by a Lender or a Swing Line Lender to the Borrower as part of a Borrowing.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person.  The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of a Control Percentage, by contract, or otherwise.  Without limiting the generality of the foregoing, a Person shall be deemed to be controlled by another Person if such other Person possesses, directly or indirectly, the power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent, and “Agent” means the Administrative Agent or the Collateral Agent individually.

“Agreement” means this Second Amended and Restated Credit Agreement, as the same may be further amended, supplemented, restated, and otherwise modified from time to time.

“Amendment No. 8 Effective Date” means March 9, 2016.

“Amendment No. 9 Effective Date” means October 14, 2016.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including Executive Order No. 13224 and the Patriot Act.

“Applicable Margin” means (a) with respect to Eurodollar Rate Advances, 4.00% per annum and (b) with respect to Reference Rate Advances, 3.00%.

“Assignment Agreement” has the meaning ascribed to it in the Existing Credit Agreement.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of the attached Exhibit A.

“AutoBorrow Agreement” means any agreement providing for automatic borrowing services between the Borrower and the Swing Line Lender.

“Availability” means, at any time, an amount equal to the excess of (a) the lesser of the Borrowing Base and the aggregate Commitments over (b) the aggregate Revolving Credit Exposure.

“Available Cash” means, as of any date, the readily and immediately available unrestricted cash held in deposit accounts of any Loan Party (other than the Cash Collateral Account) on such date; provided that, such deposit accounts and the funds therein shall be unencumbered and free and clear of all Liens and other third party rights other than (i) a Lien in favor of the Collateral Agent pursuant to Security Instruments and (ii) a Lien in favor of the depositary institution holding such deposit accounts arising solely by virtue of such depositary institution's standard account documentation or any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only such deposit accounts.

“Available Funds” means, at any time, the aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case, held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Borrower and its Subsidiaries as of such date (other than (i) any cash set aside to pay in the ordinary course of business amounts of the Borrower and its Subsidiaries then due and owing to unaffiliated third parties and for which the Borrower or such Subsidiary, as applicable, has issued checks or has initiated wires or ACH transfers in order to pay, (ii) any proceeds of a Borrowing made in the preceding 5 Business Days with which the Borrower expects to fund the purchase price or deposits of any acquisition permitted under this Agreement so long as (A) the Borrower has provided notice to the Administrative Agent of such purpose on or prior to the date of such Borrowing, (B) the Borrower has provided the Administrative Agent with reasonably satisfactory evidence corroborating the amount of such purchase price or deposit under the definitive documentation evidencing such acquisition, and (C) such proceeds are held in a Loan Party’s deposit account with Wells Fargo that is subject to an Account Control Agreement, (iii) any cash or cash equivalents received by the Loan Parties as proceeds of a capital contribution or any issuance of Equity Interests of the Borrower so long as such cash is held in a Loan Party’s deposit account with Wells Fargo that is subject to an Account Control Agreement and such cash equivalents are held in a Loan Party’s securities account that is subject to a securities account control agreement in form and substance reasonably acceptable to the Collateral Agent, among the Loan Party owning such securities account, the Collateral Agent, the Second Lien Agent and such other bank governing such securities account, and (iv) any cash constituting purchase price deposits held in escrow by or on behalf of any Loan Party pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party containing customary provisions regarding the payment and refunding of such deposits so long as the Borrower has provided the Administrative Agent with a copy of such purchase and sale agreement).

“Available Funds Threshold” means $15,000,000.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Service Provider” means any Lender or Affiliate of a Lender that provides Banking Services to any Loan Party or any Subsidiary.

“Banking Services” means each and any of the following bank services: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of any Loan Party or any Subsidiary owing to Banking Service Providers, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“BB Hedge” means any hedge position or Hedge Contract considered by the Administrative Agent in determining the then effective Borrowing Base.   For the avoidance of doubt, Hedge Contracts with a settlement date prior to August 1, 2016 were not considered by the Administrative Agent in determining the Borrowing Base redetermined and made effective on the Amendment No. 8 Effective Date.

“BB Value” means (a) as to any Oil and Gas Property, the value, if any, attributed to such Oil and Gas Property under the then effective Borrowing Base, as determined by the Administrative Agent and (b) as to any Hedge Event, the net effect of such Hedge Event (after giving effect to any new hedge position or Hedge Contract entered into since the determination of the Borrowing Base then in effect), if any, on the then effective Borrowing Base, as determined by the Administrative Agent.

“Blocked Person” has the meaning set forth in Section 4.22 hereof.

“Borrower Series A Preferred Shares” shall mean shares of Series A Cumulative Preferred Securities of the Borrower.

“Borrower Series B Preferred Shares” shall mean shares of Series B Cumulative Preferred Securities of the Borrower.

“Borrower Series C Preferred Shares” means shares of Series C Junior Participating Preferred Stock of the Borrower, the certificate of designations of which was posted with the Borrower’s 8-K filings on January 19, 2016.

“Borrowing” means a Revolving Borrowing or a Swing Line Borrowing.

“Borrowing Base” means at any particular time, the Dollar amount determined in accordance with Section 2.02 on account of Proven Reserves attributable to Oil and Gas Properties of the Loan Parties and their Subsidiaries (other than Non-Guarantor Subsidiaries).

“Borrowing Base Deficiency” means, at any time, an amount equal to the excess of (a) the sum of the aggregate Revolving Credit Exposure over (b) the lesser of the Borrowing Base and the aggregate Commitments.

“Business Day” means a day (a) other than a Saturday, Sunday, or other day on which the Administrative Agent is authorized to close under the laws of, or is in fact closed in, New York or Texas,

and (b) if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on by commercial banks in the London interbank market.

“Capital Expenditures” for any Person and period of its determination means, without duplication, the aggregate of all expenditures and costs (whether paid in cash or accrued as liabilities during that period and including that portion of payments under Capital Leases that are capitalized on the balance sheet of such Person) of such Person during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, or equipment or similar fixed asset accounts reflected in the balance sheet of such Person.

“Capital Leases” means, as applied to any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

“Cash Collateral Account” means a special interest bearing cash collateral account pledged by the Borrower to the Issuing Lender containing cash deposited pursuant to Sections 2.05(c), 7.02(b), or 7.03(b) to be maintained with the Issuing Lender in accordance with Section 2.07(g) and bear interest or be invested in the Issuing Lender’s reasonable discretion.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lender, Swing Line Lender or Lenders, as collateral for Letter of Credit Obligations or obligations of Lenders to fund participations in respect of Letter of Credit Obligations or the Swing Line Advances, cash or deposit account balances or, if the Administrative Agent, the Swing Line Lender and the Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent, the Swing Line Lender and the Issuing Lender.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Casualty Event” means the damage, destruction or condemnation, including by process of eminent domain or any Disposition of property in lieu of condemnation, as the case may be, of property of any Person or any of its Subsidiaries, including by process of eminent domain or any Disposition of property in lieu of condemnation.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

“Change in Control” means the occurrence of any of the following:

(a)	the Parent ceases to own, either directly or indirectly, 100% of the Equity Interest of the Borrower other than as a result of the Gastar Merger;
(b)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 33% or more of the Voting Securities of the Parent (or the Borrower if the Gastar Merger has been effected) and taking into account all such securities that such person or group has the right to acquire pursuant to any option right;

(c)

during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent (or the Borrower if the Gastar Merger has been effected) cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(d) a “Change of Control” (as defined in the Second Lien Note Agreement) shall have occurred.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any new Legal Requirement, (b) any change in any Legal Requirement or in the administration, interpretation, implementation, or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Collateral” means all “Collateral”, “Pledged Collateral” and “Mortgaged Properties” (as defined in each of the Mortgages, the Security Agreements, and the Pledge Agreement, as applicable) or similar terms used in the Security Instruments.

“Commitment” means, with respect to each Lender, the amount set opposite such Lender’s name on Schedule II hereof as its Commitment, or if such Lender has entered into any Assignment and Acceptance, as set forth for such Lender as its Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.07(c), as such amount may be reduced or terminated pursuant to Section 2.04 or Article VII or otherwise under this Agreement.  The aggregate amount of the Commitments on the date hereof is $500,000,000.00.

“Commitment Fee Rate” means 0.50% per annum.

“Commitment Termination Date” means the earlier of (a) the Maturity Date and (b) the earlier termination in whole of the Commitments pursuant to Section 2.04 or Article VII.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Compliance Certificate” means a compliance certificate in the form of the attached Exhibit B signed by a Responsible Officer of the Borrower.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Income” means, with respect to the Borrower and its consolidated Subsidiaries, for any period, the net income for such period after taxes, as determined in accordance with GAAP, excluding however, (a) extraordinary or non-recurring items, including any write‑up or write‑down of assets, and (b) the cumulative effect of any change in GAAP.

“Contracts” means all contracts, agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, contracts for the purchase, exchange, transportation, processing or sale of Hydrocarbons, rights-of-way, easements, surface leases, equipment leases, permits, franchises, licenses, pooling or unitization agreements, and unit or pooling designations and orders now or hereafter affecting any of the Oil and Gas Properties, Operating Equipment, Fixture Operating Equipment, or Hydrocarbons now or hereafter covered hereby, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any of the Oil and Gas Properties, and all as such contracts and agreements as they may be amended, restated, modified, substituted or supplemented from time-to-time.

“Control Percentage” means, with respect to any Person, the percentage of the outstanding Voting Securities (including any options, warrants or similar rights to purchase such Voting Securities) of such Person having ordinary voting power which gives the direct or indirect holder of such Voting Securities the power to elect a majority of the board of directors (or other applicable governing body) of such Person.

“Controlled Group” means all members of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code.

“Convert,” “Conversion,” and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.03(b).

“Covenant Relief Period” means the period from and including the Amendment No. 8 Effective Date to and including the date that the Borrower delivers the financial statements and Compliance Certificate required under Section 5.06 for the fiscal quarter ending June 30, 2017.

“Credit Extensions” means (a) an Advance made by any Lender, and (b) the issuance, increase or extension of any Letter of Credit by the Issuing Lender.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would become an Event of Default.

“Default Rate” means a per annum rate equal to (a) in the case of principal of any Advance, 2.00% plus the rate otherwise applicable to such Advance as provided in Sections 2.09(a), (b), or (c), (b) in the case of any other Obligation other than Letter of Credit Fees, 2.00% plus the non-default rate applicable to Reference Rate Advances as provided in Section 2.09(a), and (c) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin for Eurodollar Rate Advances plus 2.00% per annum.

“Defaulting Lender” means, subject to Section 2.16, any Lender that (a) has failed to (i) (except, with regards to the funding of Swing Line Advances, the Swing Line Lender) fund its Pro Rata Share of any Advance or participation in Letters of Credit required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender, the Swing Line Lender, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or any Swing Line Advance) within three Business Days of the date when due, (b) (except, with regards to the funding of Swing Line Advances, the Swing Line Lender) has notified the Borrower, the Administrative Agent, the Issuing Lender, or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) (except, with regards to the funding of Swing Line Advances, the Swing Line Lender) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower in form and substance satisfactory to the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, or assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting

Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or (iii) become the subject of a Bail-in Action.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Lender, the Swing Line Lender and each Lender.

“Deposit Account” shall have the meaning given to the term in the Uniform Commercial Code (or any successor statute), as adopted and in force in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any Lien in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such other state.

“Designated Period” means the period from and including the Amendment No. 8 Effective Date to and including the date that the Borrowing Base is redetermined under Section 2.02(b)(ii); provided that if a Borrowing Base Deficiency then exists, whether resulting from such redetermination or otherwise, then the Designated Period shall end on such later date when no Borrowing Base Deficiency exists.

“Disposition” or “Dispose” means any sale, lease, transfer, assignment, farm-out, conveyance, release, abandonment, or other disposition of any Property (including any working interest, overriding royalty interest, production payments, net profits interest, royalty interest, or mineral fee interest).

“Dollars” and “$” means lawful money of the United States of America.

“DrillCo Agreement” means that certain Development Agreement in the certified form previously provided to the Administrative Agent to be entered into by the Borrower and DrillCo Investor as of the Amendment No. 9 Effective Date, as such DrillCo Agreement may be amended from time to time as permitted hereunder.

“DrillCo Contract Area” means the following locations in Kingfisher County, Oklahoma: Township 18 North – Range 6 West, Township 18 North – Range 7 West and Township 18 North – Range 8 West.

“DrillCo Excluded Properties” means all Oil and Gas Properties owned by a Loan Party in the DrillCo Contract Area other than Oil and Gas Properties owned by any Loan Party to which PDP Reserves are attributed.

“DrillCo Investor” means STACK Exploration LLC, a Delaware limited liability company.

“DrillCo Joint Well” means a “Joint Well Program Interest,” as that term is defined in the DrillCo Agreement, that is located in the DrillCo Contract Area.

“DrillCo Operating Agreement” means a “DrillCo Operating Agreement” as that term is defined in the DrillCo Agreement.

“DrillCo PDP Reserves” means the PDP Reserves of any Loan Party attributable to any well located in the DrillCo Contract Area.

“DrillCo Required Disposition” means an assignment to the DrillCo Investor of an interest in a DrillCo Joint Well in accordance with the DrillCo Agreement pursuant to a DrillCo Wellbore Assignment.

“DrillCo Wellbore Assignment” means a “Wellbore Assignment” as that term is defined in the DrillCo Agreement.

“EBITDAX” means, for any period, without duplication, (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income, Interest Expense, taxes, depreciation, amortization, depletion, exploration expenses and other non-cash charges for such period (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP and including non-cash charges resulting from the requirements of ASC 410, 718 and 815) for such period minus (c) all non-cash items of income which were included in determining such Consolidated Net Income (including non-cash income resulting from the requirements of ASC 410, 718 and 815); provided that, such EBITDAX shall be subject to pro forma adjustments for Acquisitions and non-ordinary course asset sales assuming that such transactions had occurred on the first day of the applicable calculation period for the ratios set forth in Sections 6.17 and 6.18, which adjustments shall be made in accordance with the guidelines for pro forma presentations set forth by the SEC or in a manner otherwise acceptable to the Administrative Agent and with supporting documentation acceptable to the Administrative Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means June 7, 2013.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.07(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.07(b)(iii)).

“Engineering Report” means either an Independent Engineering Report or an Internal Engineering Report.

“Environment” or “Environmental” shall have the meanings set forth in 42 U.S.C.  9601(8) (1988).

“Environmental Claim” means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.

“Environmental Law” means, as to any Loan Party or any Subsidiary, all Legal Requirements or common law theories applicable to any Loan Party or any Subsidiary arising from, relating to, or in connection with the Environment, health, or safety, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous or toxic substances, materials or wastes.

“Environmental Permit” means any permit, license, order, approval, registration or other authorization under Environmental Law.

“Equity Interest” means with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board (or any successor), as in effect from time to time.

“Eurodollar Base Rate” means (a) in determining Eurodollar Rate for purposes of the “One Month LIBOR”, the rate per annum for Dollar deposits quoted by the Administrative Agent for the purpose of calculating effective rates of interest for loans making reference to the “Daily One-Month LIBOR” or the “LIBOR Market Index Rate” or other words of similar import, as the inter-bank offered rate in effect from time to time for delivery of funds for one (1) month in amounts approximately equal to the principal amount of the applicable Advances; provided that, the Administrative Agent may base its quotation of the inter-bank offered rate upon such offers or other market indicators of the inter-bank market as the Administrative Agent in its reasonable discretion deems appropriate including the rate determined under the following clause (b), and (b) in determining Eurodollar Rate for all other purposes, the rate per annum (rounded upward to the nearest whole multiple of 1/100th of 1.00%) equal to the interest rate per annum set forth on the Reuters Reference LIBOR1 page as the London Interbank Offered Rate, for deposits in Dollars at 11:00 a.m.  (London, England time) two Business Days before the first day of the applicable Interest Period and for a period equal to such Interest Period; provided that, if such quotation is not available for any reason, then for purposes of this clause (b), Eurodollar Base Rate shall then be the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Advances being made, continued or converted by the Lenders and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch (or other branch or Affiliate of the Administrative Agent, or in the event that the Administrative Agent does not have a London branch, the London branch of a Lender chosen by the Administrative Agent) to major banks in the London or other offshore inter-bank market for Dollars at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurodollar Rate” means a rate per annum determined by the Administrative Agent (which determination shall be conclusive in the absence of manifest error) pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate 1.00 – Eurodollar Rate Reserve Percentage

Notwithstanding the foregoing, if the Eurodollar Rate for a determination shall be less than zero, such rate shall be deemed to be zero for purposes of such determination under this Agreement.

“Eurodollar Rate Advance” means an Advance which bears interest as provided in Section 2.09(b).

“Eurodollar Rate Reserve Percentage” means, as of any day, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities.  The Eurodollar Rate for each outstanding Advance shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 7.01.

“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligations if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap (as defined by the Commodity Exchange Act), such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps (as defined by the Commodity Exchange Act) for which such guarantee or Lien is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal  withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.15 or reallocation pursuant to Section 2.16) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, additional amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14 and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” shall mean that certain Amended and Restated Credit Agreement dated as of October 28, 2009, among the Borrower, the Parent, certain affiliates of the Borrower party thereto, the lenders party thereto, and Wells Fargo Bank National Association, as administrative agent, collateral agent, and letter of credit issuer.

“Existing Lender” means each “Lender” (as defined in the Existing Credit Agreement) party to the Existing Credit Agreement on the date hereof.

“Exiting Lender” has the meaning set forth in Section 2.17 hereof.

“Expiration Date” means, with respect to any Letter of Credit, the date on which such Letter of Credit will expire or terminate in accordance with its terms.

“Extraordinary Cash Proceeds” means (a) with respect to any Disposition of assets, all cash and Liquid Investments received by any Loan Party or any Subsidiary from such Disposition after payment of, or provision for, all estimated cash taxes attributable to such Disposition and payable by such Loan Party or such Subsidiary, and other reasonable out of pocket fees and expenses actually incurred by such Loan Party or such Subsidiary directly in connection with such Disposition, (b) with respect to any settlement or litigation proceeding, the proceeds of such settlement or litigation proceeding after payment of all out of pocket fees and expenses actually incurred in connection with such settlement or proceeding, (c) with respect to any Casualty Event, the insurance proceeds or award or other compensation as a result of a Casualty Event after payment of all out of pocket fees and expenses actually incurred by the applicable Loan Party to receive such proceeds, and (d) with respect to any novation, assignment, unwinding, termination, or amendment of any hedge position or any other Hedging Contract, the sum of the cash and Liquid Investments received by any Loan Party or any Subsidiary in connection with such transaction after giving effect to any netting agreements.

“Facility Amount” has the meaning ascribed to it in the Existing Credit Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with Sections 1471 through 1474 of the Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Fee Letter” means, individually and collectively, (a) that certain fee letter agreement dated May 28, 2013, from Wells Fargo and Wells Fargo Securities, LLC to the Borrower, (b) that certain engagement and fee letter dated March 9, 2015 from Wells Fargo and Wells Fargo Securities, LLC to the Borrower, and (c) that certain amendment fee letter dated October 10, 2016 from Wells Fargo and Wells Fargo Securities to the Borrower..

“FERC” has the meaning set forth in Section 4.25(e) hereof.

“Financial Statements” means the audited financial statements, including the audited consolidated balance sheet, of the Borrower and its consolidated Subsidiaries as of fiscal year ended December 31, 2012, and the related audited consolidated statements of income, cash flow, and retained earnings of the Borrower and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been delivered to the Administrative Agent and the Lenders.

“Fixture Operating Equipment” means any of the items described in the first sentence of the definition of “Operating Equipment,” which, as a result of being incorporated into realty or structures or improvements located therein or thereon, with the intent that they remain there permanently, constitute fixtures under the laws of the state in which such equipment is located.

“Flood Laws” has the meaning set forth in Section 9.19 hereof.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Pro Rata Share of the outstanding Letter of Credit Exposure other than Letter of Credit Exposure as to which such Defaulting Lender’s participation obligation has been funded by it, reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of outstanding Swing Line Advances other than a Swing Line Advance as to which such Defaulting Lender’s participation obligation has been funded by it or reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.03.

“Gastar Merger” means the merger of Parent with and into Borrower, with Borrower being the surviving entity.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means (a)  each Subsidiary of the Borrower executing a Guaranty and (b) if the Gastar Merger is not consummated on or prior to December 31, 2013, and if requested by the Administrative Agent, the Parent upon execution of a Guaranty.

“Guaranty” means a guaranty agreement substantially the form of the attached Exhibit C and executed by a Guarantor, and “Guaranties” shall mean all such guaranties collectively.

“Hazardous Substance” means the substances identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radionuclides, radioactive materials, and medical and infectious waste.

“Hazardous Waste” means any substance or material regulated or designated as such pursuant to any Environmental Law, including without limitation, pollutants, contaminants, flammable substances and materials, explosives, radioactive materials, oil, petroleum and petroleum products, chemical liquids and solids, polychlorinated biphenyls, asbestos, toxic substances, and similar substances and materials.

“Hedge Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, puts, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that, a “Hedge Contract” shall not include any “Master Agreement” or other agreement that provides solely for the sale by any Loan Party or any Subsidiary of physical Hydrocarbons in exchange for cash in the ordinary course of its business.

“Hedge Event” means any unwinding, termination, or expiration, any novation or assignment by the applicable Loan Party, or any amendment that changes the price protection to the applicable Loan Party, of a BB Hedge.

“Hydrocarbon Hedge Agreement” means a Hedge Contract which is intended to reduce or eliminate the risk of fluctuations in the price of Hydrocarbons.

“Hydrocarbons” means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including, but not limited to, sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom.

“Immaterial Subsidiary” means any Subsidiary, when taken together with all other Subsidiaries that are not Guarantors at the time of determination, at such time has either assets or quarterly revenues of less than 2.00% of the consolidated assets or quarterly revenues of the Borrower and its consolidated Subsidiaries, in each case, based upon the most recent financial statements available to the Borrower; provided that, in any event, if any Subsidiary (i) provides a guarantee, collateral or any other credit support for any Debt of the Borrower or any other Subsidiary or (ii) incurs any Debt (other than purchase money indebtedness or capital leases incurred in the ordinary course of business and permitted under Section 6.02(b) and limited in amount as provided in Section 6.01(b)), such Subsidiary shall not be an Immaterial Subsidiary regardless of the value of its assets or amount of quarterly revenues.

“Indebtedness,” for any Person, means without duplication:

(a)indebtedness of such Person for borrowed money;

(b)obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c)all obligations of such Person to pay the deferred purchase price of Property or services (including, without limitation, obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person, but excluding trade accounts payable);

(d)obligations of such Person as lessee under Capital Leases and obligations of such Person in respect of synthetic leases;

(e)obligations of such Person under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing;

(f)obligations of such Person under any Hedge Contract;

(g)obligations of such Person owing in respect of preferred Equity Interests of such Person that is mandatorily redeemable;

(h)any obligations of such Person owing in connection with any volumetric or production prepayments;

(i)obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above;

(j)indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above secured by any Lien on or in respect of any Property of such Person; and

(k)all liabilities of such Person in respect of unfunded vested benefits under any Plan.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party or any Subsidiary under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Engineer” means Netherland Sewell & Associates, Inc., Wright & Company, Inc., or any other engineering firm acceptable to the Administrative Agent.

“Independent Engineering Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders, prepared by an Independent Engineer, with respect to the Oil and Gas Properties owned by any Loan Party or any Subsidiary (or to be acquired by any Loan Party or any Subsidiary, as applicable) which are or are to be included in the Borrowing Base, which report shall (a) specify the location, quantity, and type of the estimated Proven Reserves attributable to such Oil and Gas Properties, (b) contain a projection of the rate of production of such Oil and Gas Properties, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proven Reserves based on product price and cost escalation assumptions stated therein, and (d) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the Administrative Agent or any Lender.

“Indenture Intercreditor Agreement” means that certain Intercreditor Agreement dated as the Effective Date among the Borrower, the Agents, and the Second Lien Agent, and substantially in the form of Exhibit L hereto, as the same may from time to time be amended, modified, supplemented or restated as permitted therein.

“Interest Expense” means, for the Borrower and its consolidated Subsidiaries for any period, total interest, letter of credit fees, and other fees and expenses incurred in connection with any Indebtedness for such period, whether paid or accrued, including (i) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, imputed interest under Capital Leases, and net costs under Interest Hedge Agreements, all as determined in conformity with GAAP, and (ii) all interest, dividends, distributions, or other payments made in respect of preferred Equity Interests.

“Interest Hedge Agreement” means a Hedge Contract between the Borrower and one or more financial institutions providing for the exchange of nominal interest obligations between the Borrower and such financial institution or the cap of the interest rate on any Indebtedness of the Borrower.

“Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Reference Rate Advance into a Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.03 and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.03.  The duration of each such Interest Period shall be one, three or six months, in each case as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 a.m.  (Houston, Texas time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(a)the Borrower may not select any Interest Period which ends after the Commitment Termination Date;

(b)Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

(c)whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(d)any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month.

“Interim Financial Statements” means the unaudited financial statements of the Borrower and its Subsidiaries, including the consolidated balance sheet, for the fiscal quarter ended March 31, 2013 and including therein statements of income, cash flow, and retained earnings of the Borrower and its Subsidiaries for the fiscal quarter period then ended, copies of which have been delivered to the Administrative Agent.

“Internal Engineering Report” means a report, in form and substance satisfactory to the Administrative Agent and each Lender, prepared by the Borrower and certified by a Responsible Officer of the Borrower, addressed to the Administrative Agent and the Lenders with respect to the Oil and Gas Properties owned by any Loan Party or any Subsidiary (or to be acquired by any Loan Party or any Subsidiary, as applicable) which are or are to be included in the Borrowing Base, which report shall be in substantially the same form and provide substantially the same information that this Agreement requires to be included in the Independent Engineering Report together with such other information as is reasonably requested by the Administrative Agent or any Lender.

“Interest Coverage Ratio” means, as of a fiscal quarter end, the ratio of (a) the consolidated EBITDAX of the Borrower calculated for the four fiscal quarters then ended, to (b) the consolidated Interest Expense of the Borrower for the four fiscal quarters then ended.

"Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee (by guaranty or other arrangement) or assumption of Debt of, or purchase or other acquisition of any other Debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Issuing Lender” means Wells Fargo, and any successor issuing bank pursuant to Section 8.06.

“Leases” means all oil and gas leases, oil, gas and mineral leases, oil, gas and casinghead gas leases or any other instruments, agreements, or conveyances under and pursuant to which the owner thereof has or obtains the right to enter upon lands and explore for, drill, and develop such lands for the production of Hydrocarbons.

“Legal Requirement” means, as to any Person, any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations D, T, U, and X, which is applicable to such Person.

“Lender Parties” means Lenders, the Issuing Lenders, the Swing Line Lender, the Collateral Agent, and the Administrative Agent.

“Lender Swap Counterparty” means (a) any Person that is a Lender or Affiliate of a Lender on date hereof and that is a counterparty to any Hedge Contract with the Borrower or any Subsidiary listed on Schedule 4.20 and (b) any counterparty to any other Hedge Contract with the Borrower or any Subsidiary; provided that such counterparty is a Lender or an Affiliate of a Lender at the time such Hedge Contract is entered into.  For the avoidance of doubt, “Lender Swap Counterparty” shall not include any participant of a Lender pursuant to Section 9.07(d) other than to the extent such participant is otherwise a Lender or an Affiliate of a Lender.

“Lenders” means a party hereto that (a) is a lender listed on the signature pages of this Agreement on the date hereof or (b) is an Eligible Assignee that became a lender under this Agreement pursuant to Section 2.15 or 9.07.  Unless the context otherwise requires, the term “Lenders” references the Revolving Lenders and the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means, individually, any standby letter of credit issued or deemed issued by the Issuing Lender for the account of the Borrower in connection with the Commitments and that is subject to this Agreement, and “Letters of Credit” means all such letters of credit collectively.

“Letter of Credit Application” means the Issuing Lender’s standard form letter of credit application for standby letters of credit that has been executed by the Borrower and accepted by the Issuing Lender in connection with the issuance of a Letter of Credit.

“Letter of Credit Documents” means all Letters of Credit, Letter of Credit Applications, and agreements, documents, and instruments entered into in connection with or relating thereto.

“Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn maximum face amount of each Letter of Credit at such time plus (b) the aggregate unpaid amount of all Reimbursement Obligations at such time.

“Letter of Credit Obligations” means any obligations of the Borrower under this Agreement in connection with the Letters of Credit, including the Reimbursement Obligations.

“Leverage Ratio” means, as of a fiscal quarter end, the ratio of (a) the consolidated Indebtedness of the Borrower (including all Second Lien Debt but excluding all of Borrower’s obligations under any Hedge Contract) as of such fiscal quarter end to (b) the consolidated EBITDAX of the Borrower for the four fiscal quarter period then ended.

“Lien” means any mortgage, lien, pledge, assignment, charge, deed of trust, security interest, hypothecation, preference, deposit arrangement or encumbrance (or other type of arrangement having the practical effect of the foregoing) to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, synthetic lease, Capital Lease, or other title retention agreement).

“Liquid Investments” means:

(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States maturing within 180 days from the date of any acquisition thereof;

(b)negotiable or nonnegotiable certificates of deposit, time deposits, or other similar banking arrangements maturing within 180 days from the date of acquisition thereof (“bank debt securities”), issued by (A) any Lender (or any Affiliate of any Lender) or (B) any other bank or trust company so long as such certificate of deposit is pledged to secure the Borrower’s or any Subsidiaries’ ordinary course of business bonding requirements, or any other bank or trust company which has primary capital of not less than $500,000,000, if at the time of deposit or purchase, such bank debt securities are rated not less than ”AA” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group or of Moody’s Investors Service, Inc., and (ii) commercial paper issued by (A) any Lender (or any Affiliate of any Lender) or (B) any other Person if at the time of purchase such commercial paper is rated not less than “A‑1” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group or not less than “P‑1” (or the then equivalent) by the rating service of Moody’s Investors Service, Inc., or upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower with the consent of the Required Lenders;

(c)deposits in money market funds investing exclusively in investments described in clauses (a) and (b) above;

(d)repurchase agreements relating to investments described in clauses (a) and (b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital surplus and undivided profit of not less than $500,000,000, if at the time of entering into such agreement the debt securities of such Person are rated not less than “AA” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group or of Moody’s Investors Service, Inc.; and

(e)such other instruments (within the meaning of Article 9 of the UCC) as the Borrower may request and the Administrative Agent may approve in writing.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Documents, the Guaranties, the Security Instruments, the Fee Letter, the Indenture Intercreditor Agreement, any AutoBorrow Agreement, and each other agreement, instrument, or document executed by the Borrower, any Guarantor, or any of the Borrower’s or a Guarantor’s Subsidiaries or any of their officers at any time in connection with this Agreement.  For the avoidance of doubt, “Loan Documents” does not include Hedge Contracts.

“Loan Party” means the Borrower and each Guarantor.

“Marcellus Sale” means the sale of all, substantially all, or any material portion of, the Borrower’s Oil and Gas Properties located in the area commonly known as the Appalachian Basin, including the Marcellus Shale.

“Material Adverse Change” means a material adverse change in, or material adverse effect on (a) the business, operations, Properties or condition (financial or otherwise) of the Borrower and the other Loan Parties taken as a whole, (b) the ability of the Borrower or any Loan Party to perform any of its obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent or any other Agent, Issuing Bank or Lender under any Loan Document.

“Maturity Date” means November 14, 2017.

“Maximum Rate” means the maximum nonusurious interest rate under applicable law (determined under such laws after giving effect to any items which are required by such laws to be construed as interest in making such determination, including without limitation if required by such laws, certain fees and other costs).

“Minimum Collateral Amount” means, at any time, (i) with respect to cash collateral consisting of cash or deposit account balances, an amount equal to 104% of the Letter of Credit Exposure of the Issuing Lender with respect to Letters of Credit issued and outstanding at such time and 100% of the

Fronting Exposure of the Swing Line Lender with respect to the Swing Line Sublimit Amount and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Lender in their sole discretion.

“Mortgage” means each of the mortgages or deeds of trust executed by any one or more Loan Party in substantially the form of the attached Exhibit D or such other form as may be requested by either Agent, together with any assumptions or assignments of the obligations thereunder by any Loan Party, and “Mortgages” shall mean all of such Mortgages collectively.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

"Net Cash Proceeds" means, in connection with any Disposition, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of (a) amounts applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Disposition (other than any Lien pursuant to a Security Instrument), (b) attorneys’ fees, accountants’ fees, investment bank fees and other reasonable and customary fees and expenses actually incurred in connection therewith, (c) Tax Distribution amounts paid or payable in connection with such Disposition and (d) Taxes paid directly by any Loan Party or reasonably estimated to be paid or payable in connection therewith; provided that the evidence of each of the items described in clauses (a), (b), (c) and (d) hereof is provided to the Administrative Agent in form and substance reasonably satisfactory to it.

“Net Investment Amount” means, as of any date of determination, the amount equal to (a) the aggregate amount of Investments made by Loan Parties to Non-Guarantor Subsidiaries since the Effective Date, including the initial Investments made to create such Subsidiaries, minus (b) the aggregate amount of Restricted Payments made by Non-Guarantor Subsidiaries to the Loan Parties since the Effective Date (it being agreed that the amount of such Restricted Payment that constitute Property shall be deemed to be the purchase price for such Property that was acquired with the proceeds of Investments made by the Loan Parties to the Non-Guarantor Subsidiaries).

“Non-Consenting Lender” means any Lender that does not consent to a proposed agreement, amendment, waiver, consent or release with respect to this Agreement or any other Loan Document that (i) requires the consent of each Lender, including any increases to the Borrowing Base and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Guarantor Subsidiary” means any Immaterial Subsidiary so long as such Subsidiary is not a Guarantor.

“Notes” means the Revolving Notes and the Swing Line Notes.

“Notice of Borrowing” means a notice of borrowing in the form of the attached Exhibit F signed by a Responsible Officer of the Borrower.

“Notice of Conversion or Continuation” means a notice of conversion or continuation in the form of the attached Exhibit G signed by a Responsible Officer of the Borrower.

“Obligations” means all principal, interest (including post-petition interest), fees, reimbursements, indemnifications, and other amounts payable by the Borrower, any Guarantor or any of their respective Subsidiaries to the Administrative Agent, the Issuing Lender, the Swing Line Lender, or the Lenders under the Loan Documents, including without limitation, the Letter of Credit Obligations and Reimbursement Obligations.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Oil and Gas Properties” means fee mineral interests, term mineral interests, Leases, subleases, farm-outs, royalties, overriding royalties, net profit interests, carried interests, production payments and similar mineral interests, and all unsevered and unextracted Hydrocarbons in, under, or attributable to such oil and gas Properties and interests.

“One Month LIBOR” means, for any day, the rate of interest equal to the Eurodollar Rate then in effect for delivery of funds for a one (1) month period.

“Operating Equipment” means all surface or subsurface machinery, equipment, facilities, supplies or other Property of whatsoever kind or nature now or hereafter located on any of the Property affected by the Oil and Gas Properties which are useful for the production, treatment, storage or transportation of Hydrocarbons, including all oil wells, gas wells, water wells, injection wells, casing, tubing, rods, pumping units and engines, christmas trees, derricks, separators, gun barrels, flow lines, pipelines, tanks, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), supplies, derricks, wells, power plants, poles, cables, wires, meters, processing plants, compressors, dehydration units, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks, shipping facilities and all additions, substitutes and replacements for, and accessories and attachments to, any of the foregoing.  Operating Equipment shall not include any items incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain personalty under the laws of the state in which such equipment is located.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment required by the Borrower pursuant to Section 2.15 or made pursuant to Section 9.06).

“Parent” means Gastar Exploration, Ltd., an Alberta Canada corporation, and any permitted successor prior to the consummation of the Gastar Merger.

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“PDP Reserves” means the Proven Reserves which are categorized as both “developed” and “producing” under the definitions for oil and gas reserves promulgated by the Society of Petroleum Evaluation Engineers (or any generally recognized successor) as in effect at the time in question and reasonably acceptable to the Administrative Agent.

“Permit” means any approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Governmental Authority, including without limitation, an Environmental Permit.

“Permitted Liens” means the Liens permitted under Section 6.01.

“Permitted Subject Liens” means the Liens permitted under paragraphs (c) through (i) of Section 6.01.

“Permitted Tax Distributions” means Restricted Payments in the form of cash made by the Borrower to Parent in an amount equal to the income tax liabilities of the Parent attributable to the earnings of the Borrower for such tax years in which the Borrower is a pass-through entity or a member of a consolidated group for tax purposes (other than a consolidated group solely comprised of the Borrower and its Subsidiaries)(“Tax Distributions”); provided that (a) such amount may not exceed the amount actually required to be paid by the Parent in income tax attributable to such earnings, and (b) no later than 10 Business Days following the making of such Restricted Payment, the Borrower shall provide the Administrative Agent with a calculation of such attributable taxes in detail and form reasonably acceptable to the Administrative Agent); provided that, for purposes of determining the amount of

Permitted Tax Distributions under this Agreement, the calculation of the tax liability shall be based on consolidated earnings of the Borrower (and not on earnings of any other Subsidiary of the Parent).

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability corporation or company, limited liability partnership, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

“Plan” means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

“Pledge Agreement” means a pledge agreement in substantially the form of the attached Exhibit H and executed by the Borrower or any of its Subsidiaries or any of the Guarantors.

“Pro Rata Share” means, with respect to any Lender, the ratio (expressed as a percentage) of aggregate Commitments of such Lender to the aggregate Commitments of all the Lenders (or if such Commitments have been terminated, the ratio (expressed as a percentage) of outstanding Advances owing to such Lender to the aggregate outstanding Advances owing to all such Lenders.

“Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

“Proven Reserves” means, at any particular time, the estimated quantities of Hydrocarbons which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs attributable to Oil and Gas Properties included or to be included in the Borrowing Base under then existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made).

“PV10” means, (a) in respect of the PDP Reserves relating to any Loan Party’s Oil and Gas Properties set forth in the most recently delivered Engineering Report under Section 2.02(b), the present value of future cash flows set forth in such Engineering Report for such Oil and Gas Properties attributable to such PDP Reserves and (b) in respect of the PDP Reserves relating to any Loan Party’s Oil and Gas Properties set forth in the most recently delivered PDP Reserves certificate delivered under Section 5.06(s), the present value of future cash flows (discounted at ten percent (10%) per annum) for such Oil and Gas Properties attributable to such PDP Reserves calculated in accordance with SEC guidelines but using the Strip Price.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, (a) each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or (b) a Loan Party for which another Person who constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder can cause such Loan Party to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Realty Collateral” has the meaning set forth in the Mortgages.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Issuing Lender, as applicable.

“Reference Rate” means a fluctuating interest rate per annum as shall be in effect from time to time equal to the rate of interest publicly announced by Wells Fargo, as its reference rate, whether or not the Borrower has notice thereof.

“Reference Rate Advance” means an Advance which bears interest as provided in Section 2.09(a).

“Register” has the meaning set forth in paragraph (c) of Section 9.07.

“Regulations D, T, U, and X” mean Regulations D, T, U, and X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Reimbursement Obligations” means all of the obligations of the Borrower to reimburse the Issuing Lender for amounts paid by the Issuing Lender under Letters of Credit as established by the Letter of Credit Applications and Section 2.07(d).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” shall have the meaning set forth in CERCLA or under any other Environmental Law.

“Required Lenders” means, (a) at any time when there are more than two Lenders, Lenders holding at least 66⅔% of the aggregate Revolving Credit Exposure; provided that, if no Advances or Letter of Credit Obligations are then outstanding, “Required Lenders” shall mean Lenders having at least 66⅔% of the aggregate amount of the Commitments at such time and (b) at any time when there are one or two Lenders, all of the Lenders; provided further that, if there are two or more Lenders, the Commitment of, and the portion of the Advances and Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders unless all of the Lenders are Defaulting Lenders.

“Required Mortgage Percentage” means, (a) prior to the Amendment No. 9 Effective Date, at least 95% (by value) of the Proven Reserves and the Oil and Gas Properties relating thereto and, (b) from and after the Amendment No. 9 Effective Date, (i) at least 95% (by value) of the Proven Reserves and the Oil and Gas Properties relating thereto (other than the DrillCo Excluded Properties and all Proven Reserves attributable thereto) and (ii) 100% of the PDP Reserves attributable to the Required PDP Properties.

“Required PDP Properties” means (a) all Oil and Gas Properties attributable to DrillCo PDP Reserves and (b) Oil and Gas Properties attributable to PDP Reserves (other than DrillCo PDP Reserves),(i) the PV10 attributable to which exceeds $100,000 individually or (ii) the PV10 attributable to which does not exceed $100,000 individually but, together with all such other Oil and Gas Properties, exceeds $3,000,000 in the aggregate, in each case, as set forth in the most recently delivered Engineering Report under Section 2.02(b) or in a PDP Reserves certificate delivered under Section 5.06(s).

“Response” shall have the meaning set forth in CERCLA or under any other Environmental Law.

“Responsible Officer” means (a) with respect to any Person that is a corporation, such Person’s Chief Executive Officer, President, Chief Financial Officer, or Vice President, (b) with respect to any Person that is a limited liability company, a manager or the Responsible Officer of such Person’s managing member or manager, and (c) with respect to any Person that is a general partnership or a limited liability partnership, the Responsible Officer of such Person’s general partner or partners.

“Restricted Payment” means, with respect to any Person, (a) any direct or indirect dividend or distribution (whether in cash, securities or other Property) or any direct or indirect payment of any kind or character (whether in cash, securities or other Property) in consideration for or otherwise in connection with any Equity Interest of such Person, including any retirement, purchase, redemption or other acquisition of such Equity Interest, or any options, warrants or rights to purchase or acquire any such Equity Interest or (b) principal or interest payments (in cash, Property or otherwise) on, or redemptions of, subordinated debt of such Person; provided that the term “Restricted Payment” shall not include any dividend or distribution payable solely (i) in common Equity Interests or Borrower Series C Preferred Shares of such Person or warrants, options or other rights to purchase such Equity Interests, or (ii) in rights to purchase preferred Equity Interests of the Borrower in connection with a “poison pill” so long as such preferred Equity Interests are not redeemable for cash and the other terms of such preferred Equity Interests are substantially similar to those of the Borrower Series C Preferred Shares or are otherwise acceptable to the Administrative Agent.

“Revolving Advance” means an advance by a Lender to the Borrower pursuant to Section 2.01(a) as part of a Revolving Borrowing and refers to a Reference Rate Advance or a Eurodollar Rate Advance.

“Revolving Borrowing” means a borrowing consisting of Advances made on the same day by the Lenders pursuant to Section 2.01(a).

“Revolving Credit Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Advances and such Revolving Lender’s participation in Letter of Credit Obligations and Swing Line Advances at such time.

“Revolving Lenders” means Lenders having a Commitment or if such Commitments have been terminated, Lenders that are owed Revolving Advances.

“Revolving Note” means a promissory note of the Borrower payable to any Lender in the amount of such Lender’s Commitment, in substantially the form of the attached Exhibit E-1, evidencing indebtedness of the Borrower to such Lender resulting from Advances owing to such Lender.

“Sanctioned Country” means at any time, a country, region or territory which is itself, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“SEC” means the United States Securities and Exchange Commission.

“Second Lien Agent” means Wells Fargo or such other Person serving in the capacity as the “collateral trustee” under the Second Lien Note Agreement to the extent permitted under the Second Lien Note Agreement and the Indenture Intercreditor Agreement.

“Second Lien Debt” means the “Obligations” as defined in the Second Lien Note Agreement.

“Second Lien Loan Documents” means the Second Lien Note Agreement, the promissory notes executed and delivered pursuant to the Second Lien Note Agreement, the Indenture Intercreditor Agreement and each other agreement, instrument, or document executed by the Borrower, any of its Subsidiaries or any of their respective Responsible Officers in connection with the Second Lien Note Agreement.

“Second Lien Note Agreement” means the Indenture dated as of May 15, 2013, among the Borrower and Second Lien Agent, as amended, supplemented, restated, extended, substituted, increased, replaced, renewed, refinanced or otherwise modified but only to the extent permitted under the terms of the Indenture Intercreditor Agreement.

“Second Lien Notes” means the senior, second-lien secured notes issued pursuant to that certain Indenture, dated as of May 15, 2013, by and among the Borrower and the Second Lien Agent.

“Secured Obligations” means (a) all Obligations, (b) all obligations of the Borrower, any Guarantor or any of their respective Subsidiaries owing to any Lender Swap Counterparty under any Hedge Contract; provided that, (i) when any Lender Swap Counterparty assigns or otherwise transfers any interest held by it under any Hedge Contract to any other Person pursuant to the terms of such agreement, the obligations thereunder shall constitute Secured Obligations only if such assignee or transferee is also then a Lender or an Affiliate of a Lender and (ii) if a Lender Swap Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, obligations owing to such Lender Swap Counterparty shall be included as Secured Obligations only to the extent such obligations arise from transactions under such individual Hedge Contracts (and not the Master Agreement between such parties) entered into prior to the date hereof or at the time such Lender Swap Counterparty was a Lender hereunder or an Affiliate of a Lender hereunder, without giving effect to any extension, increases, or modifications thereof which are made after such Lender Swap Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, and (c) the Banking Services Obligations.  Notwithstanding anything to the contrary contained herein, “Secured Obligations” shall not include the Excluded Swap Obligations.

“Secured Parties” means the Administrative Agent, the Collateral Agent, the Issuing Lender, the Lenders, the Lender Swap Counterparties, and the Banking Service Providers.

“Security Agreements” means the Security Agreements, each in substantially the form of the attached Exhibit I, executed by the Borrower, any of its Subsidiaries, or any of the Guarantors, and if applicable, the Collateral Agent.

“Security Instruments” means, collectively, (a) the Mortgages, (b) the Transfer Letters, (c) the Pledge Agreements, (d) the Security Agreements, (e) each other agreement, instrument or document executed at any time in connection with the Pledge Agreements, the Security Agreements, or the

Mortgages, (f) each agreement, instrument or document executed in connection with the Cash Collateral Account; and (g) each other agreement, instrument or document executed at any time in connection with securing the Secured Obligations.

“Senior Secured Leverage Ratio” means, as of a fiscal quarter end, the ratio of (a)(i) the consolidated secured Indebtedness of the Borrower (excluding all Second Lien Debt) as of such fiscal quarter end minus (ii) the consolidated Available Cash of the Borrower as of such fiscal quarter end, to (b) the consolidated EBITDAX of the Borrower for the four fiscal quarter period then ended.

“Senior Secured Leverage Ratio (Limited)” means, as of a fiscal quarter end, the ratio of (a)(i) the consolidated secured Indebtedness of the Borrower (excluding all Second Lien Debt) as of such fiscal quarter end minus (ii) the lesser of (A) consolidated Available Cash of the Borrower as of such fiscal quarter end and (B) $5,000,000, to (b) the consolidated EBITDAX of the Borrower for the four fiscal quarter period then ended.

“Solvent” means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged.  In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“South Stack Oil and Gas Property” means any Oil and Gas Property located in (i) the following locations in Canadian County, Oklahoma: Township 13 North – Range 5 West, Township 13 North – Range 6 West, Township 13 North – Range 7 West, Township 14 North – Range 5 West, or Township 14 North – Range 6 West; or (ii) the following location in Kingfisher County, Oklahoma: Township 15 North – Range 5 West.

“Strip Price” means, at any time, the forward month price curve as available and quoted in the Kiodex Global NYMEX WTI for oil and the Kiodex Global NYMEX Henry Hub for gas, as of the determination date and applicable to such future production months utilizing for any interim reports actual by month prices for any remaining portion of the current calendar year and the following calendar year or for year-end reports by month for the subsequent 24 months and thereafter the annual average of such forward month price curve.  For all future periods beyond the periods reflected in the forward month price curve, the price will be held constant thereafter based on the average of the last twelve month period reflected in the forward price curve.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any Person, a majority of whose outstanding Voting Securities (other than directors’ qualifying shares) shall at any time be owned by such parent or one or more Subsidiaries of such parent.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Advance” means an advance by the Swing Line Lender to the Borrower as part of a Swing Line Borrowing.

“Swing Line Borrowing” means the Borrowing consisting of a Swing Line Advance made by the Swing Line Lender pursuant to Section 2.03(g) or, if an AutoBorrow Agreement is in effect, any transfer of funds pursuant to such AutoBorrow Agreement.

“Swing Line Lender” means Wells Fargo, in its capacity as lender of Swing Line Advances hereunder.

“Swing Line Note” means a promissory note of the Borrower payable to the Swing Line Lender, in substantially the form of the attached Exhibit E-2, evidencing indebtedness of the Borrower to the Swing Line Lender resulting from Swing Line Advances owing to such Lender.

“Swing Line Payment Date” means (a) if an AutoBorrow Agreement is in effect, the earliest to occur of (i) the date required by such AutoBorrow Agreement, (ii) demand is made by the Swing Line Lender, (iii) the first day of each month, (iv) the fifteenth day of each month, (v) the last day of each month, and (vi) the Commitment Termination Date, or (b) if an AutoBorrow Agreement is not in effect, the earlier to occur of (i) three (3) Business Days after demand is made by the Swing Line Lender if no Default exists, and otherwise upon demand by the Swing Line Lender, (ii) the first day of each month, (iii) the fifteenth day of each month, (iv) the last day of each month, and (v) the Commitment Termination Date.

“Swing Line Sublimit Amount” means $5,000,000; provided that, on and after the Commitment Termination Date, the Swing Line Sublimit Amount shall be zero.

“Tax Distribution” has the meaning set forth in the definition of Permitted Tax Distributions.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Event” means (a) a reportable event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30‑day notice to the PBGC under such regulations), (b) the withdrawal of the Borrower or any of its Affiliates from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Transfer Letters” means, collectively, the letters in lieu of transfer orders in substantially the form of the attached Exhibit J and executed by the Borrower, any Guarantor or any of their respective Subsidiaries executing a Mortgage.

“Type” has the meaning set forth in Section 1.04.

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Voting Securities” means (a) with respect to any corporation (including any unlimited liability company), capital stock of such corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and

(c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers (or the individuals performing similar functions) of such limited liability company.

“Wellbore Lien” means, with respect to any DrillCo PDP Reserves of a Loan Party attributable to a particular well, a Lien (including a real property mortgage on and a locally, and, if applicable, centrally, filed financing statement covering fixtures and as-extracted collateral) on (i) the interest of the relevant Loan Party in and to such well, the associated wellbore and the associated fixtures and as-extracted collateral, and (ii) the interest of such Loan Party in and to the Leases or other Oil and Gas Properties attributable to such DrillCo PDP Reserves, but only insofar as such Leases or other Oil and Gas Properties are necessary to produce, operate, maintain, and plug and abandon such well.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02Computation of Time Periods.  In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

Section 1.03Accounting Terms; Changes in GAAP.  Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof) be prepared, in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which prior to the delivery of the first financial statements under Section 5.06 hereof, shall mean the Financial Statements and the Interim Financial Statements).  All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements furnished to the Lenders pursuant to Section 5.06 hereof most recently delivered prior to or concurrently with such calculations (or, prior to the delivery of the first financial statements under Section 5.06 hereof, used in the preparation of the Financial Statements and the Interim Financial Statements).  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  In addition, all calculations and defined accounting terms used herein shall, unless expressly provided otherwise, when referring to any Person, refer to such Person on a consolidated basis and mean such Person and its consolidated subsidiaries.

Section 1.04Classes and Types of Advances.  Advances are distinguished by “Class” and “Type.”  The “Class” of an Advance refers to the determination of whether such Advances is a Revolving Advance or a Swing Line Advances.  The “Type” of an Advance refers to the determination whether such Advance is a Eurodollar Rate Advance or Reference Rate Advance as determined in accordance with Section 2.03.

Section 1.05Miscellaneous.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II
CREDIT FACILITIES

Section 2.01Commitment for Revolving Advances.

(a)Revolving Advances.  Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Advances to the Borrower from time to time on any Business Day during the period from the date of this Agreement until the Commitment Termination Date; provided that, after giving effect to such Revolving Advances, each Lender’s Revolving Credit Exposure shall not exceed the lesser of such Lender’s Commitment at such time and such Lender’s Pro Rata Share of the Borrowing Base then in effect.  Each Borrowing shall, in the case of Borrowings consisting of Reference Rate Advances, be in an aggregate amount not less than $1,000,000 and in integral multiples of $250,000 in excess thereof, and in the case of Borrowings consisting of Eurodollar Rate Advances, be in an aggregate amount not less than $3,000,000 and in integral multiples of $1,000,000 in excess thereof, and in each case shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments.  Subject to the terms of this Agreement, the Borrower may from time to time borrow, prepay, and reborrow Advances.

(b)Evidence of Indebtedness.  The Advances made by each Lender, and the Swing Line Advances made by the Swing Line Lender, shall be evidenced by one or more accounts or records maintained by such Lender or the Swing Line Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent, the Swing Line Lender and the Lenders shall be conclusive absent manifest error of the amount of the Advances made by such Lenders and Swing Line Lender to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) the applicable Notes which shall evidence such Lender’s Revolving Advances to the Borrower in addition to such accounts or records.  Upon the request of the Swing Line Lender to the Borrower, the Borrower shall execute and deliver to the Swing Line Lender a Swing Line Note which shall evidence the Swing Line Advances to the Borrower in addition to such accounts or records.  Each Lender and the Swing Line Lender may attach schedules to such Notes with the date, Type (if applicable), amount, and maturity of its Advances and payments with respect thereto.  In addition to the accounts and records referred to in the immediately preceding sentences, each Lender, Issuing Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit.  In the event of any conflict between the Register and the corresponding accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the Register and the corresponding accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.02Borrowing Base.

(a)Borrowing Base.  The initial Borrowing Base in effect as of Effective Date has been set by the Administrative Agent and the Lenders and acknowledged by the Borrower as $50,000,000.  Such initial Borrowing Base shall remain in effect until the next redetermination made pursuant to this Section 2.02.  The Borrowing Base shall be determined in accordance with the standards set forth in Section 2.02(d) and is subject to periodic redetermination pursuant to Sections 2.02(b) and 2.02(c) and mandatory reductions pursuant to Section 2.02(d).

(b)Calculation of Borrowing Base.

(i)The Borrower shall deliver to the Administrative Agent and the Lenders on or before each February 28th, beginning February 28, 2014, an Independent Engineering Report dated effective as of the immediately preceding December 31st, and such other information as may be reasonably requested by any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base.  In the normal course of business (but in any event within 60 days after the Administrative Agent’s and the Lenders’ receipt of such Independent Engineering Report and other information), (A) the Administrative Agent shall deliver to each Lender the Administrative Agent’s recommendation for the redetermined Borrowing Base (which, regardless of when such Borrowing Base takes effect, will be "as of" May 1st of such year unless otherwise provided in writing by the Borrower and requisite Lenders determining such Borrowing Base), (B) the Administrative Agent and the Lenders shall redetermine the Borrowing Base in accordance with Section 2.02(d), and (C) the Administrative Agent shall promptly notify the Borrower in writing of the amount of the Borrowing Base as so redetermined.

(ii)The Borrower shall deliver to the Administrative Agent and the Lenders, on or before each August 31st, beginning August 31, 2013, an Internal Engineering Report dated effective as of the immediately preceding June 30th and such other information as may be reasonably requested by the Administrative Agent or any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base.  In the normal course of business (but in any event within 60 days after the Administrative Agent’s and the Lenders’ receipt of such Internal Engineering Report and other information), (A) the Administrative Agent shall deliver to each Lender the Administrative Agent’s recommendation for the redetermined Borrowing Base (which, regardless of when such Borrowing Base takes effect, will be "as of" November 1st of such year), (B) the Administrative Agent and the Lenders shall redetermine the Borrowing Base in accordance with Section 2.02(d), and (C) the Administrative Agent shall promptly notify the Borrower in writing of the amount of the Borrowing Base as so redetermined.

(iii)In the event that the Borrower does not furnish to the Administrative Agent and the Lenders the Independent Engineering Report, Internal Engineering Report or other information specified in clauses (i) and (ii) above by the date specified therein, the Administrative Agent and the

Lenders may nonetheless redetermine the Borrowing Base and redesignate the Borrowing Base from time-to-time thereafter in their sole discretion until the Administrative Agent and the Lenders receive the relevant Independent Engineering Report, Internal Engineering Report, or other information, as applicable, the Administrative Agent and the Lenders shall redetermine the Borrowing Base as otherwise specified in this Section 2.02.

(iv)Each delivery of an Engineering Report (including, without limitation, the initial Engineering Report delivered pursuant to Section 3.01) by the Borrower to the Administrative Agent and the Lenders shall constitute a representation and warranty by the Borrower to the Administrative Agent and the Lenders that (A) the Borrower and the Guarantors, as applicable, own the Oil and Gas Properties specified therein (other than any thereof that have been Disposed of since the date of such Engineering Report in a Disposition permitted by this Agreement) free and clear of any Liens (except Permitted Liens), (B) on and as of the date of such Engineering Report each Oil and Gas Property identified as PDP Reserves therein was developed for oil and gas, and the wells pertaining to such Oil and Gas Properties that are described therein as producing wells (“Wells”), were each producing oil and/or gas in paying quantities, except for Wells that were utilized as water or gas injection wells, carbon dioxide wells or as water disposal wells (each as noted in such Engineering Report), (C) the descriptions of quantum and nature of the record title interests of the Borrower and the Guarantors, as applicable, set forth in such Engineering Report include the entire record title interests of the Borrower and the Guarantors in such Oil and Gas Properties, are complete and accurate in all respects, and take into account all Permitted Liens, (D) there are no “back-in” or “reversionary” interests held by third parties which could reduce the interests of the Borrower or any of the Guarantors in such Oil and Gas Properties except as set forth in Engineering Report, (E) no operating or other agreement to which the Borrower or any of the Guarantors is a party or by which the Borrower or any of the Guarantors is bound affecting any part of such Oil and Gas Properties requires the Borrower or any of the Guarantors to bear any of the costs relating to such Oil and Gas Properties greater than the record title interest of the Borrower or any of the Guarantors in such portion of the such Oil and Gas Properties as set forth in such Engineering Report, except in the event the Borrower or any of the Guarantors is obligated under an operating agreement to assume a portion of a defaulting party’s share of costs, and (F) the Borrower’s and the Guarantors’ ownership of the Hydrocarbons and the undivided interests in the Oil and Gas Properties as specified in such Engineering Report (i) will, after giving full effect to all Permitted Liens, afford the Borrower or the applicable Guarantor not less than those net interests (expressed as a fraction, percentage or decimal) in the production from or which is allocated to such Hydrocarbons specified as net revenue interest in such Engineering Report and (ii) will cause the Borrower or the applicable Guarantor to bear not more than that portion (expressed as a fraction, percentage or decimal), specified as working interest in such Engineering Report, of the costs of drilling, developing and operating the wells identified in such Engineering Report or identified in the exhibits to the Mortgages encumbering such Oil and Gas Properties (except for any increases in working interest with a corresponding increase in the net revenue interest in such Oil and Gas Property).

(c)Interim Redeterminations.  In addition to the scheduled Borrowing Base redeterminations provided for in Section 2.02(b), the Borrowing Base may be further redetermined by the Lenders as follows, in each case, based on such information as the Administrative Agent and the Lenders deem relevant (but in accordance with Section 2.02(d)):

(i) the Administrative Agent may, and shall at the request of the Required Lenders, make a redetermination of the Borrowing Base during any six-month period between scheduled redeterminations;

(ii) the Administrative Agent shall, at the request of the Borrower, make a redetermination of the Borrowing Base during any six-month period between scheduled redeterminations;

(iii) during the Designated Period, the Administrative Agent and the Lenders shall make additional redeterminations of the Borrowing Base in connection with each Disposition of Oil and Gas Properties (whether completed in one transaction or series of transactions) with a purchase price equal to or greater than $5,000,000 (excluding the Marcellus Sale which triggers the automatic reduction provided for in Section 2.02(d)(ii)); provided that (A) each such redetermination shall be triggered upon the earlier of (x) the execution by the Borrower of definitive documentation for the applicable Disposition and (y) the date on which the applicable Disposition is consummated, and (B) the applicable Borrowing Base redetermination effected under this clause (iii) shall become effective on the date such applicable Disposition is consummated;

(iv)the Administrative Agent and the Lenders shall make an additional redetermination of the Borrowing Base on or about August 1, 2016 with an “as of” date of August 1, 2016 (or such earlier date as agreed to by the Administrative Agent, the Required Lenders and the Borrower or such later date as agreed to by the Administrative Agent and the Required Lenders), and the Borrower hereby agrees to deliver to the Administrative Agent and the Lenders on or before July 8, 2016 an Internal Engineering Report or an Independent Engineering Report (as selected by the Borrower) dated effective as of July 1, 2016 and such other information as may be reasonably requested by any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base; and

(v) the Administrative Agent and the Lenders may make additional redeterminations of the Borrowing Base in connection with any Disposition of Oil and Gas Properties or any Hedge Event if, after giving effect thereto, the sum of (A) the BB Value of all Dispositions of Oil and Gas Properties made since the date of the most recent scheduled Borrowing Base redetermination and (B) the BB Value of all such Hedge Events since the date of the most recent scheduled Borrowing Base redetermination, equals or exceeds 10% of the Borrowing Base then in effect.

For the avoidance of doubt, such additional redeterminations of the Borrowing Base shall not constitute nor be construed as a consent to any transaction or proposed transaction that would not be permitted under the terms of this Agreement.  The party requesting the redetermination under clause (i) or (ii) above shall give the other party at least 10 days’ prior written notice that a redetermination of the Borrowing Base pursuant to such applicable clause is to be performed; provided that, no such prior written notice shall be required for any redetermination made by the Lenders during the existence of a Default.  It is understood and agreed that no prior notice is required in connection with any redetermination under clause (iii), (iv) or (v) above.  In connection with any redetermination of the Borrowing Base under this Section 2.02(c), the Borrower shall provide the Administrative Agent and the Lenders with such information regarding the Borrower and the Guarantors’ business (including, without limitation, its Oil and Gas Properties, the Proven Reserves, and production relating thereto) as the Administrative Agent or any Lender may reasonably request; provided that, in the case of requests for an increase to the Borrowing Base of $1,000,000 or more, the request of an updated Internal Engineering Report is deemed to be reasonable.  In the event that the Borrower does not furnish to the Administrative Agent and the Lenders the Independent Engineering Report or Internal Engineering Report or other information specified in clauses (iv) above by the date specified therein, the Administrative Agent and the Lenders may nonetheless redetermine the Borrowing Base in their sole discretion.  The Administrative Agent shall promptly notify the Borrower in writing of each redetermination of the Borrowing Base pursuant to this Section 2.02(c) and the amount of the Borrowing Base as so redetermined.

(d)Mandatory Reduction.

(i)  If any Disposition of Oil and Gas Properties (excluding the Marcellus Sale which triggers the automatic reduction provided for in Section 2.02(d)(ii) or any Disposition that triggers a Borrowing Base redetermination under Section 2.02(c)(iii)) or Hedge Event has the effect of causing the sum of (i) the BB Value of all Dispositions of Oil and Gas Properties made since the date of the most recent scheduled Borrowing Base redetermination (including such Disposition but excluding the Marcellus Sale which triggers the automatic reduction provided for in Section 2.02(d)(ii) and any Disposition that triggers a Borrowing Base redetermination under Section 2.02(c)(iii)) and (ii) the BB Value of all Hedge Events since the date of the most recent scheduled Borrowing Base redetermination (including such Hedge Event) to exceed 5% of the Borrowing Base then in effect, then effective as of the date such Disposition is consummated or such Hedge Event is effected, as applicable, the Borrowing Base shall be automatically reduced by the BB Value of Oil and Gas Properties that are covered by such Disposition and by the BB Value of such Hedge Event.

(ii) On the earlier of (A) April 10, 2016 and (B) the date the Marcellus Sale is consummated, the Borrowing Base shall automatically reduce to $100,000,000 unless the Borrowing Base had already been reduce to a number lower than $100,000,000 prior thereto.

(iii) On the occurrence of each Hedge Event, the Borrowing Base shall automatically reduce by an amount equal to the Extraordinary Cash Proceeds resulting from such Hedge Event.

(e)Standards for Redetermination.  Each redetermination of the Borrowing Base by the Administrative Agent and the Lenders pursuant to this Section 2.02 shall be made (i) in the sole discretion of the Administrative Agent and the Lenders (but in accordance with the other provisions of this Section 2.02(e)), (ii) in accordance with the Administrative Agent’s and the Lenders’ customary internal standards and practices for valuing and redetermining the value of Oil and Gas Properties in connection with reserve based oil and gas loan transactions, (iii) in conjunction with the most recent Independent Engineering Report or Internal Engineering Report, as applicable, or other information received by the Administrative Agent and the Lenders relating to the Proven Reserves of the Borrower and the Guarantors, and (iv) based upon the estimated value of the Proven Reserves (other than any Proven Reserves attributable to any DrillCo Excluded Property) owned by the Borrower and the Guarantors as determined by the Administrative Agent and the Lenders.  In valuing and redetermining the Borrowing Base, the Administrative Agent and the Lenders may also consider the business, financial condition, and Indebtedness obligations of the Borrower and the Guarantors and such other factors as the Administrative Agent and the Lenders customarily deem appropriate, including without limitation, commodity price assumptions, projections of production, operating expenses, general and administrative expenses, capital costs, working capital requirements, liquidity evaluations, dividend payments, environmental costs, and legal costs.  In that regard, the Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is essential for the adequate protection of the Administrative Agent and the Lenders.  No Proven Reserves shall be included or considered for inclusion in the Borrowing Base unless the Administrative Agent shall have received, at the Borrower’s expense, (A) evidence of title reasonably satisfactory in form and substance to the Administrative Agent covering at least 85% (by value) (and from and after February 10, 2016 at least 95% (by value)) of the Proven Reserves and the Oil and Gas Properties relating thereto and (B) Mortgages and such other Security Instruments requested by either Agent to the extent necessary to cause the Collateral Agent to have an Acceptable Security Interest in the Required Mortgage Percentage.  At all

times after the Administrative Agent has given the Borrower notification of a redetermination of the Borrowing Base under this Section 2.02, the Borrowing Base shall be equal to the redetermined amount or such lesser amount designated by the Borrower and disclosed in writing to the Administrative Agent and the Lenders until the Borrowing Base is subsequently redetermined in accordance with this Section 2.02; provided that the Borrower shall not request that the Borrowing Base be reduced to a level that would result in a Borrowing Base Deficiency.  Notwithstanding anything herein to the contrary, (x) to the extent the redetermined Borrowing Base is less than or equal to the Borrowing Base in effect prior to such redetermination, such redetermined Borrowing Base must be approved by the Administrative Agent and the Required Lenders, and (y) to the extent the redetermined Borrowing Base is greater than the Borrowing Base in effect prior to such redetermination, such redetermined Borrowing Base must be approved by the Administrative Agent and all of the Lenders.

Section 2.03Method of Borrowing.

(a)Notice.  Each Borrowing (other than the Borrowings to be made on the Effective Date), shall be made pursuant to the applicable Notice of Borrowing given by Borrower to Administrative Agent not later than (i) 11:00 a.m. (Houston, Texas time) on the third Business Day before the date of the proposed Borrowing, in the case of a Eurodollar Rate Advance or (ii) 11:00 a.m. (Houston, Texas time) on the Business Day before the date of the proposed Borrowing, in the case of a Reference Rate Advance, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice of such proposed Borrowing, by facsimile or by electronic mail.  The Borrowings to be made on the Effective Date shall be made pursuant to the applicable Notices of Borrowing given not later than 11:00 a.m. (Houston, Texas time) on the Effective Date by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice of such proposed Borrowing, by facsimile or by electronic mail.  Each Notice of Borrowing shall be by facsimile or by electronic mail (with a PDF file of the executed Notice of Borrowing attached), specifying (i) the requested date of such Borrowing, (ii) the requested Type and Class of Advances comprising such Borrowing, (iii) the aggregate amount of such Borrowing, and (iv) if such Borrowing is to be comprised of Eurodollar Rate Advances, the requested Interest Period for each such Advance; provided that, and all Borrowings to be made on the Effective Date shall consist only of Reference Rate Advance which may, subject to the terms of this Agreement, be thereafter Converted into Eurodollar Rate Advances.  In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.9(b).  Each Lender shall, before 12:00 noon (Houston, Texas time) on the date of such Borrowing, make available for the account of its applicable Lending Office to the Administrative Agent at its address referred to in Section 9.02, or such other location as the Administrative Agent may specify by notice to the Lenders, in same day funds, such Lender’s pro rata share of such Borrowing.  After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at its account with the Administrative Agent or as otherwise directed by the Borrower with written notice to the Administrative Agent.

(b)Conversions and Continuations.  In order to elect to Convert or continue a Revolving Advance under this paragraph, the Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Administrative Agent at the Administrative Agent’s office no later than 11:00 a.m. (Houston, Texas time) (i) on the Business Day before the date of the proposed conversion date in the case of a Conversion to a Reference Rate Advance and (ii) at least three Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to, or a continuation of, a Eurodollar Rate Advance.  Each such Notice of Conversion or Continuation shall be in writing or by facsimile or by electronic mail (with a PDF file of the executed Notice of Conversion or Continuation attached), specifying (i) the requested Conversion or continuation date (which shall be a Business Day), (ii) the amount, Type, and Class of the Advance to be Converted or continued, (iii) whether a Conversion or continuation is requested and, if a Conversion, into what Type of Advance, and (iv) in the case of a Conversion to, or a continuation of, a Eurodollar Rate Advance, the requested Interest Period.  Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each Lender with a copy thereof and, in the case of a Conversion to or a Continuation of a Eurodollar Rate Advance, notify each Lender of the applicable interest rate under Section 2.09(b).  The portion of Advances comprising part of the same Borrowing that are Converted to Advances of another Type shall constitute a new Borrowing.

(c)Certain Limitations.  Notwithstanding anything to the contrary contained in paragraphs (a) and (b) above:

(i)at no time shall there be more than eight Interest Periods applicable to outstanding Eurodollar Rate Advances and the Borrower may not select Eurodollar Rate Advances for any Borrowing at any time that a Default has occurred and is continuing.

(ii)if any Lender shall, at least one Business Day before the date of any requested Borrowing, Conversion, or continuation, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any Legal Requirement makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its Lending Office to perform its obligations under this Agreement to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances, the right of the Borrower to select Eurodollar Rate Advances from such Lender shall be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and the Advance made by such Lender in respect of such Borrowing, Conversion, or continuation shall be a Reference Rate Advance;

(iii)if the Administrative Agent is unable to determine the Eurodollar Rate for Eurodollar Rate Advances comprising any requested Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Reference Rate Advance;

(iv)if the Required Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Eurodollar Rate for Eurodollar Rate Advances comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Eurodollar Rate Advances, as the case may be, for such Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Reference Rate Advance; and

(v)if the Borrower shall fail to select the duration or continuation of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01 and paragraph (b) above, the Administrative Agent shall forthwith so notify the Borrower and the Lenders and such Advances shall be made available to the Borrower on the date of such Borrowing as Reference Rate Advances or, if an existing Advance, Convert into Reference Rate Advances.

(d)Notices Irrevocable.  Each Notice of Borrowing and Notice of Continuation or Conversion delivered by the Borrower hereunder, including its deemed request for borrowing made hereunder, shall be irrevocable and binding on the Borrower.

(e)Funding by Lenders; Administrative Agent Reliance.  Unless the Administrative Agent shall have received notice from a Lender before the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of any Borrowing, the Administrative Agent may assume that such Lender has made its Pro Rata Share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.03(a), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent that such Lender shall not have so made its Pro Rata Share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on such day to Advances comprising such Borrowing and (ii) in the case of such Lender, the lesser of (A) the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) the Maximum Rate.  If such Lender shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

(f)Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the lesser of (i) the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) the Maximum Rate.

(g)Swing Line Advances.

(i)Facility.  On the terms and conditions set forth in this Agreement, and if an AutoBorrow Agreement is in effect, subject to the terms and conditions of such AutoBorrow Agreement, the Swing Line Lender may, in its sole discretion, from time-to-time on any Business Day during the period from the date of this Agreement until the last Business Day occurring before the Commitment Termination Date, make Swing Line Advances to the Borrower which shall be due and payable on the Swing Line Payment Date (except that no Swing Line Advance may mature after the Commitment Termination Date), and in an aggregate outstanding principal amount not to exceed the Swing Line Sublimit Amount at any time; provided that (A) no Swing Line Advance shall be made by the Swing Line Lender if the conditions set forth in Section 3.02 have not been met as of the date of such Swing Line Advance, it being agreed by the Borrower that the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Swing Line Advance shall constitute a representation and warranty by the Borrower that on the date of such Swing Line Advance such conditions have been met; (B) only if an AutoBorrow Agreement is not in effect, each Swing Line Advance shall be in an aggregate amount not less than $500,000 and in integral multiples of $100,000 in excess thereof; (C) if an AutoBorrow Agreement is in effect, such additional terms and conditions of such AutoBorrow Agreement shall have been satisfied, and in the event that any of the terms of this Section 2.03(g)(i) conflict with such AutoBorrow Agreement, the terms of the AutoBorrow Agreement shall govern and control; and (D) after giving effect to such Swing Line Advance, the aggregate Revolving Credit Exposure of the Lenders shall not exceed the lesser of the aggregate Commitments in effect at such time and the Borrowing Base in effect at such time.   No Lender shall have any rights or obligations under any AutoBorrow Agreement, but each Lender shall have the obligation to purchase and fund risk participations in the Swing Line Advances and to refinance Swing Line Advances as provided below.  The indebtedness of the Borrower to the Swing Line Lender resulting from Swing Line Advances shall be evidenced as set forth in Section 2.01(b).

(ii)Prepayment.  Within the limits expressed in this Agreement, amounts advanced pursuant to Section 2.03(g)(i) may from time to time be borrowed, prepaid without penalty, and reborrowed.  If the aggregate outstanding principal amount of the Swing Line Advances ever exceeds the Swing Line Sublimit Amount, the Borrower shall prepay to the Swing Line Lender outstanding principal of the Swing Line Advances such that such excess is eliminated.  If an AutoBorrow Agreement is in effect, each prepayment of a Swing Line Borrowing shall be made as provided in such AutoBorrow Agreement.

(iii)Reimbursements for Swing Line Obligations.

(A)With respect to the Swing Line Advances and the interest, premium, fees, and other amounts owed by the Borrower to the Swing Line Lender in connection with the Swing Line Advances, the Borrower agrees to pay to the Swing Line Lender such amounts when due and payable to the Swing Line Lender under the terms of this Agreement and, if an AutoBorrow Agreement is in effect, in accordance with the terms of such AutoBorrow Agreement.  If the Borrower does not pay to the Swing Line Lender any such amounts when due and payable to the Swing Line Lender, the Swing Line Lender may upon notice to the Administrative Agent request the satisfaction of such obligation by the making of a Revolving Borrowing in the amount of any such amounts not paid when due and payable.  Upon such request, the Borrower shall be deemed to have requested the making of a Revolving Borrowing in the amount of such obligation and the transfer of the proceeds thereof to the Swing Line Lender.  The Revolving Borrowings requested pursuant to this Section 2.03(g)(iii)(A) may exceed the Borrowing Base by an amount not to exceed the Swing Line Sublimit Amount.  The Administrative Agent shall promptly forward notice of such Revolving Borrowing to the Borrower and the Lenders, and each Lender shall, regardless of whether (1) the conditions in Section 3.02 have been met, (2) such notice complies with Section 2.03(a), or (3) a Default exists, make available such Lender’s ratable share of such Revolving Borrowing to the Administrative Agent, and the Administrative Agent shall promptly deliver the proceeds thereof to the Swing Line Lender for application to such amounts owed to the Swing Line Lender.  The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Swing Line Lender to make such requests for Revolving Borrowings on behalf of the Borrower, and the Lenders to make Revolving Advances to the Administrative Agent for the benefit of the Swing Line Lender in satisfaction of such obligations.  The Administrative Agent and each Lender may record and otherwise treat the making of such Revolving Borrowings as the making of a Revolving Borrowing to the Borrower under this Agreement as if requested by the Borrower.  Nothing herein is intended to release the Borrower’s obligations under the Swing Line Note, but only to provide an additional method of payment therefor.  The making of any Borrowing under this Section 2.03(g)(iii)(A) shall not constitute a cure or waiver of any Default or Event of Default, other than the payment Default or Event of Default which is satisfied by the application of the amounts deemed advanced hereunder, caused by the Borrower’s failure to comply with the provisions of this Agreement or the Swing Line Note.

(B)If at any time, the Commitments shall have expired or be terminated while any Swing Line Advance is outstanding, each Lender, at the sole option of the Swing Line Lender, shall either (1) notwithstanding the expiration or termination of the Commitments, make a Revolving Advance as a Reference Rate Advance, or (2) be deemed, without further action by any Person, to have purchased from the Swing Line Lender a participation in such Swing Line Advance, in either case in an amount equal to the product of such Lender’s Pro Rata Share times the outstanding aggregate principal balance of the Swing Line Advances.  The Administrative Agent shall notify each such Lender of the amount of such Revolving Advance or participation, and such Lender will transfer to the Administrative Agent for the account of the Swing Line Lender on the next Business Day following such notice, in immediately available funds, the amount of such Revolving Advance or participation.

(C)If any such Lender shall not have so made its Revolving Advance or its percentage participation available to the Administrative Agent pursuant to this Section 2.03(g), such Lender agrees to pay interest thereon for each day from such date until the date such amount is paid at a per annum rate equal to the lesser of (1) the Federal Funds Rate for such day and for the first three days after such date and thereafter the interest rate applicable to the Revolving Advance and (2) the Maximum Rate.  Whenever, at any time after the Administrative Agent has received from any Lender such Lender’s Revolving Advance or participating interest in a Swing Line Advance, the Administrative Agent receives any payment on account thereof, the Administrative Agent will pay to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Revolving Advance or participating interest was outstanding and funded), which payment shall be subject to repayment by such Lender if such payment received by the Administrative Agent is required to be returned.  Each Lender’s obligation to make the Revolving Advance or purchase such participating interests pursuant to this Section 2.03(g) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Swing Line Lender, the Administrative Agent or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or the termination of the Commitments; (iii) any breach of this Agreement by the Borrower or any other Lender; or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  Each Swing Line Advance, once so participated by any Lender, shall cease to be a Swing Line Advance with respect to that amount for purposes of this Agreement, but shall continue to be a Revolving Advances.

(iv)Method of Borrowing.  If an AutoBorrow Agreement is in effect, each Swing Line Borrowing shall be made as provided in such AutoBorrow Agreement.  Otherwise, and except as provided in the clause (c) above, each request for a Swing Line Advance shall be made pursuant to telephone notice to the Swing Line Lender given no later than 1:00 p.m. (Houston, Texas time) on the date of the proposed Swing Line Advance, promptly confirmed by a completed and executed Notice of Revolving Borrowing sent via facsimile or, unless otherwise required by the Administrative Agent or Swing Line Lender prior to such delivery, electronic mail (PDF), to the Administrative Agent and the Swing Line Lender.  The Swing Line Lender will promptly make the Swing Line Advance available to the Borrower at the Borrower’s account with the Swing Line Lender.

(v)Interest for Account of Swing Line Lender.  Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Advances (provided that any failure of the Swing Line Lender to provide such invoice shall not release the Borrower from its obligation to pay such interest).  Until each Lender funds its Revolving Advance or risk participation pursuant to clause (g)

above, interest in respect of Lender’s Pro Rata Share of the Swing Line Advances shall be solely for the account of the Swing Line Lender.

(vi)Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Advances directly to the Swing Line Lender.

(vii)Discretionary Nature of the Swing Line Facility.  Notwithstanding any terms to the contrary contained herein or in any AutoBorrow Agreement, the Swing Line facility provided herein or in any AutoBorrow Agreement (A) is an uncommitted facility and the Swing Line Lender may, but shall not be obligated to, make Swing Line Advances, and (B) may be terminated at any time by the Swing Line Lender upon written notice to the Borrower.

Section 2.04Reduction of the Commitments.

(a)The Borrower shall have the right, upon at least three Business Days’ irrevocable notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portion of the Commitments; provided that each partial reduction shall be in the aggregate amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof.

(b)Any reduction and termination of the Commitments pursuant to this Section 2.04 shall be applied ratably to each Lender’s Commitment and shall be permanent, with no obligation of the Lenders to reinstate such Commitments.

Section 2.05Prepayment of Advances.

(a)Optional.  The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.05(a) and all notices given pursuant to this Section 2.05(a) shall be irrevocable and binding upon the Borrower.  Each payment of any Advance pursuant to this Section 2.05(a) shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part other than Advances owing to a Defaulting Lender as provided in Section 2.16.  The Borrower may prepay the Advances, after giving by 11:00 a.m. (Houston, Texas time), (i) in the case of Eurodollar Rate Advances, at least three Business Days’ or (ii) in the case of Reference Rate Advances, same Business Day’s, irrevocable prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment.  If any such notice is given, the Borrower shall prepay the Advances in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such prepayment being made on such date; provided, however, that each partial prepayment with respect to:  (A) any amounts prepaid in respect of Eurodollar Rate Advances shall be applied to Eurodollar Rate Advances comprising part of the same Borrowing; (B) any prepayments made in respect of Reference Rate Advances shall be made in a minimum amounts of $1,000,000 and in integral multiples of $250,000 in excess thereof, (C) any prepayments made in respect of any Borrowing comprised of Eurodollar Rate Advances shall be made in an aggregate principal amount of at least $3,000,000 and in integral multiples of $1,000,000 in excess thereof, and in an aggregate principal amount such that after giving effect thereto such Borrowing shall have a remaining principal amount outstanding with respect to such Borrowing of at least $3,000,000, and (D)(1) if an AutoBorrow Agreement is not in effect, each optional prepayment of Swing Line Advances shall be in a minimum amount not less than $500,000 and in multiple integrals of $100,000 in excess thereof and (2) if an AutoBorrow Agreement is in effect, each prepayment of Swing Line Advances shall be made as provided in such AutoBorrow Agreement..  Full prepayments of any Borrowing are permitted without restriction of amounts.

(b)Borrowing Base Deficiency.

(i)Other than as provided in clause (ii) through (iv) below, if a Borrowing Base Deficiency exists, the Borrower shall, after receipt of written notice from the Administrative Agent regarding such deficiency, take any of the following actions (and the failure of the Borrower to take such actions to remedy such Borrowing Base Deficiency shall constitute an Event of Default):

(A)prepay Swing Line Advances or, if the Swing Line Advances have been repaid in full, prepay Revolving Advances or, if the Revolving Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, such that the Borrowing Base Deficiency is cured within 5 days after the date such deficiency notice is received by the Borrower from the Administrative Agent;

(B)(i) deliver, within 5 days after the date such deficiency notice is received by the Borrower from the Administrative Agent, written notice to the Administrative Agent indicating the Borrower’s election to pledge as Collateral for the Secured Obligations additional Oil and Gas Properties acceptable to the Administrative Agent and each of the Lenders such that the Borrowing Base Deficiency is cured within 30 days after the date such deficiency notice is received by the Borrower from the Administrative Agent and (ii) provide such pledge of additional Oil and Gas Properties within such time period;

(C)(i) deliver, within 5 days after the date such deficiency notice is received by the Borrower from the Administrative Agent, written notice to the Administrative Agent indicating the Borrower’s election to repay the Advances and make deposits into the Cash Collateral Account to provide cash collateral for the Letters of Credit, each in five monthly installments equal to one-fifth of such Borrowing Base Deficiency with the first such installment due 30 days after the date such deficiency notice is received by the Borrower from the Administrative Agent and each following installment due 30 days after the preceding installment and (ii) make such payments and deposits within such time periods; provided that the Borrowing Base Deficiency cure permitted under this clause (C) shall not be available to the Borrower unless, (1) no Event of Default exists and is continuing at the time written notice of such election shall have been delivered to the Administrative Agent, and (2) concurrent with the delivery of such written notice, the Borrower shall have delivered to the Administrative Agent a calculation of the Borrower’s consolidated cash flow forecast and financial projections which demonstrates, to the Administrative Agent’s satisfaction, the Borrower’s ability to make each such installment payments and to otherwise pay its other Indebtedness and trade accounts payable as they become due ; or

(D)(i) deliver, within 5 days after the date such deficiency notice is received by the Borrower from the Administrative Agent, written notice to the Administrative Agent indicating the Borrower’s election to combine the options provided in clause (B) and clause (C) above, and also indicating the amount to be prepaid in installments and the amount to be provided as additional Collateral, and (ii) make such five equal consecutive monthly installments and deliver such additional Collateral within the time required under clause (B) and clause (C) above.

(ii)If, during the existence of a Borrowing Base Deficiency, any Loan Party (or the Administrative Agent as loss payee or assignee) receives Extraordinary Cash Proceeds, whether as one payment or a series of payments, then the Borrower shall, within three Business Days after receipt of such proceeds, prepay the Borrowings and make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, in an aggregate amount equal to the lesser of (i) such Borrowing Base Deficiency and (ii) 100% of such proceeds.

(iii)If, at the time of, or as a result of, a Borrowing Base redetermination made under Section 2.02(c) (other than Section 2.02(c)(iv) which is addressed in clause (v) below), or Section 5.10, or a mandatory Borrowing Base reduction provided in Section 2.02(d)(i) or (ii), a Borrowing Base Deficiency exists, then the Borrower shall immediately prepay the Advances or, if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, in an amount equal to (A) such portion of the Borrowing Base Deficiency resulting from such reduction plus (B) if a Borrowing Base Deficiency exists prior to such reduction, then an amount equal to the lesser of (i) the Extraordinary Cash Proceeds of the transaction that triggered such Borrowing Base reduction and (ii) such portion of the Borrowing Base Deficiency in existence immediately prior to such reduction.

(iv)Upon the occurrence of each Hedge Event during the Covenant Relief Period and the corresponding automatic reduction of the Borrowing Base as provided in Section 2.02(d)(iii), the Borrower shall immediately prepay the Advances or, if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, in an amount equal to the Extraordinary Cash Proceeds received from such Hedge Event.

(v)If, as a result of a Borrowing Base redetermination made under Section 2.02(c)(iv) a Borrowing Base Deficiency exists, the Borrower shall, after receipt of written notice from the Administrative Agent regarding such deficiency, take any of the following actions (and the failure of the Borrower to take such actions to remedy such Borrowing Base Deficiency shall constitute an Event of Default):

(A)prepay Swing Line Advances or, if the Swing Line Advances have been repaid in full, prepay Revolving Advances or, if the Revolving Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, such that the Borrowing Base Deficiency is cured within one Business Day after the date such deficiency notice is received by the Borrower from the Administrative Agent;

(B)(i) deliver, within one Business Day after the date such deficiency notice is received by the Borrower from the Administrative Agent, written notice to the Administrative Agent indicating the Borrower’s election to pledge as Collateral for the Secured Obligations additional Oil and Gas Properties acceptable to the Administrative Agent and each of the Lenders such that the Borrowing Base Deficiency is cured within 5 days after the date such deficiency notice is received by the Borrower from the Administrative Agent and (ii) provide such pledge of additional Oil and Gas Properties within such time period;

(C)(i) deliver, within one Business Day after the date such deficiency notice is received by the Borrower from the Administrative Agent, written notice to the Administrative Agent indicating the Borrower’s election to repay the Advances and make deposits into the Cash Collateral Account to provide cash collateral for the Letters of Credit, each in three monthly installments equal to one-third of such Borrowing Base Deficiency with such installments due on September 1, 2016, October 1, 2016 and November 1, 2016 and (ii) make such payments and deposits within such time periods; provided that the Borrowing Base Deficiency cure permitted under this clause (C) shall not be available to the Borrower unless, (1) no Event of Default exists and is continuing at the time written notice of such election shall have been delivered to the Administrative Agent, and (2) concurrent with the delivery of such written notice, the Borrower shall have delivered to the Administrative Agent a calculation of the Borrower’s consolidated cash flow forecast and financial projections which demonstrates, to the Administrative Agent’s satisfaction, the Borrower’s ability to make each such installment payments and to otherwise pay its other Indebtedness and trade accounts payable as they become due; or

(D)(i) deliver, within one Business Day after the date such deficiency notice is received by the Borrower from the Administrative Agent, written notice to the Administrative Agent indicating the Borrower’s election to combine the options provided in clause (B) and clause (C) above, and also indicating the amount to be prepaid in installments and the amount to be provided as additional Collateral, and (ii) make such three equal consecutive monthly installments and deliver such additional Collateral within the time required under clause (B) and clause (C) above.

Each prepayment pursuant to this Section 2.05(b) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such prepayment being made on such date.  Each prepayment under this Section 2.05(b) shall be applied to the Advances as determined by the Administrative Agent and agreed to by the Lenders in their sole discretion.  The failure of the Borrower to provide a notice of its election within the required 5 days as required in clause (i) above shall be deemed to be an election by the Borrower to take the actions provided in clause (i)(A) above.  The failure of the Borrower to provide a notice of its election within the required one Business Day as required in clause (vi) above shall be deemed to be an election by the Borrower to take the actions provided in clause (vi)(A) above.

(c)Reduction of Commitments.  On the date of each reduction of the aggregate Commitments pursuant to Section 2.04, the Borrower agrees to make a prepayment in respect of the outstanding amount of the Advances to the extent, if any, that the aggregate unpaid principal amount of all Advances plus the Letter of Credit Exposure exceeds the lesser of (A) the aggregate Commitments, as so reduced and (B) the Borrowing Base.  Each prepayment pursuant to this Section 2.05(c) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such prepayment being made on such date.  Each prepayment under this Section 2.05(c) shall be applied to the Advances as determined by the Administrative Agent and agreed to by the Lenders in their sole discretion.

(d)Illegality.  If any Lender shall notify the Administrative Agent and the Borrower that the introduction of or any change in or in the interpretation of any applicable Legal Requirement makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Lender or its Lending Office to perform its obligations under this Agreement to maintain any Eurodollar Rate Advances of such Lender then outstanding hereunder, (i) the Borrower shall, no later than 11:00 a.m. (Houston, Texas time), (A) if not prohibited by law, on the last day of the Interest Period for each outstanding Eurodollar Rate Advance made by such Lender or (B) if required by such notice, on the second Business Day following its receipt of such notice, automatically convert to Reference Rate Advances all of the Eurodollar Rate Advances made by such Lender then outstanding, together with accrued interest on the principal amount converted to the date of such conversion and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such conversion being made on such date, (ii) such Lender shall simultaneously make a Reference Rate Advance to the Borrower on such date in an amount equal to the aggregate principal amount of the Eurodollar Rate Advances prepaid to such Lender, and (iii) the right of the Borrower to select Eurodollar Rate Advances from such Lender for any subsequent Borrowing shall be suspended until such Lender gives notice referred to above shall notify the Administrative Agent that the circumstances causing such suspension no longer exist.

(e)Disposition of STACK Oil and Gas Properties.  If the Borrower or any other Loan Party Disposes of any South Stack Oil and Gas Property after the Amendment No. 9 Effective Date, the Borrower shall, within three Business Days of the date on which such Disposition is consummated, prepay Swing Line Advances or, if the Swing Line Advances have been repaid in full, prepay Revolving Advances or, if the Revolving Advances have been repaid in full, make deposits into the Cash Collateral

Account to provide cash collateral for the Letter of Credit Exposure, in an amount equal to 20% of the Net Cash Proceeds received by each such Loan Party from such Disposition.

(f)No Additional Right; Ratable Prepayment.  The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.05, and all notices given pursuant to this Section 2.05 shall be irrevocable and binding upon the Borrower.  Each payment of any Advance pursuant to this Section 2.05 shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part.

Section 2.06Repayment of Advances.

(a)Revolving Advances.  The Borrower shall repay to the Administrative Agent for the ratable benefit of the Lenders the outstanding principal amount of each Revolving Advance, together with any accrued interest thereon, on the Maturity Date or such earlier date pursuant to Section 7.02 or Section 7.03.

(b)Swing Line Advances.  Each Swing Line Advance shall be paid in full on each Swing Line Payment Date.

Section 2.07Letters of Credit.

(a)Commitment for Letters of Credit.  Subject to the terms and conditions set forth in this Agreement, the Issuing Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.07, from time to time on any Business Day during the period from the date hereof until the Commitment Termination Date, to issue, increase or extend the expiration date of, Letters of Credit for the account of any Loan Party, provided that no Letter of Credit will be issued, increased, or extended:

(i)if such issuance, increase, or extension would cause the Letter of Credit Exposure to exceed the lesser of (A) $5,000,000 and (B) an amount equal to (1) the lesser of the aggregate Commitments in effect at such time and the Borrowing Base in effect at such time minus (2) the sum of the aggregate outstanding amount of all Advances;

(ii)unless such Letter of Credit has an expiration date not later than the earlier of (A) one year after its issuance or extension (or 15 months from the date of such issuance or extension if required by the beneficiary thereof that is a Governmental Authority) and (B) five Business Days prior to the Revolving Maturity Date (an “Acceptable Letter of Credit Maturity Date”); provided that, (1) if the Commitments are terminated in whole pursuant to Section 2.04, the Borrower shall either (A) deposit into the Cash Collateral Account cash in an amount equal to 104% of the Letter of Credit Exposure for the Letters of Credit which have an expiry date beyond the date the Commitments are terminated or (B) provide a replacement letter of credit (or other security) reasonably acceptable to the Administrative Agent and the Issuing Lender in an amount equal to 104% of the Letter of Credit Exposure, and (2) any such Letter of Credit with a one-year tenor may expressly provide for an automatic extension of one additional year so long as such Letter of Credit expressly allows the Issuing Lender, at its sole discretion, to elect not to provide such extension; provided that, in any event, such automatic extension may not result in an expiration date that occurs after the fifth Business Day prior to the Revolving Maturity Date;

(iii)unless such Letter of Credit is a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person;

(iv)unless such Letter of Credit is in form and substance acceptable to the Issuing Lender in its sole discretion;

(v)unless the Borrower has delivered to the Issuing Lender a completed and executed Letter of Credit Application;

(vi)unless such Letter of Credit is governed by (A) the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or (B) the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Lender;

(vii)if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing, increasing or extending such Letter of Credit, or any Legal Requirement applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance, increase or extension of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Lender in good faith deems material to it;

(viii)if the issuance, increase or extension of such Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally;

(ix)if Letter of Credit is to be denominated in a currency other than Dollars;

(x)if such Letter of Credit supports the obligations of any Person in respect of (x) a lease of real property, or (y) an employment contract if the Issuing Lender reasonably determines that the Borrower’s obligation to reimburse any draws under such Letter of Credit may be limited; or

(xi)any Revolving Lender is at such time a Defaulting Lender hereunder, unless such Defaulting Lender’s Fronting Exposure as to Letters of Credit has been fully reallocated or Cash Collateralized pursuant to Section 2.16 below or the Issuing Lender has entered into other satisfactory arrangements with the Borrower or such Lender to eliminate the Issuing Lender’s risk with respect to such Lender.

(b)Requesting Letters of Credit.  Each Letter of Credit shall be issued, increased or extended pursuant to a Letter of Credit Application given by the Borrower to the Administrative Agent and the Issuing Lender by facsimile, electronic mail or other writing not later than 11:00 a.m. (Houston, Texas, time) on the third Business Day before the proposed date of issuance, increase or extension for the Letter of Credit.  Each Letter of Credit Application shall be fully completed and shall specify the information required therein.  Each Letter of Credit Application shall be irrevocable and binding on the Borrower.  Subject to the terms and conditions hereof, the Issuing Lender shall before 2:00 p.m. (Houston, Texas, time) on the date of such Letter of Credit Application issue, increase or extend such Letter of Credit to the beneficiary of such Letter of Credit.

(c)Reimbursements for Letters of Credit; Funding of Participations.

(i)With respect to any Letter of Credit, in accordance with the related Letter of Credit Application, the Borrower agrees to pay on demand to the Administrative Agent on behalf of the Issuing Lender an amount equal to any amount paid by the Issuing Lender under such Letter of Credit.

Upon the Issuing Lender’s demand for payment under the terms of a Letter of Credit Application, the Borrower may, with a written notice, request that the Borrower’s obligations to the Issuing Lender thereunder be satisfied with the proceeds of a Revolving Advance in the same amount (notwithstanding any minimum size or increment limitations on individual Revolving Advances).  If the Borrower does not make such request and does not otherwise make the payments demanded by the Issuing Lender as required under this Agreement or the Letter of Credit Application, then the Borrower shall be deemed for all purposes of this Agreement to have requested such a Revolving Advance in the same amount and the transfer of the proceeds thereof to satisfy the Borrower’s obligations to the Issuing Lender, and the Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Lenders to make such Revolving Advance, to transfer the proceeds thereof to the Issuing Lender in satisfaction of such obligations, and to record and otherwise treat such payments as a Revolving Advance to the Borrower.  The Administrative Agent and each Lender may record and otherwise treat the making of such Revolving Borrowings as the making of a Revolving Borrowing to the Borrower under this Agreement as if requested by the Borrower.  Nothing herein is intended to release any of the Borrower’s obligations under any Letter of Credit Application, but only to provide an additional method of payment therefor.  The making of any Revolving Borrowing under this Section 2.07(c) shall not constitute a cure or waiver of any Default, other than the payment Default which is satisfied by the application of the amounts deemed advanced hereunder, caused by the Borrower’s failure to comply with the provisions of this Agreement or the Letter of Credit Application.

(ii)Each Lender (including the Lender acting as Issuing Lender) shall, upon notice from the Administrative Agent that the Borrower has requested or is deemed to have requested a Revolving Advance pursuant to Section 2.03 and regardless of whether (A) the conditions in Section 3.02 have been met, (B) such notice complies with Section 2.03, or (C) a Default exists, make funds available to the Administrative Agent for the account of the Issuing Lender in an amount equal to such Lender’s Pro Rata Share of the amount of such Revolving Advance not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon each Lender that so makes funds available shall be deemed to have made a Revolving Advance to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Issuing Lender.

(iii)If any such Lender shall not have so made its Revolving Advance available to the Administrative Agent pursuant to this Section 2.07, then (x) the unpaid Letter of Credit Obligations then due from the Borrower shall bear interest at the Default Rate and such interest shall be payable as provided in Section 2.09(c) and (y) to the extent the Borrower has not paid such interest or is not required to pay such interest, then such Lender agrees to pay interest thereon for each day from such date until the date such amount is paid at the lesser of (A) the Federal Funds Rate for such day for the first three days and thereafter the interest rate applicable to the Revolving Advance and (B) the Maximum Rate.  Whenever, at any time after the Administrative Agent has received from any Lender such Lender’s Revolving Advance, the Administrative Agent receives any payment on account thereof, the Administrative Agent will pay to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Revolving Advance was outstanding and funded), which payment shall be subject to repayment by such Lender if such payment received by the Administrative Agent is required to be returned.  Each Lender’s obligation to make the Revolving Advance pursuant to this Section 2.07 shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Issuing Lender, the Administrative Agent or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or the termination of the Commitments; (3) any breach of this Agreement by any Loan Party or any other Lender; or (4) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(iv)If at any time, the Commitments shall have expired or shall have been terminated while any Letter of Credit Exposure is outstanding, each Revolving Lender, at the sole option of the Issuing Lender, shall fund its participation in such Letters of Credit in an amount equal to such Lender’s Pro Rata Share of the unpaid amount of the Borrower’s payment obligations under drawn Letters of Credit.  The Issuing Lender shall notify the Administrative Agent, and in turn, the Administrative Agent shall notify each such Lender of the amount of such participation, and such Lender will transfer to the Administrative Agent for the account of the Issuing Lender on the next Business Day following such notice, in immediately available funds, the amount of such participation.  At any time after the Issuing Lender has made a payment under any Letter of Credit and has received from any Lender funding of its participation in respect of such payment in accordance with this clause (iv), if the Administrative Agent receives for the account of the Issuing Lender any payment in respect of the related Letter of Credit Exposure or interest thereon (whether directly from the Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent shall distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

(d)Participations.  Upon the date of the issuance or increase of a Letter of Credit, the Issuing Lender shall be deemed to have sold to each other Lender and each other Lender shall have been deemed to have purchased from the Issuing Lender a participation in the related Letter of Credit Obligations equal to such Lender’s Revolving Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement.  The Issuing Lender shall promptly notify each such participant Lender by facsimile, telephone, or electronic mail (PDF) of each Letter of Credit issued or increased and the actual dollar amount of such Lender’s participation in such Letter of Credit.

(e)Obligations Unconditional.  The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:

(i)any lack of validity or enforceability of any Letter of Credit Documents;

(ii)any amendment or waiver of or any consent to departure from any Letter of Credit Documents;

(iii)the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender, any Lender or any other person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents or any unrelated transaction;

(iv)any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the Issuing Lender would not be liable therefor pursuant to the following paragraph (g);

(v)payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

(vi)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided, however, that nothing contained in this paragraph (e) shall be deemed to constitute a waiver of any remedies of the Borrower in connection with the Letters of Credit, including, without limitation, those remedies specified in paragraph (g) below.

(f)Prepayments of Letters of Credit.  In the event that any Letter of Credit shall be outstanding or shall be drawn and not reimbursed on or prior to the Acceptable Letter of Credit Maturity Date, the Borrower shall pay to the Administrative Agent an amount equal to 104% of the Letter of Credit Exposure allocable to such Letter of Credit, such amount to be due and payable on the Acceptable Letter of Credit Maturity Date, and to be held in the Cash Collateral Account and applied in accordance with paragraph (h) below.

(g)Liability of Issuing Lender.  The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit.  Neither the Issuing Lender nor any of its officers or directors shall be liable or responsible for:

(i)the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

(ii)the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

(iii)payment by the Issuing Lender against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

(iv)any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (including the Issuing Lender’s own negligence),

except that the Borrower shall have a claim against the Issuing Lender, and the Issuing Lender shall be liable to, and shall promptly pay to, the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Lender’s willful misconduct or gross negligence (as determined in a final, non-appealable judgment of a court of competent jurisdiction) in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit.  In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

(h)Cash Collateral Account.

(i)If the Borrower is required to deposit funds in the Cash Collateral Account pursuant to Sections 2.05(b), 7.02(b), 7.03(b) or any other provision under this Agreement, then the Borrower and the Administrative Agent shall establish the Cash Collateral Account and the Borrower shall execute any documents and agreements, including the Administrative Agent’s standard form assignment of deposit accounts, that the Administrative Agent requests in connection therewith to establish the Cash Collateral Account and grant the Administrative Agent a first priority, perfected Lien in such account and the funds therein.  The Borrower hereby pledges to the Administrative Agent and grants the Administrative Agent a security interest in the Cash Collateral Account, whenever established, all funds held in the Cash Collateral Account from time to time, and all proceeds thereof as security for the payment of the Secured Obligations.   The Borrower hereby agrees to maintain a first priority security interest in all the Cash Collateral Account and such Cash Collateral as security for the Secured

Obligations and as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Exposure, to be applied pursuant to Section 2.07(i)(ii) below.

(ii)Funds held in the Cash Collateral Account shall be held as cash collateral for obligations with respect to Letters of Credit and promptly applied by the Administrative Agent at the request of the Issuing Lender to any reimbursement or other obligations under Letters of Credit that exist or occur.  To the extent that any surplus funds are held in the Cash Collateral Account above the Letter of Credit Exposure during the existence of an Event of Default the Administrative Agent may (A) hold such surplus funds in the Cash Collateral Account as cash collateral for the Obligations or (B) apply such surplus funds to any Obligations in any manner directed by the Required Lenders.  If no Default exists, then at the Borrower’s written request, the Administrative Agent shall promptly release any surplus funds held in the Cash Collateral Account above the sum of (x) 104% of the Letter of Credit Exposure and (y) all Defaulting Lenders’ Pro Rata Share of outstanding Swing Line Advances other than Swing Line Advances as to which such Defaulting Lender’s participation obligation has been funded by it or reallocated to other Lenders.

(iii)Funds held in the Cash Collateral Account may be invested in Liquid Investments maintained with, and under the sole dominion and control of, the Administrative Agent or in another investment if mutually agreed upon by the Borrower and the Administrative Agent, but the Administrative Agent shall have no obligation to make any investment of the funds therein.  The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

(i)Defaulting Lender.  At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Lender (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.16 and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(i)Grant of Security Interest by Defaulting Lender; Agreement to Provide Cash Collateral.  To the extent cash collateral is provided by any Defaulting Lender, such Defaulting Lender hereby grants to the Administrative Agent, for the benefit of the Issuing Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for such Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to clause (ii) below.   Such Defaulting Lender  shall execute any documents and agreements, including the Administrative Agent’s standard form assignment of deposit accounts, that the Administrative Agent requests in connection therewith to establish such cash collateral account and to grant the Administrative Agent a first priority security interest in such account and the funds therein.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii)Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.07(i) or Section 2.16 in respect of Letters of

Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii)Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.07(i) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 2.16, the Person providing Cash Collateral and the Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

(iv)Letters of Credit Issued for Guarantors or any Subsidiary.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Guarantor or any Subsidiary, the Borrower shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit issued hereunder by the Issuing Lender.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Guarantor, the Borrower or any Subsidiary inures to the benefit of the Borrower, and that the Borrower’s business (indirectly or directly) derives substantial benefits from the businesses of such other Persons.

Section 2.08Fees.

(a)Commitment Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee at a per annum rate equal to the Commitment Fee Rate on the daily amount by which (i) the lesser of such Lender’s Commitment then in effect and such Lender’s Pro Rata Share of the Borrowing Base then in effect exceeds (ii) the sum of such Lender’s outstanding Revolving Advances plus such Lender’s Pro Rata Share of the Letter of Credit Exposure, from the Effective Date until the Commitment Termination Date; provided that, no Commitment Fee shall accrue on the Commitment of a Defaulting Lender during the period such Lender remains a Defaulting Lender.  The commitment fees shall be due and payable quarterly in arrears on the last day of each March, June, September, and December commencing on June 30, 2013 and continuing thereafter through and including the Commitment Termination Date.  For the avoidance of doubt and for purposes of this Section 2.08(a) only, outstanding Swing Line Advances shall not reduce the amount of unused Commitments.

(b)Letter of Credit Fees.

(i)Subject to Section 2.16, the Borrower agrees to pay to the Administrative Agent for the pro rata benefit of the Lenders a per annum letter of credit fee for each Letter of Credit issued hereunder in an amount equal to the greater of (A) the Applicable Margin then in effect for Eurodollar Rate Advances times the daily maximum amount available to be drawn under such Letter of Credit and (B) $600 per annum, during the period such Letter of Credit is in effect, payable quarterly in arrears on the last day of each March, June, September, and December commencing on June 30, 2013 and continuing thereafter through and including the Commitment Termination Date.

(ii)The Borrower also agrees to pay to the Issuing Lender such other usual and customary fees associated with any transfers, amendments, drawings, negotiations or reissuances of any

Letters of Credit.  Such fees shall be due and payable as requested by the Issuing Lender in accordance with the Issuing Lender’s then current fee policy.

(iii)The Borrower shall have no right to any refund of letter of credit fees previously paid by the Borrower, including any refund claimed because any Letter of Credit is canceled prior to its expiration date.

(c)Other Fees.  The Borrower agrees to pay to Wells Fargo the fees provided for in the Fee Letter.

Section 2.09Interest.  The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(a)Reference Rate Advances.  Each Reference Rate Advance shall bear interest at the Adjusted Reference Rate in effect from time to time plus the Applicable Margin for Reference Rate Advances in effect from time to time.  The Borrower shall pay to Administrative Agent for the ratable account of each Lender all accrued but unpaid interest on such Lender’s Reference Rate Advances, quarterly in arrears, on each March 31st, June 30th, September 30th, and December 31st commencing on June 30, 2013, on the date such Reference Rate Advance shall be paid in full and on the Commitment Termination Date.

(b)Eurodollar Rate Advances.  Each Eurodollar Rate Advance shall bear interest during its Interest Period equal to at all times the Eurodollar Rate for such Interest Period plus the Applicable Margin for Eurodollar Rate Advances for such period.  The Borrower shall pay to the Administrative Agent for the ratable account of each Lender all accrued but unpaid interest on each of such Lender’s Eurodollar Rate Advances on the last day of the Interest Period therefor (and in the case of a Eurodollar Rate Advance with an Interest Period of more than three months’ duration, on each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period), on the date any Eurodollar Rate Advance is repaid, and on the Commitment Termination Date.

(c)Swing Line Advances.  The Swing Line Advances shall bear interest at the Adjusted Base Rate plus the Applicable Margin for Reference Rate Advances or such other per annum rate to be agreed to between the Borrower and the Swing Line Lender.  The Borrower shall pay all accrued but unpaid interest on each Swing Line Advance to the Swing Line Lender, quarterly in arrears, on each March 31st, June 30th, September 30th, and December 31st commencing on June 30, 2013, and on the Commitment Termination Date or such dates as otherwise agreed to between the Swing Line Lender and the Borrower.

(d)Default Rate.  Notwithstanding the foregoing, (i) upon the occurrence and during the continuance of an Event of Default under Section 7.01(a) or Section 7.01(e), all Obligations shall bear interest, after as well as before judgment, at the Default Rate and (ii) upon the occurrence and during the continuance of any Event of Default (including under Section 7.01(a) or Section 7.01(e)), upon the request of the Required Lenders, all Obligations shall bear interest, after as well as before judgment, at the Default Rate.  Interest accrued pursuant to this Section 2.09(d) and all interest accrued but unpaid on or after the Commitment Termination Date shall be due and payable on demand.

Section 2.10Illegality.  If any Lender in its good faith judgment shall notify the Borrower that the introduction of or any change in or in the interpretation of any Legal Requirement makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its applicable Lending Office to perform its obligations under this Agreement to make, maintain, or fund any Eurodollar Rate Advances of such Lender then outstanding hereunder, (a) the Borrower shall, no later than 11:00 a.m. (Houston, Texas, time) (i) if not prohibited by law, on the last day of the Interest Period for each outstanding Eurodollar Rate Advance or (ii) if required by such notice, on the second Business Day following its receipt of such notice, prepay all of the Eurodollar Rate Advances of such Lender then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.11 as a result of such prepayment being made on such date, (b) such Lender shall simultaneously make a Reference Rate Advance to the Borrower on such date in an amount equal to the aggregate principal amount of the Eurodollar Rate Advances prepaid to such Lender, and (c) the right of the Borrower to select Eurodollar Rate Advances from such Lender for any subsequent Borrowing shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist.  Each Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

Section 2.11Breakage Costs.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment (including any deemed payment or repayment and any reallocated repayment to Non-Defaulting Lenders provided for herein) of any Advance other than a Reference Rate Advance on a day other than the last day of the Interest Period for such Advance (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)any failure by the Borrower (for a reason other than the failure of such Lender to make an Advance) to prepay, borrow, continue or Convert any Advance other than a Reference Rate Advance on the date or in the amount notified by the Borrower; or

(c)any assignment of an Eurodollar Rate Advance on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Advance, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.  For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.11, the requesting Lender shall be deemed to have funded the Eurodollar Rate Advances made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Advance by a matching deposit or other borrowing in the offshore interbank market for Dollars for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Advance was in fact so funded.

Section 2.12Increased Costs.

(a)Increased Costs Generally.  If any Change in Law shall:

(i)impose, modify, or deem applicable any reserve, special deposit, compulsory loan, insurance charge, or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, financial institutions generally, including any Lender (or its applicable Lending Office) (except any reserve requirement included in the Eurodollar Rate Reserve Percentage) or the Issuing Lender;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on financial institutions generally, including any Lender (or its applicable Lending Office) or on the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender (or its applicable Lending Office) or such other Recipient of making, Converting to, continuing or maintaining any loan or of maintaining its obligation to make or accept and purchase any such loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender (or its applicable Lending Office), the Issuing Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or such other Recipient, the Borrower will pay to such Lender within three Business Days after written demand made by such Lender, the Issuing Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements.  If any Lender or Issuing Lender determines that any Change in Law affecting such Lender or Issuing Lender or any Lending Office of such Lender or such Lender’s or Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of financial institutions generally, including such Lender’s or Issuing Lender’s holding company or any corporation controlling such Lender or the Issuing Lender, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by, or participations in Letters of Credit or Swing Line Advances held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender, the Issuing Lender, the corporation controlling such Lender or the Issuing Lender, or such Lender’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s policies, the policies of the corporation controlling such Lender or the Issuing Lender, and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy), then from time to time within three Business Days after written demand by such Lender or the Issuing Lender, as the case may be, the Borrower shall pay to such Lender or Issuing Lender, such additional amount or amounts as will compensate such Lender or the Issuing Lender, the corporation controlling such Lender or the Issuing Lender, or such Lender’s or Issuing Lender’s holding company for any such reduction suffered.

(c)Certificate.  Any Lender claiming compensation under this Section 2.12 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts necessary to compensate such Lender as specified in paragraphs (a) and (b) of this Section 2.12 hereunder which shall be determined by such Lender in good faith and which shall be conclusive in the absence of manifest error.  In determining such amount, such Lender may use any reasonable averaging and attribution methods.  The Borrower shall pay such Lender or Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)Delay in Requests.  Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this Section 2.12 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Lender, as the case may be, notifies the Borrower and the Administrative Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.13Payments and Computations.

(a)Payments.  All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and other Loan Documents shall be made to the Administrative Agent in Dollars and in immediately available funds, without setoff, deduction, or counterclaim.

(b)Payment Procedures. The Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (Houston, Texas time) on the day when due in Dollars to the Administrative Agent at the location referred to in the Notes (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds and, as to payments of principal, accompanied by a Notice of Optional Payment from the Borrower, with appropriate insertions and executed by a Responsible Officer of the Borrower.  The Administrative Agent will promptly thereafter, and in any event prior to the close of business on the day any timely payment is made, cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent or a specific Lender pursuant to Sections 2.10, 2.11, 2.12, 2.14, 2.15, and 9.02 and such other provisions herein which expressly provide for payments to a specific Lender, but after taking into account payments effected pursuant to Section 7.04) in accordance with each Lender’s applicable pro rata share to the Lenders for the account of their respective applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.  Upon receipt of other amounts due solely to the Administrative Agent, the Issuing Lender, the Swing Line Lender or a specific Lender, the Administrative Agent shall distribute such amounts to the appropriate party to be applied in accordance with the terms of this Agreement.

(c)Non‑Business Day Payments.  Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d)Computations.  All computations of interest for Reference Rate Advances shall be made by the Administrative Agent on the basis of a year of 365/366 days and all computations of all other interest and fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable.  Each determination by the Administrative Agent of an amount of interest or fees shall be conclusive and binding for all purposes, absent manifest error.

(e)Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its

Advances or other Obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Advances and accrued interest thereon or other such Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Advances and such other Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances and other amounts owing them; provided that:

(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances or participations in Letter of Credit Exposure to any assignee or participant, other than to the Borrower or any Subsidiary, or any Affiliate of any of the foregoing (as to which the provisions of this paragraph shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Legal Requirement, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

Section 2.14Taxes.

(a)Defined Terms.  For purposes of this Section 2.14, the term “Lender” includes any Issuing Lender and the term “applicable Legal Requirement” includes FATCA.

(b)Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Legal Requirement.  If any applicable Legal Requirement (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Legal Requirement and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by Loan Parties.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Legal Requirement, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by Loan Parties.  The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such

Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.06 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.14, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Legal Requirement or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(g)(ii)(A), and (ii)(B) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (ii) executed originals of IRS Form W-8ECI; (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit M-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or (iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-2 or Exhibit M-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Legal Requirement as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Legal Requirement to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Legal Requirement and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Legal Requirement (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Survival.  Each party’s obligations under this Section 2.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.15Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office.  If any Lender requests compensation under Section 2.12, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement Lender.  If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.15(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort (and in the case of a Defaulting Lender, the Administrative Agent may) upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.07), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.12 or Section 2.14) and obligations under this Agreement and the related Loan Documents to an Eligible

Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)As to assignments required by the Borrower, the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.07, unless such fee has been waived by the Administrative Agent;

(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its applicable Advances and participations in Letter of Credit Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.11) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)such assignment does not conflict with applicable Legal Requirement; and

(v)with respect to a Non-Consenting Lender, the proposed amendment, modification, waiver, consent or release with respect to this Agreement or any other Loan Document has been approved by the Required Lenders and such agreement, amendment, waiver, consent or release can be effected as a result of such assignment (and, if applicable, one or more other assignments) contemplated by this Section.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower or the Administrative Agent to require such assignment and delegation cease to apply.  Solely for purposes of effecting any assignment involving a Defaulting Lender under this Section 2.15 and to the extent permitted under applicable Legal Requirements, each Lender hereby designates and appoints the Administrative Agent as true and lawful agent and attorney-in-fact, with full power and authority, for and on behalf of and in the name of such Lender to execute, acknowledge and deliver the Assignment and Acceptance required hereunder if such Lender is a Defaulting Lender and such Lender shall be bound thereby as fully and effectively as if such Lender had personally executed, acknowledged and delivered the same.

Section 2.16Defaulting Lender.

(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Legal Requirement:

(i)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 7.04 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender or Swing Line Lender

hereunder; third, to Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.07) and the Swing Line Lender’s Fronting Exposure, if any, with respect to such Defaulting Lender; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Advance hereunder in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s current or potential future funding obligations with respect to Advances under this Agreement and (y) Cash Collateralize the Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.07 and the Swing Line Lender’s Fronting Exposure with respect to such Defaulting Lender with respect to future Swing Line Advances; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances or Letter of Credit Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Advances of, and Letter of Credit Obligations owed to, all Non-Defaulting Lenders on the applicable pro rata basis prior to being applied to the payment of any Advances of, or Letter of Credit Obligations owed to, such Defaulting Lender until such time as all Advances and funded and unfunded participations in Letter of Credit Obligations and Swing Line Advances are held by the Revolving Lenders pro rata in accordance with the applicable Commitments without giving effect to Section 2.16.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees.

(A)No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)Each Defaulting Lender shall be entitled to receive fees under Section 2.08(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.07.

(C)With respect to any fee under Section 2.08(b) not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Exposure that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations and Swing Line Advances shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Share (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 3.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed the lesser of (i) such Non-Defaulting Lender’s Commitment then in effect and (ii) such Non-Defaulting Lender’s Pro Rata Share of the Borrowing Base then in effect.  Subject to Section 9.24, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)Cash Collateral, Repayment of Swing Line Advances.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under Legal Requirement, (x) first, prepay Swing Line Advances in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Lender’s Fronting Exposure in accordance with the procedures set forth in Section 2.07.

(b)Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Swing Line Lender and the Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances and funded and unfunded participations in Letters of Credit and Swing Line Advances to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.16(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Notwithstanding the above, the Borrower’s and the Administrative Agent’s right to replace a Defaulting Lender pursuant to this Agreement shall be in addition to, and not in lieu of, all other rights and remedies available to the Borrower or the Administrative Agent against such Defaulting Lender under this Agreement, at law, in equity or by statute.

(c)Letters of Credit.  So long as any Lender is a Defaulting Lender, the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 2.17Existing Loans under the Restated Agreement.  The parties hereto acknowledge and agree that, effective as of the Effective Date, in order to accommodate and orderly effect the reallocations, adjustments, acquisitions and decreases under this Section 2.17 below, all outstanding Advances under the Existing Credit Agreement on the date hereof which are not being repaid with the proceeds from the Second Lien Notes, are (and shall be deemed to be) refinanced with the initial Advances to be made under this Agreement on the Effective Date.  Such Indebtedness under the Existing Credit Agreement shall be assigned, renewed, extended, modified, and rearranged as Obligations outstanding under and pursuant to the terms of this Agreement.  The Existing Lenders have agreed among themselves, in consultation with the Borrower, to adjust their respective Facility Amounts and to payoff in full such lenders that were party to the Existing Credit Agreement which will not become a Lender hereunder (each an "Exiting Lender").  The Administrative Agent, the Lenders, the Borrowers and each Exiting Lender (by receipt of the payment in full of the Loans as defined in, and owing to it under, the Existing Credit Agreement) consent to such reallocation and each Existing Lender’s adjustment of, and each Existing Lender's assignment of, an interest in the Facility Amounts and the Existing Lenders’ partial assignments of their respective Facility Amounts (pursuant to this Section 2.5).  On the Effective Date and after giving effect to such reallocations, adjustments, assignments and decreases, the Commitment of each Lender shall be as set forth on Schedule II.  With respect to such reallocations, adjustments, acquisitions and decreases, each Existing Lender shall be deemed to have acquired the Facility Amount allocated to it from each of the other Lenders and each Exiting Lender pursuant to the terms of the Assignment Agreement attached as an exhibit to the Existing Credit Agreement as if each such Exiting Lender and Existing Lender had executed such Assignment Agreement with respect to such allocation, adjustment, and decrease.  The Lenders shall make all appropriate adjustments and payments between and among themselves to account for the revised pro rata shares resulting from the initial allocation of the Lenders' Facility Amounts under this Agreement.

ARTICLE III
CONDITIONS

Section 3.01Amendment and Restatement.  The effectiveness of this Agreement and the amendment and restatement of the Existing Credit Agreement is subject to the conditions precedent that:

(a)Documentation.  The Administrative Agent shall have received the following duly executed by all the parties thereto, in form and substance satisfactory to the Administrative Agent, the Collateral Agent, the Issuing Lender and the Lenders, and, where applicable, in sufficient copies for each Lender:

(i)this Agreement, a Note payable to each Lender in the amount of its Commitment, if requested by such Lender, the Guaranties, the Pledge Agreement, the Security Agreements, Mortgages encumbering the Borrower’s and the Guarantors’ Proven Reserves and associated Oil and Gas Properties in connection therewith, the Indenture Intercreditor Agreement, assignments of the mortgages and deeds of trust in effect under the Existing Credit Agreement (other than the deed of trust encumbering the Oil and Gas Properties located in Leon and Robertson County, Texas) necessary to effectuate, or reflect of public record, the Collateral Agent as the beneficiary or mortgagee, as applicable, under such mortgages and deeds of trust, and all attached exhibits and schedules;

(ii)a favorable opinion of the Borrower’s and the Guarantors’ counsel dated as of the date of this Agreement and substantially in the form of the attached Exhibit K covering the matters discussed in such Exhibit and such other matters as the Administrative Agent may reasonably request;

(iii)copies, certified as of the date of this Agreement by a Responsible Officer of the Borrower of (A) the resolutions of the Borrower approving the Loan Documents to which the Borrower is a party, (B) the certificate or articles of incorporation of the Borrower, (C) the bylaws of the Borrower and (D) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes, and the other Loan Documents;

(iv)certificates of a Responsible Officer of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the Notes, Notices of Borrowing, Notices of Conversion or Continuation, and the other Loan Documents to which the Borrower is a party;

(v)copies, certified as of the date of this Agreement by a Responsible Officer or the secretary or an assistant secretary of each Guarantor of (A) the resolutions of the Board of Directors (or other applicable governing body) of such Guarantor approving the Loan Documents to which it is a party, (B) the partnership agreement, articles or certificate of incorporation, or certificate of formation (as applicable) and the limited liability company agreement, operating agreement, partnership agreement or bylaws (as applicable) of such Guarantor, and (C) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Guaranty, the Security Instruments, and the other Loan Documents to which such Guarantor is a party;

(vi)a certificate of the secretary or an assistant secretary of each Guarantor certifying the names and true signatures of officers of such Guarantor authorized to sign the Guaranty, Security Instruments and the other Loan Documents to which such Guarantor is a party;

(vii)appropriate UCC‑1 and UCC-3, as applicable, Financing Statements covering the Collateral for filing with the appropriate authorities and any other documents, agreements or instruments necessary to create an Acceptable Security Interest in such Collateral;

(viii)certificates evidencing the Equity Interests, if any, required in connection with the Pledge Agreements and powers executed in blank for each such certificate;

(ix)insurance certificates naming the Collateral Agent loss payee or as additional insured, as applicable, and evidencing insurance which meets the requirements of this Agreement and the Security Instruments, and which is otherwise satisfactory to the Administrative Agent;

(x)certificates of good standing for the Borrower and the Guarantors in each state in which each such Person is organized or qualified to do business, which certificate shall be (A) dated a date not sooner than 14 days prior to the date of this Agreement and (B) otherwise effective on the Effective Date;

(xi)the initial Independent Engineer’s Report dated effective as of a date acceptable to the Administrative Agent;

(xii)a certificate dated as of the date of this Agreement from the Responsible Officer of the Borrower stating that (A) all representations and warranties of the Borrower and each Guarantor set forth in the Loan Documents are true and correct in all material respects as of such date (except in the case of representations and warranties that are made solely as of an earlier date or time, which representations and warranties shall be true and correct in all material respects as of such earlier date or time); (B) no Default has occurred and is continuing; and (C) the conditions in this Section 3.01 have been met; and

(xiii)such other documents, governmental certificates, agreements and lien searches as the Administrative Agent may reasonably request.

(b)Payment of Fees.  On the date of this Agreement, the Borrower shall have paid the fees required by Section 2.08(c) and all costs and expenses payable pursuant to Section 9.04.

(c)Delivery of Financial Statements.  The Administrative Agent and the Lenders shall have received true and correct copies of (i) the Financial Statements, (ii) the Interim Financial Statements and (ii) such other financial information as the Lenders may reasonably request.

(d)Security Instruments.  The Administrative Agent shall have received all appropriate evidence required by the Administrative Agent and the Lenders in their sole discretion necessary to determine that the Collateral Agent (for its benefit and the benefit of the Secured Parties) shall have an Acceptable Security Interest in the Collateral (which shall include (i) all of the Borrower’s and the Guarantors’ Proven Reserves and Oil and Gas Properties (as set forth in the initial Independent Engineering Report) and (ii) all Property constituting security for the Second Lien Note Agreement) and that all actions or filings necessary to protect, preserve and validly perfect such Liens have been made, taken or obtained, as the case may be, and are in full force and effect.

(e)Title.  The Administrative Agent shall be satisfied in its sole discretion with the title to the Oil and Gas Properties included in the Borrowing Base and that such Oil and Gas Properties constitute at least 85% of the present value of the Proven Reserves of the Borrower and the Guarantors as determined by the Administrative Agent in its sole discretion, as determined by the Administrative Agent in its sole discretion.

(f)Environmental.  The Administrative Agent shall have received such Phase I environmental assessments or other reports as it may reasonably require and shall be satisfied with the condition of the Oil and Gas Properties with respect to the Borrower’s and the Guarantors’ compliance with Environmental Laws.

(g)No Default.  No Default shall have occurred and be continuing.

(h)Representations and Warranties.  The representations and warranties contained in Article IV hereof and in each other Loan Document shall be true and correct in all material respects.

(i)Material Adverse Change.  No event or circumstance that could reasonably be expected to cause a Material Adverse Change shall have occurred.

(j)No Proceeding or Litigation; No Injunctive Relief.  No action, suit, investigation or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement or any transaction contemplated hereby or (ii) which, in any case, in the judgment of the Administrative Agent, could reasonably be expected to result in a Material Adverse Change.

(k)Consents, Licenses, Approvals, etc.  The Administrative Agent shall have received true copies (certified to be such by the Borrower or other appropriate party) of all consents, licenses and approvals required in accordance with applicable law, or in accordance with any document, agreement, instrument or arrangement to which the Borrower, the Guarantors and their respective Subsidiaries is a party, in connection with the execution, delivery, performance, validity and enforceability of this Agreement, and the other Loan Documents.  In addition, the Borrower, the Guarantors and their respective Subsidiaries shall have all such material consents, licenses and approvals required in connection with the continued operation of the Borrower, the Guarantors and respective Subsidiaries, and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose material and adverse conditions on this Agreement and the actions contemplated hereby.

(l)Material Contracts.  The Borrower shall have delivered to the Administrative Agent copies of all contracts, agreements, or instruments contemplated by Section 4.21.

(m)Required Commodity Hedges.  The Administrative Agent and the Lenders shall be satisfied with the Borrower’s and the Guarantors’ existing Hedge Contracts, as listed on Schedule 4.20.

(n)Payment of Existing Debt.  Administrative Agent shall have received sufficient evidence satisfactory to it indicating that simultaneously with the effectiveness of this Agreement, (i) the obligations of each Loan Party (for purposes of this paragraph (o), as such term is defined in the Existing Credit Agreement) under the Existing Credit Agreement and the other Loan Documents (for purposes of this paragraph (o), as such term is defined in the Existing Credit Agreement) shall have been satisfied in full and all of the commitments thereunder shall have been terminated and (ii) acceptable provisions have been made for the termination of the Liens securing the same.

(o)Second Lien Debt.  The Borrower shall have delivered to the Administrative Agent true, correct and complete copies (certified to be such by the Borrower) of the Second Lien Note Agreement and each other agreement, instrument, or document executed by the Borrower, any of its Subsidiaries or any of their respective Responsible Officers at any time in connection with the Second Lien Note Agreement on or before the date hereof, the terms and conditions of which shall be satisfactory to the Administrative Agent and the Lenders.

(p)USA Patriot Act.  The Borrower has delivered to each Lender that is subject to the Patriot Act such information requested by such Lender in order to comply with the Patriot Act.

Section 3.02Conditions Precedent to All Borrowings.  The obligation of each Lender to make an Advance on the occasion of each Borrowing and of the Issuing Lender to issue, increase, or extend any Letter of Credit shall be subject to the further conditions precedent that on the date of such Borrowing or the date of the issuance, increase, or extension of such Letter of Credit:

(a)the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Conversion or Continuation, or Letter of Credit Application and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance, increase, or extension of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or on the date of such issuance, increase, or extension of such Letter of Credit, as applicable, such statements are true):

(i)the representations and warranties contained in Article IV of this Agreement and the representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such Borrowing or the date of the issuance, increase, or extension of such Letter of Credit, before and after giving effect to such Borrowing or to the issuance, increase, or extension of such Letter of Credit and to the application of the proceeds from such Borrowing, as though made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case it shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date; and

(ii)such Borrowing or such issuance, increase, or extension of such Letter of Credit is, at the time of incurrence, permitted to be incurred and secured under the Second Lien Note Agreement;

(iii)no Default has occurred and is continuing or would result from such Borrowing or from the application of the proceeds therefrom, or would result from the issuance, increase, or extension of such Letter of Credit; and

(iv)solely with respect to any Borrowing, before and after giving effect to such Borrowing, Available Funds do not, and, as of the end of the Business Day on which such Borrowing is made, will not, exceed the Available Funds Threshold; and

(b)the Administrative Agent shall have received such other approvals, opinions, or documents reasonably deemed necessary or desirable by any Lender as a result of circumstances occurring after the date of this Agreement, as the Administrative Agent may reasonably request; and

(c)the incurrence of such Borrowing or Letter of Credit Obligation by the Borrower shall be permitted under the Second Lien Note Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants as follows:

Section 4.01Existence; Subsidiaries.  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware and in good standing and qualified to do business in each other jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification.  Each Subsidiary of the Borrower is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification.  As of the date hereof, the Parent is a corporation duly organized, validly existing and in good standing under the laws of Alberta Canada and in good standing and qualified to do business in each other jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification. As of the date hereof, the Borrower has no Subsidiaries other than those identified in Schedule 4.01.

Section 4.02Power.  The execution, delivery, and performance by the Borrower of this Agreement, the Notes, and the other Loan Documents to which it is a party and by the Guarantors of the Guaranties and the other Loan Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby (a) are within the Borrower’s and such Guarantors’ governing powers, (b) have been duly authorized by all necessary governing action, (c) do not contravene (i) the Borrower’s or any Guarantor’s certificate or articles of incorporation, bylaws, limited liability company agreement, or other similar governance documents or (ii) any law or any contractual restriction binding on or affecting the Borrower or any Guarantor, and (d) will not result in or require the creation or imposition of any Lien prohibited by this Agreement.  At the time of each Advance and the issuance, extension or increase of a Letter of Credit, such Advance and such Letter of Credit, and the use of the proceeds of such Advance and such Letter of Credit, will be within the Borrower’s governing powers, will have been duly authorized by all necessary governing action, will not contravene (i) the Borrower’s certificate of incorporation and corporate bylaws or other organizational documents or (ii) any law or any contractual restriction binding on or affecting the Borrower and will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

Section 4.03Authorization and Approvals.  No consent, order, authorization, or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery, and performance by the Borrower of this Agreement, the Notes, or the other Loan Documents to which the Borrower is a party or by each Guarantor of its Guaranty or the other Loan Documents to which it is a party or the consummation of the transactions contemplated thereby, except for (a) the filing of UCC-1 or UCC-3 financing statements and Mortgages in the appropriate state and county filing offices and (b) those consents and approvals that have been obtained or made on or prior to the date hereof and that are in full force and effect.  At the time of each Borrowing and each issuance, increase or extension of a Letter of Credit, provided that the filings above have been duly consummated, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required for such Borrowing or such issuance, increase or extension of such Letter of Credit or the use of the proceeds of such Borrowing or such Letter of Credit.

Section 4.04Enforceable Obligations.  This Agreement, the Notes, and the other Loan Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and the Guaranties and the other Loan Documents to which each Guarantor is a party have been duly executed and delivered by the Guarantors.  Each Loan Document is the legal, valid, and binding obligation of the Borrower and each Guarantor which is a party to it enforceable against the Borrower and each such Guarantor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and by general principles of equity.

Section 4.05Financial Statements.

(a)The Borrower has delivered to the Administrative Agent and the Lenders copies of the Financial Statements and the and the Interim Financial Statements, and the Financial Statements and the Interim Financial Statements are accurate and complete in all material respects and present fairly the financial condition of Borrower and its consolidated Subsidiaries for their respective period in accordance with GAAP.  As of the date of the Financial Statements, there were no material contingent obligations, liabilities for taxes, unusual forward or long‑term commitments, or unrealized or anticipated losses of the Borrower or any Subsidiary of the Borrower, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP.

(b)Since December 31, 2012, no event or circumstance that could reasonably be expected to cause a Material Adverse Change has occurred.

(c)As of the date hereof, the Borrower, the Guarantors and their respective Subsidiaries have no Indebtedness other than (i) Indebtedness under this Agreement (including Indebtedness under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement), (ii) Indebtedness under the Second Lien Note Agreement, (iii) Indebtedness under the agreements listed on Schedule 4.20, and (iv) any other Indebtedness listed on Schedule 4.05.

Section 4.06True and Complete Disclosure.  All factual information (excluding estimates and projections) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of the Guarantors in writing to any Lender or the Administrative Agent for purposes of or in connection with this Agreement, any other Loan Document or any transaction contemplated hereby or thereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower and the Guarantors in writing to the Administrative Agent or any of the Lenders was or shall be, true and accurate in all material respects on the date as of which such information was or is dated or certified and did not or does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading at such time.  All projections, estimates, and pro forma financial information furnished by the Borrower were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished.

Section 4.07Litigation; Compliance with Laws.

(a)There is no pending or, to the best knowledge of any Loan Party, threatened action or proceeding affecting any Loan Party or Subsidiary before any court, Governmental Authority or arbitrator which could reasonably be expected to cause a Material Adverse Change other than as set forth in Schedule 4.07 or which purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Note, or any other Loan Document.  As of the Effective Date, there is no pending or, to the knowledge of any Loan Party, threatened action or proceeding instituted against any Loan Party or any Subsidiary which seeks to adjudicate any Loan Party or any Subsidiary as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property.

(b)Each Loan Party and each Subsidiary have complied in all material respects with all material statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.

Section 4.08Use of Proceeds.  The proceeds of the Advances will be used by the Borrower for the purposes described in Section 5.09.  Neither the Borrower nor any Guarantor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U).  No proceeds of any Advance will be used to purchase or carry any margin stock in violation of Regulation T, U or X.

Section 4.09Investment Company Act.  Neither the Borrower nor any of the Guarantors is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.10Federal Power Act.  Neither the Administrative Agent, the Issuing Lender, the Swing Line Lender, nor any of the Lenders, solely by virtue of the execution, delivery and performance of, and the consummation of the transactions contemplated by, the Loan Documents shall be or become subject to regulation (a) under the Federal Power Act, as amended, (b) as a “public utility” or “public service corporation” or the equivalent under the applicable law of any state, or (c) under the applicable laws of any state relating to public utilities or public service corporations.

Section 4.11Taxes.

(a)Reports and Payments.  All Returns (as defined below in clause (c) of this Section) required to be filed by or on behalf of the Borrower, the Guarantors, or any member of the Controlled Group (hereafter collectively called the “Tax Group”) have been duly filed on a timely basis or appropriate extensions have been obtained and such Returns are true, complete and correct, except where the failure to so file would not be reasonably expected to cause a Material Adverse Change; and all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto will have been paid in full on a timely basis, and no other material Taxes will be payable by the Tax Group with respect to items or periods covered by such Returns, except in each case to the extent of (i) reserves reflected in the Financial Statements, or (ii) taxes that are being contested in good faith.  The reserves for accrued Taxes reflected in the financial statements delivered to the Lenders under this Agreement are adequate in the aggregate for the payment of all unpaid Taxes, whether or not disputed, for the period ended as of the date thereof and for any period prior thereto, and for which the Tax Group may be liable in its own right, as withholding agent or as a transferee of the assets of, or successor to, any Person.

(b)Returns Definition.  “Returns” in this Section 4.11 shall mean any federal, state, local, or foreign report, declaration of estimated Tax, information statement or return relating to, or required to be filed in connection with, any Taxes, including any information return or report with respect to backup withholding or other payments of third parties.

Section 4.12Pension Plans.  No Termination Event has occurred with respect to any Plan, and each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code.  No Plan has failed to satisfy the minimum funding standards applicable to such Plan (as set forth in Section 302 of ERISA or Section 412 of the Code).  To the knowledge of any Loan Party, each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code.  The present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits by more than $1,000,000.  Neither the Borrower nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any withdrawal liability.  As of the most recent valuation date applicable thereto, neither the Borrower nor any member of the Controlled Group would have become subject to any liability under ERISA if any Multiemployer Plan was determined to be insolvent or in reorganization.  Based upon GAAP existing as of the date of this Agreement and current factual circumstances, the Borrower has no reason to believe that the annual cost during the term of this Agreement to the Borrower or any member of the Controlled Group for post-retirement benefits to be provided to the current and former employees of the Borrower or any member of the Controlled Group under Plans that are welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change.

Section 4.13Condition of Property; Casualties.  Each Loan Party and each Subsidiary has good and indefeasible title to all of its other material Properties, free and clear of all Liens except for Permitted Liens.  The material Properties used or to be used in the continuing operations of each Loan Party and each Subsidiary are in good repair, working order and condition, normal wear and tear excepted.  Since the date of the Financial Statements, neither the business nor the material Properties of each Loan Party and each Subsidiary, taken as a whole, has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, Permits, or concessions by a Governmental Authority, riot, activities of armed forces, or acts of God or of any public enemy.

Section 4.14No Burdensome Restrictions; No Defaults.

(a)No Loan Party and no Subsidiary is a party to any indenture, loan, or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation that could reasonably be expected to cause a Material Adverse Change.  No Loan Party and no Subsidiary is in default in any material respect under or with respect to any contract, agreement, lease, or other instrument to which a Loan Party or Subsidiary is a party.  No Loan Party and no Subsidiary has received any notice of default under any material contract, agreement, lease, or other instrument to which such Person is a party a copy of which has not been delivered to the Administrative Agent.

(b)No Default has occurred and is continuing.

Section 4.15Environmental Condition.

(a)Permits, Etc.  Each Loan Party and each Subsidiary (i) have obtained all Environmental Permits necessary for the ownership and operation of their respective Properties and the conduct of their respective businesses; (ii) have at all times been and are in material compliance with all terms and conditions of such Permits and with all other material requirements of applicable Environmental Laws; (iii) have not received notice of any material violation or alleged violation of any Environmental Law or Permit; and (iv) are not subject to any actual, pending or to the Borrower’s knowledge, threatened Environmental Claim, that could reasonably be expected to cause a Material Adverse Change.

(b)Certain Liabilities.  To the Borrower’s knowledge, none of the present or previously owned or operated Property of the Borrower or any Guarantor or of any of their current or former Subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned, leased or operated by the Borrower or any of the Guarantors or Subsidiaries, wherever located, which could reasonably be expected to cause a Material Adverse Change; or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third‑party site any condition that has resulted in or could reasonably be expected to result in the need for Response that would cause a Material Adverse Change.

(c)Certain Actions.  Without limiting the foregoing, (i) all necessary notices have been properly filed, and no further action is required under current Environmental Law as to each Response or other restoration or remedial project undertaken by any Loan Party or any Subsidiary on any of their presently or formerly owned, leased or operated Property and (ii) there are no facts, circumstances, conditions or occurrences with respect to any Property owned, leased or operated by any Loan Party or any Subsidiary that could reasonably be expected to form the basis of an Environmental Claim under Environmental Laws that could reasonably be expected to result in a Material Adverse Change.

Section 4.16Permits, Licenses, Etc.  Each Loan Party and each Subsidiary possess all authorizations, Permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights which are material to the conduct of their business.  Each Loan Party and each Subsidiary manages and operates its business in all material respects in accordance with all applicable Legal Requirements and good industry practices.

Section 4.17Gas Contracts.  No Loan Party and no Subsidiary is obligated in any material respect by virtue of any prepayment made under any contract containing a “take-or-pay” or “prepayment” provision or under any similar agreement to deliver Hydrocarbons produced from or allocated to any Loan Party’s Oil and Gas Properties at some future date without receiving full payment therefor at the time of delivery.

Section 4.18Liens; Titles, Leases, Etc.  None of the Property of any Loan Party or Subsidiary is subject to any Lien other than Permitted Liens.  On the date of this Agreement, all governmental actions and all other filings, recordings, registrations, third party consents and other actions which are necessary to create and, to the extent required pursuant to the Security Instruments, perfect the Liens provided for in the Security Instruments will have been made, obtained and taken in all relevant jurisdictions.  Other than to the extent such could not reasonably be expected to cause a Material Adverse Change, (i) all leases and agreements for the conduct of business of the Loan Parties and Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event of default or circumstance which with the giving of notice or lapse of time or both would give rise to a default by any Loan Party or Subsidiary, or to the Borrower’s knowledge, by any of the other parties thereto, under any such leases or agreements.  No Loan Party or Subsidiary is a party to any agreement or arrangement (other than this Agreement, the Security Instruments, the Second Lien Note Documents and the DrillCo Agreement), or subject to any order, judgment, writ or decree, that either restricts or purports to restrict its ability to grant Liens to secure the Secured Obligations against their respective Properties.

Section 4.19Solvency and Insurance.  Before and after giving effect to the making of each Credit Extension, each of Loan Party is Solvent.  Furthermore, each Loan Party and its Subsidiaries carry insurance required under Section 5.02 of this Agreement.

Section 4.20Hedging Agreements.  Schedule 4.20 sets forth, as of the date hereof, a true and complete list of all Interest Hedge Agreements, Hydrocarbon Hedge Agreements, and Hedge Contracts of the Loan Parties and Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

Section 4.21Material Agreements.  Schedule 4.21 sets forth a complete and correct list of all material agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the date hereof (other than the Second Lien Note Documents and the agreements set forth in Schedule 4.20) providing for, evidencing, securing or otherwise relating to any Indebtedness of any Loan Party or any Subsidiary and all obligations of the Loan Parties or any of the Subsidiaries to issuers of surety or appeal bonds issued for account of any Loan Party or Subsidiary, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Indebtedness or lease obligations outstanding or to be outstanding and the Property subject to any Lien securing such Indebtedness or lease obligation.  Also set forth on Schedule 4.21 hereto is a complete and correct list, as of the date of this Agreement, of all material agreements and other instruments of the Loan Parties and the Subsidiaries relating to the purchase, transportation by pipeline, gas processing, marketing, sale and supply of natural gas and other Hydrocarbons and which either (a) has a term longer than 6 months or (b) provides for liabilities of the Loan Parties and Subsidiaries in excess of $1,000,000.  To the extent requested, the Borrower has heretofore delivered to the Administrative Agent and the Lenders a complete and correct copy of all such material credit agreements, indentures, purchase agreements, contracts, letters of credit, guarantees, joint venture agreements, or other instruments, including any modifications or supplements thereto, as in effect on the date hereof.

Section 4.22Foreign Assets Control Regulations, etc.

(a)Neither any Letter of Credit nor any part of the proceeds of the Advances will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)No Loan Party and no Subsidiary (i) is, or will become, a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such Person.  Each Loan Party and each Subsidiary is in compliance, in all material respects, with the Patriot Act.

(c)The Loan Parties and Subsidiaries are in compliance with any laws or regulations relating to money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq.; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act); Laundering of Monetary Instruments, 18 U.S.C. section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; and any similar laws or regulations currently in force or hereafter enacted.

(d)Neither any Letter of Credit nor any part of the proceeds of the Advances will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws.

(e)None of (i) the Borrower, any Subsidiary or any of their respective directors, officers, employees, or to the knowledge of the Borrower or such Subsidiary, any of their respective affiliates, or (ii) to the knowledge of the Borrower, any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, (A) is a Sanctioned Person or currently the subject or target of any Sanctions or (B) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws.  The Loan Parties have instituted and maintain policies and procedures designed to promote and achieve continued compliance with applicable Anti-Corruption Laws and Sanctions.

Section 4.23Identification Numbers.  The federal taxpayer identification number and the organizational number with the Secretary of State of the state of its organization or formation are as set out on Schedule 4.23.

Section 4.24Oil and Gas Properties.

(a)Each Loan Party has good and defensible title to all of its Oil and Gas Properties evaluated in the most recently delivered Engineering Report (other than any thereof Disposed of in a Disposition permitted by this Agreement) free and clear of all Liens except for Permitted Liens.  There are no “back-in” or “reversionary” interests held by third parties which could reduce the interests a Loan Party in the Oil and Gas Properties except as taken into account in such Engineering Report or set forth on Schedule 4.24 hereto.  No operating or other agreement to which any Loan Party is a party or by which any Loan Party is bound affecting any part of the Collateral requires such Loan Party to bear any of the costs relating to the Collateral greater than the leasehold interest of such Loan Party in such portion of the Collateral, except in the event such Loan Party is obligated under an operating agreement to assume a portion of a defaulting party’s share of costs.  Each Mortgage is and will remain a valid and enforceable lien on the Collateral subject only to the Permitted Liens.  Each Loan Party will preserve its interest in and title to the Collateral subject to Permitted Liens, and will forever warrant and defend the same to the Collateral Agent and will forever warrant and defend the validity and priority of the lien granted under each Mortgage to which such Loan Party is a party against the claims of all persons and parties whomsoever.

(b)Status of Leases, Term Mineral Interests and Contracts.  All of the leases and term mineral interests in the Oil and Gas Properties evaluated in the most recently delivered Engineering Report (other than any thereof Disposed of in a Disposition permitted by this Agreement) are valid, subsisting and in full force and effect, and no Loan Party has knowledge that a default exists under any of the terms or provisions, express or implied, of any of such leases or interests or under any agreement to which the same are subject  that would materially and adversely affect the rights of the Loan Parties with respect to the Oil and Gas Properties to which such lease, interest, or agreement relates.  All of the Contracts to which any Loan Party is a party that relate to the Oil and Gas Properties are in full force and effect and constitute legal, valid and binding obligations of such Loan Party, except as would not reasonably be expected to materially and adversely affect the rights of the Loan Parties with respect to the Oil and Gas Properties to which such Contract relates.  No Loan Party or, to the knowledge of any Loan Party, any other party to any such Contract (i) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any obligations thereunder, whether express or implied, or (ii) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of, any lease in the Oil and Gas Properties or any Contract, except as would not reasonably be expected to materially and adversely affect the rights of the Loan Parties with respect to the Oil and Gas Properties to which such Contract relates.

(c)Production Burdens and Expenses and Revenues.  Except for each Loan Party’s interests in certain Oil and Gas Properties, which such Loan Party represents do not constitute a material portion (with 2% or more being deemed material) of the value of the Collateral and all other Properties of such Loan Party securing the Secured Obligations, all of the proceeds from the sale of Hydrocarbons produced from Realty Collateral are being properly and timely paid to such Loan Party by the purchasers or other remitters of production proceeds without suspense.

(d)Pricing.  The prices being received by each Loan Party for the production of Hydrocarbons do not violate any Contract or any law or regulation.  Except as otherwise permitted herein, where applicable, all of the wells located on the Oil and Gas Properties and production of Hydrocarbons therefrom have been properly classified under appropriate governmental regulations.

(e)Gas Regulatory Matters.  All applicable Loan Parties have filed with the appropriate state and federal agencies all necessary rate and collection filings and all necessary applications for well determinations under the Natural Gas Act of 1938, as amended, the Natural Gas Policy Act of 1978, as amended, and the rules and regulations of the Federal Energy Regulatory Commission (the “FERC”) thereunder, and each such application has been approved by or is pending before the appropriate state or federal agency.

(f)Production Balances.  Except as set forth below, no person is entitled to receive any portion of the interest of any Loan Party in any Hydrocarbons or to receive cash or other payments to “balance” any disproportionate allocation of Hydrocarbons under any operating agreement, gas balancing and storage agreement, gas processing or dehydration agreement, or other similar agreements.  Each Loan Party believes that certain third parties may be entitled to receive “make-up” deliveries of Hydrocarbons or cash or other payments to “balance” a disproportionate allocation of Hydrocarbons produced from certain Oil and Gas Properties; provided, however, that each Loan Party represents and warrants that such deliveries or payments (i) occur in the ordinary course of business and (ii) are not material (with net aggregate liability of $1,000,000 or more being deemed material) in aggregate amount.

(g)Drilling Obligations.  Except as otherwise permitted hereunder, there are no obligations under any Oil and Gas Property or Contract which require the drilling of additional wells or operations to earn or to continue to hold any of the Oil and Gas Properties in force and effect, except those under customary continuous operations provisions that may be found in one or more of the oil and gas and/or oil, gas and mineral leases described on Exhibit A to each Mortgage.

(h)Compliance with Laws.  To the extent required hereunder, all wells on or attributable to the Oil and Gas Properties have been drilled, completed and operated, and all production therefrom has been accounted for and paid to the Persons entitled thereto, in material compliance with all applicable federal, state and local laws and applicable rules and regulations of the federal, state and local regulatory authorities having jurisdiction thereof.

(i)Regulatory Filings.  To the extent required hereunder, all material necessary regulatory filings have been properly made in connection with the drilling, completion and operation of the wells on or attributable to the Oil and Gas Properties and all other operations related thereto.

(j)Allowables.  To the extent required hereunder, all production and sales of Hydrocarbons produced or sold from the Oil and Gas Properties have been made materially in accordance with any applicable allowables (plus permitted tolerances) imposed by any Governmental Authorities.

(k)Refund Obligations.  No Loan Party has collected any proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties which are subject to any material refund obligation.

Section 4.25Pro Forma Compliance.  After giving pro forma effect to each Advance, issuance, increase, renewal or extension of any Letter of Credit, the Borrower would be in compliance with Section 6.17 and 6.25 as of the fiscal quarter end occurring immediately prior to the date of such Advance or such issuance, increase, renewal or extension of a Letter of Credit and for which financial statements have been delivered to the Administrative Agent (the “Subject Quarter End”) (which calculation, for the avoidance of doubt, uses (i) with respect to compliance with Section 6.17, all outstanding consolidated Indebtedness of the Borrower and (ii) with respect to compliance with Section 6.25, all outstanding consolidated secured Indebtedness of the Borrower (excluding all Second Lien Debt), in each case, on the date of such Advance, the issuance, increase, renewal or extension of any Letter of Credit, as applicable, Available Cash as of such date, and the Borrower’s consolidated EBITDA for the four fiscal quarter period ended as of such Subject Quarter End).

ARTICLE V
AFFIRMATIVE COVENANTS

So long as any Note or any amount under any Loan Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Lender shall have any Commitment hereunder, each Loan Party agrees, unless the Required Lenders shall otherwise consent in writing, to comply with the following covenants.

Section 5.01Compliance with Laws, Etc.  Each Loan Party shall comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable Legal Requirements.  Without limiting the generality and coverage of the foregoing, each Loan Party shall comply, and shall cause each of its Subsidiaries to comply, in all material respects, with all Environmental Laws and all laws, regulations, or directives with respect to equal employment opportunity and employee safety in all jurisdictions in which any Loan Party or any Subsidiary does business.  Without limitation of the foregoing, each Loan Party shall, and shall cause each of its Subsidiaries to, (a) maintain and possess all authorizations, Permits, licenses, trademarks, trade names, rights and copyrights which are necessary to the conduct of its business and (b) obtain, as soon as practicable, all consents or approvals required from any states of the United States (or other Governmental Authorities) necessary to grant the Collateral Agent an Acceptable Security Interest in the Required Mortgage Percentage (or if an Event of Default exists and is continuing, at least 100% by value) of the Proven Reserves attributable to the Loan Parties’ Oil and Gas Properties.

Section 5.02Maintenance of Insurance.

(a)Each Loan Party shall, and shall cause each of its Subsidiaries to, procure and maintain or shall cause to be procured and maintained continuously in effect policies of insurance in form and amounts and issued by companies, associations or organizations reasonably satisfactory to the Administrative Agent covering against such casualties, risks, perils, liabilities and other hazards as are customarily covered against by companies engaged in the same or similar business operating in the same or similar locations.

(b)All certified copies of policies or certificates thereof, and endorsements and renewals thereof shall be delivered to and retained by the Administrative Agent each time such a policy of insurance is made effective, renewed, amended, novated, or otherwise modified.  All policies of insurance shall either have attached thereto a “lender’s loss payable endorsement” for the benefit of the Collateral Agent, as loss payee in form reasonably satisfactory to the Administrative Agent or shall name the Collateral Agent as an additional insured, as applicable.  All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage.  In addition, all policies of insurance required under the terms hereof shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act of negligence of any Loan Party or Subsidiary or any party holding under any Loan Party or Subsidiary which might otherwise result in a forfeiture of the insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against the Loan Parties and Subsidiaries.  All such policies shall contain a provision that notwithstanding any contrary agreements between the Loan Parties, the Subsidiaries, and the applicable insurance company, such policies will not be canceled, allowed to lapse without renewal, surrendered or amended (which provision shall include any reduction in the scope or limits of coverage) without at least 30 days’ prior written notice to the Collateral Agent.  In the event that, notwithstanding the “lender’s loss payable endorsement” requirement of this Section 5.02, the proceeds of any insurance policy described above are paid to any Loan Party or a Subsidiary, the Borrower shall deliver such proceeds to the Collateral Agent immediately upon receipt.

Section 5.03Preservation of Corporate Existence, Etc.  Each Loan Party shall preserve and maintain, and, except as otherwise permitted herein, cause each of its Subsidiaries to preserve and maintain, its corporate, partnership, or limited liability company existence, rights, franchises, and privileges, as applicable, in the jurisdiction of its organization and qualify and remain qualified, and cause each such Subsidiary to qualify and remain qualified, as a foreign corporation, partnership, or limited liability company, as applicable, in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties.

Section 5.04Payment of Taxes, Etc.  Each Loan Party shall pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (a) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits or Property of such Loan Party that are material in amount, prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by law become a Lien upon its Property; provided, however, that no Loan Party and no such Subsidiary shall be required to pay or discharge any such tax, assessment, charge, levy, or claim which is being contested in good faith and by appropriate proceedings, and with respect to which reserves in conformity with GAAP have been provided.

Section 5.05Visitation Rights.  At any reasonable time and from time to time, upon reasonable notice, each Loan Party shall, and shall cause its Subsidiaries to, permit (a) the Administrative Agent or any of its agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit and inspect at their reasonable discretion the Properties of, each Loan Party and any such Subsidiary, and (b) the Administrative Agent and any Lender or any of

their respective agents or representatives thereof to discuss the affairs, finances and accounts of each Loan Party and any such Subsidiary with any of their respective officers or directors.

Section 5.06Reporting Requirements.  The Borrower shall furnish to the Administrative Agent and each Lender:

(a)Annual Financials.  As soon as available and in any event not later than 90 days after the end of each fiscal year of the Borrower and its consolidated Subsidiaries, commencing with fiscal year ending December 31, 2013, (i) a copy of the annual audit report for such year for the Borrower and its consolidated Subsidiaries, including therein the Borrower’s and its consolidated Subsidiaries’ balance sheets as of the end of such fiscal year and the Borrower’s and its consolidated Subsidiaries’ statements of income, cash flows, and retained earnings, in each case certified by an independent certified public accountants reasonably acceptable to the Administrative Agent and including any management letters delivered by such accountants to the Borrower or any Subsidiary in connection with such audit, (ii) any management letters delivered by such accountants to the Borrower or any Subsidiary, (iii) a Compliance Certificate executed by a Responsible Officer of the Borrower, and (iv) an officer’s certificate setting forth the Borrower’s and its consolidated Subsidiaries’ assets or quarterly revenues and the calculations reflecting whether a Subsidiary is an Immaterial Subsidiary based on the financial statements for such fiscal year end, with such details and supporting document that the Administrative Agent may reasonably request;

(b)Quarterly Financials.  As soon as available and in any event not later than 60 days after the end of each fiscal quarter of each fiscal year of each Loan Party and its consolidated Subsidiaries, (i) commencing with the fiscal quarter ending June 30, 2013, the unaudited balance sheet and the statements of income, cash flows, and retained earnings of each such Person for the period commencing at the end of the previous year and ending with the end of such fiscal quarter, all in reasonable detail and duly certified with respect to such consolidated statements (subject to yearend audit adjustments) by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP, (ii) a Compliance Certificate executed by the Responsible Officer of the Borrower, and (iii) an officer’s certificate setting forth the Borrower’s and its consolidated Subsidiaries’ assets or quarterly revenues and the calculations reflecting whether a Subsidiary is an Immaterial Subsidiary based on the financial statements for such fiscal year end, with such details and supporting document that the Administrative Agent may reasonably request;

(c)Oil and Gas Reserve Reports.

(i)As soon as available but in any event on or before August 31, 2013 and August 31st of each year thereafter, an Internal Engineering Report dated effective as of the immediately preceding June 30th;

(ii)As soon as available but in any event on or before February 28, 2014 and February 28th of each year an Independent Engineering Report dated effective as of the immediately preceding December 31st;

(iii)Such other information as may be reasonably requested by the Administrative Agent or any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base;

(iv)With the delivery of each Engineering Report, a certificate from a Responsible Officer of the Borrower certifying that, to the best of his knowledge and in all material respects: (A) the information contained in the Engineering Report and any other information delivered in connection therewith is true and correct, (B) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Engineering Report which would require the Borrower or any Guarantor to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (C) none of its Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Required Lenders, (D) attached to the certificate is a list of its Oil and Gas Properties added to and deleted from the immediately prior Engineering Report and a list showing any change in working interest or net revenue interest in its Oil and Gas Properties occurring and the reason for such change, (E) attached to the certificate is a list of all Persons disbursing proceeds to the Borrower or to any Guarantor, as applicable, from its Oil and Gas Properties, and (F) except as set forth on a schedule attached to the certificate, all of the Oil and Gas Properties evaluated by such Engineering Report are pledged as Collateral for the Secured Obligations.

(d)Production and Hedging Reports.  As soon as available and in any event within 60 days after the end of each quarter, commencing with the quarter ending June 30, 2013, a report certified by a Responsible Officer of the Borrower in form and substance satisfactory to the Administrative Agent prepared by the Borrower (i) covering each of the Oil and Gas Properties of the Borrower and the Guarantors and detailing on a quarterly basis (A) the production, revenue, and price information and associated operating expenses for each such quarter, (B) any changes to any producing reservoir, production equipment, or producing well during each such quarter, which changes could reasonably be expected to cause a Material Adverse Change, and (C) any sales of the Borrower’s or any Guarantors’ Oil and Gas Properties during each such quarter, and (ii) setting forth a true and complete list of all Hedge Contracts of the Borrower and the Guarantors and detailing the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement; provided that, such required listing shall, in no event, be construed as permitting such credit supports which are not permitted under the terms of this Agreement;

(e)Annual Budget.  As soon as available and in any event on or before the earlier of (i) the fifth Business Day after such fiscal year’s budget is approved by the Borrower’s board of directors (or other applicable governing body) and (ii) February 15th of each fiscal year, commencing with February 15, 2014, a copy of the Borrower’s consolidated annual budget for such fiscal year, including the Borrower’s consolidated cash flow budget and operating budget.

(f)Defaults.  As soon as possible and in any event within three Business Days after (i) the occurrence of any Default, (ii) the occurrence of any “default” or “event of default” under the Second Lien Note Agreement, (iii) the occurrence of any default under the DrillCo Operating Agreement, or (iv) the occurrence of any default under any instrument or document evidencing Indebtedness of any Loan Party or any Subsidiary, in each case known to any officer of each Loan Party or any of its subsidiaries which is continuing on the date of such statement, a statement of a Responsible Officer of the Borrower setting forth the details of such Default or default, as applicable, and the actions which any Loan Party or any such Subsidiary has taken and proposes to take with respect thereto;

(g)Termination Events.  As soon as possible and in any event (i) within 30 days after the Borrower or any member of the Controlled Group knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within 10 days after any Loan Party or any of its Affiliates knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of a Responsible Officer of the Borrower describing such Termination Event and the action, if any, which such Loan Party or such Affiliate proposes to take with respect thereto;

(h)Termination of Plans.  Promptly and in any event within two Business Days after receipt thereof by the Borrower or any member of the Controlled Group from the PBGC, copies of each notice received by the Borrower or any such member of the Controlled Group of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(i)Other ERISA Notices.  Promptly and in any event within five Business Days after receipt thereof by the Borrower or any member of the Controlled Group from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any member of the Controlled Group concerning the imposition of withdrawal liability pursuant to Section 4202 of ERISA;

(j)Environmental Notices.  Promptly upon the receipt thereof by any Loan Party or Subsidiary,  a copy of any form of request, notice, summons or citation received from the Environmental Protection Agency, or any other Governmental Authority, concerning (i) violations or alleged violations of Environmental Laws, which seeks to impose liability therefor and could cause a Material Adverse Change, (ii) any action or omission on the part of any Loan Party or Subsidiary or any of their former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which could reasonably result in the imposition of liability therefor that could cause a Material Adverse Change, including without limitation any information request related to, or notice of, potential responsibility under CERCLA, or (iii)  the filing of a Lien upon, against or in connection with any Loan Party or Subsidiary or their former Subsidiaries, or any of their leased or owned Property, wherever located, under any Environmental Law;

(k)Other Governmental Notices.  Promptly and in any event within five Business Days after receipt thereof by any Loan Party or Subsidiary, a copy of any notice, summons, citation, or proceeding seeking to modify in any material respect, revoke, or suspend any material contract, license, permit or agreement with any Governmental Authority;

(l)Material Changes.  Prompt written notice of any condition or event of which any Loan Party or Subsidiary has knowledge, which condition or event (i) has resulted or could reasonably be expected to result in a Material Adverse Change, (ii) has resulted in a breach of or noncompliance with any material term, condition, or covenant of any material contract to which any Loan Party or Subsidiary is a party or by which they or their Properties are bound, or (iii) has resulted or could reasonably be expected to result in a Subsidiary ceasing to be an Immaterial Subsidiary;

(m)Disputes, Etc.  Prompt written notice of (i) the commencement, or any threat of commencement to the knowledge of the Loan Party threatened, of any legal or arbitration proceedings or proceedings before any Governmental Authority, affecting any Loan Party or Subsidiary which, if adversely determined, could reasonably be expected to cause a Material Adverse Change, or any material labor controversy of which any Loan Party or Subsidiary has knowledge resulting in or reasonably considered to be likely to result in a strike against any Loan Party or Subsidiary and (ii) any claim, judgment, Lien or other encumbrance (other than a Permitted Lien) affecting any Property of any Loan Party or Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $1,000,000;

(n)Other Accounting Reports.  Promptly upon receipt thereof, a copy of each other report or letter submitted to any Loan Party or Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of any Loan Party or Subsidiary, and a copy of any response by any Loan Party or Subsidiary, or the board of directors (or other applicable governing body) of any Loan Party or Subsidiary, to such letter or report;

(o)Notices Under Other Loan Agreements.  Promptly after the furnishing thereof, copies of any statement, report or notice furnished to any Person pursuant to the terms of any indenture, loan or credit or other similar agreement (including the Second Lien Note Agreement), other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 5.06;

(p)USA Patriot Act.  Promptly, following a request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act;

(q)Additional Notices.  Promptly, but in no event later than the fifth Business Day after having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer of the relevant Loan Party or its general partner and setting forth the relevant event or circumstance and the steps being taken by the relevant Loan Party with respect to such event or circumstance:

(i)any litigation or proceeding involving it as a defendant or in which any of its Property is subject to a claim and in which the amount involved is $1,000,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought which injunctive or similar relief, if granted, could reasonably be expected to have a Material Adverse Change; and

(ii)except as to the Borrower or the Parent, any change in its ownership; and

(iii)any change in its senior management.

(r)SEC and Other Filings; Reports to Shareholders.  Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the SEC, or with any national securities exchange, or distributed by such Loan Party to its shareholders generally, as the case may be.

(s)PDP Reserves Certificate.  As soon as available and in any event within 15 days after the end of each calendar month, commencing with the calendar month ended September 30, 2016, a certificate of a Responsible Officer of the Borrower, in form and substance satisfactory to the Administrative Agent, certifying (i) a true and correct list of all wells relating to PDP Reserves that are not listed as wells relating to PDP Reserves in the most recently delivered Engineering Report under Section 2.02(b), (ii) the PV10 of each such well, (iii) the state, county, section, township, range, and quarter section in which each such well is located, (iv) which Loan Parties own an interest in each such well, (iv) a description of the lease covering the acreage on which each such well is located (including lessor, lessee, date of recordation, and recording information), and (v) whether each such well is subject to an Acceptable Security Interest.

(t)DrillCo Notices.  On the same date on which any Loan Party provides written notice to the DrillCo Investor that an Initial Reversion Date (as defined in the DrillCo Agreement) or Final Reversion Date (as defined in the DrillCo Areement) has occurred, the Borrower shall provide a copy of such notice to the Administrative Agent and the Lenders.  Within three Business Days of any Loan Party receiving a Wellbore Assignment from the DrillCo Investor covering an Initial Reversionary Share (as defined in the DrillCo Agreement) or a Final Reversionary Share (as defined in the DrillCo Agreement), the Borrower shall notify the Administrative Agent of the same.

(u)Other Information.  Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of any Loan Party or Subsidiary, as the Administrative Agent may from time to time reasonably request.

Section 5.07Maintenance of Property.  Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain their owned, leased or operated Property necessary to the conduct of its business in good condition and repair, normal wear and tear excepted; and shall abstain, and cause each of its Subsidiaries to abstain from, knowingly or willfully permitting the commission of waste or other injury, destruction, or loss of natural resources, or the occurrence of pollution, contamination, or any other condition in, on or about the owned, leased or operated Property involving the Environment that could reasonably be expected to result in Response activities and that could reasonably be expected to cause a Material Adverse Change.

Section 5.08Agreement to Pledge.  Each Loan Party shall, and shall cause each Subsidiary to, grant to the Collateral Agent an Acceptable Security Interest in (a)if no Borrowing Base Deficiency exists and no Default has occurred, (i) at least the Required Mortgage Percentage of the Proven Reserves attributable to the Oil and Gas Properties of any Loan Party or Subsidiary and (ii) any Property (other than Oil and Gas Properties) of any Loan Party or Subsidiary now owned or hereafter acquired promptly after receipt of a written request from either Agent, and (b) if a Borrowing Base Deficiency exists, a Default has occurred or the Designated Period is in effect, any Property of any Loan Party or Subsidiary now owned or hereafter acquired promptly after receipt of a written request from either Agent.  If requested by the Administrative Agent, the Borrower shall (x) obtain an affidavit of Initial Reversion (as defined in the DrillCo Agreement) or Final Reversion (as defined in the DrillCo Agreement) or release of Liens covering the Oil and Gas Properties subject to such reversion, in each case, from the DrillCo Investor in accordance with the terms of the DrillCo Agreement and (y) grant to the Collateral Agent an Acceptable Security Interest in the reversionary interest of the Loan Parties arising from such Reversion (as defined in the DrillCo Agreement).

Section 5.09Use of Proceeds.  Each Loan Party shall use the proceeds of the Advances (a) to develop and acquire and for the exploration and production of Oil and Gas Properties, (b) for general corporate purposes, including closing costs and working capital needs, and (c) to payoff the balance owing pursuant to the Existing Credit Agreement.  The Borrower shall use the Letters of Credit for general corporate purposes.

Section 5.10Title Evidence and Opinions.  Each Loan Party shall from time to time upon the reasonable request of the Administrative Agent, take such actions and execute and deliver such documents and instruments as the Administrative Agent shall require to ensure that the Administrative Agent shall, at all times, have received satisfactory title evidence, which title evidence shall be in form and substance acceptable to the Administrative Agent in its sole discretion and shall include information regarding the before payout and after payout ownership interests held by the Loan Parties, for all wells located on the Oil and Gas Properties, covering at least 95% of the present value of the Proven Reserves of the Loan Parties (other than any Proven Reserves attributable to any DrillCo Excluded Property) as determined by the Administrative Agent.  Within 30 days after (a) a request by the Administrative Agent or the Lenders to cure any title defects or exceptions which are not Permitted Liens raised by such information or (b) a notice by the Administrative Agent that any Loan Party has failed to comply with this Section 5.10(b), such Loan Party shall (i) cure such title defects or exceptions which are not Permitted Liens or substitute acceptable Oil and Gas Properties with no title defects or exceptions except for Permitted Liens covering Collateral of an equivalent value and (ii) deliver to the Administrative Agent satisfactory title evidence (including supplemental or new title opinions meeting the foregoing requirements) in form and substance acceptable to the Administrative Agent in its reasonable business judgment as to the Borrower’s and the Guarantors’ ownership of such Oil and Gas Properties and the

Collateral Agent’s Liens and security interests therein as are required to maintain compliance with this Section 5.10; provided, however, that, except as otherwise set forth in this Section 5.10, any failure of a Loan Party to comply with this Section 5.10 shall not be a Default, but instead the Administrative Agent and/or the Required Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders.  To the extent that the Administrative Agent or the Required Lenders are not satisfied with title to any Oil and Gas Property after the 30-day period has elapsed, such unacceptable Oil and Gas Property shall not count towards the 95% title requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on 95% of the present value of Oil and Gas Properties constituting Proven Reserves.  This new Borrowing Base shall become effective immediately after receipt of such notice.  If the Borrowing Base is reduced pursuant to this Section 5.10 and such a reduction causes a Borrowing Base Deficiency, then (x) Borrower shall immediately prepay the Advances or make deposits into the Cash Collateral Account pursuant to Section 2.05(c)(iii), and (y) such failure of title giving rise to such Borrowing Base reduction shall constitute an Event of Default hereunder.

Section 5.11Further Assurances; Cure of Title Defects.  Each Loan Party shall, and shall cause each Subsidiary to, cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement.  Each Loan Party hereby authorizes the Collateral Agent to file any financing statements without the signature of the Borrower or such Guarantor, as applicable, to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under any of the Loan Documents.  Each Loan Party at its expense will, and will cause each of its Subsidiaries to, promptly execute and deliver to the Collateral Agent upon request of either Agent all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Guarantor, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Secured Obligations, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith or to enable either Agent to exercise and enforce its rights and remedies with respect to any Collateral.

Section 5.12Leases; Development and Maintenance.  Each Loan Party shall, and shall cause its Subsidiaries to, (a) pay and discharge promptly, or cause to be paid and discharged promptly, all rentals, delay rentals, royalties, overriding royalties, payments out of production and other indebtedness or obligations accruing under, and perform or cause to be performed each and every act, matter or thing required by each and all of, the oil and gas leases and all other agreements and contracts constituting or affecting the Oil and Gas Properties of the Borrower and its Subsidiaries (except where the amount thereof is being contested in good faith by appropriate proceedings), (b) do all other things necessary to keep unimpaired its rights thereunder and prevent any forfeiture thereof or default thereunder, and operate or cause to be operated such Properties as a prudent operator would in accordance with industry standard practices and in compliance with all applicable proration and conservation Legal Requirements and any other Legal Requirements of every Governmental Authority, whether state, federal, municipal or other jurisdiction, from time to time constituted to regulate the development and operations of oil and gas properties and the production and sale of oil, gas and other Hydrocarbons therefrom, and (c) maintain (or cause to be maintained) the Leases, wells, units and acreage to which the Oil and Gas Properties of the Borrower and its Subsidiaries pertain in a prudent manner consistent with industry standard practices.

Section 5.13Oil and Gas Properties - Insurance.  To the extent that insurance is carried by a third-party operator on behalf of any Loan Party, upon request by Administrative Agent, such Loan Party shall use its reasonable efforts to obtain and provide the Administrative Agent with copies of certificates of insurance showing such Loan Party as a named insured.  Each such Loan Party hereby assigns to Collateral Agent for its benefit and the benefit of the other Secured Parties any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any of the Collateral.

Section 5.14Deposit Accounts.  Each Loan Party shall, and shall cause each of its Subsidiaries to (a) maintain their primary operating accounts and other deposit accounts with Wells Fargo or with any other Person so long as such accounts with Wells Fargo and such other Persons are subject to Account Control Agreements; provided that, such requirement for Account Control Agreements with Wells Fargo shall apply from and after the 20th day following the Amendment No. 8 Effective Date (or such later date as may be extended by the Administrative Agent in its sole discretion from time to time), and (b) deposit all proceeds attributable to Oil and Gas Properties into such accounts with Wells Fargo or such accounts that are subject to Account Control Agreements; provided that, the requirements of this Section 5.14 shall not apply to deposit accounts that are designated solely as accounts for, and are used solely for, employee benefits, taxes, payroll funding or petty cash in an amount not to exceed $500,000, in the aggregate.  Each Loan Party shall, and shall cause each of its Subsidiaries to, from and after the Amendment No. 8 Effective Date (or such later date as may be extended by the Administrative Agent in its sole discretion from time to time) maintain all securities accounts and all commodities accounts of Loan Parties subject to control agreements in favor of the Collateral Agent and the Second Lien Agent.  Each Loan Party hereby authorizes the Administrative Agent and the Collateral Agent, as applicable, to deliver notices to the depositary banks pursuant to any Account Control Agreement under any one or more of the following circumstances:  (i) following an Event of Default, (ii) if the Administrative Agent or the Collateral Agent reasonably believes that a requested transfer by the Borrower or other Loan Party, as applicable, is a request to transfer any funds from any deposit account to any other deposit account of the Borrower or any Subsidiary that is not permitted under this Section 5.14, (iii) as otherwise agreed to by the Borrower or other Loan Party, as applicable, and (iv) as otherwise permitted by applicable Legal Requirement.  All amounts received by a Loan Party under the DrillCo Agreement shall be deposited into a deposit account with Wells Fargo that is subject to an Account Control Agreement as such account.

Section 5.15Post-Closing Obligations.

(a)Local Counsel Legal Opinions.  As soon as available and, in any event, within 20 days following the Effective Date (or such later date as may be extended by the Administrative Agent in its sole discretion from time to time), the Administrative Agent shall have received a legal opinion of Oklahoma local counsel, Pennsylvania local counsel, and West Virginia local counsel, in each case, acceptable to the Administrative Agent in its sole discretion, each in form and substance reasonably acceptable to the Administrative Agent.

(b)Mortgage Amendments.  As soon as available and, in any event, within 20 days following the Effective Date (or such later date as may be extended by the Administrative Agent in its sole discretion from time to time), the Administrative Agent shall have received amendments to existing Mortgages, and all attached exhibits and schedules, in form and substance satisfactory to the Agents and duly executed by all parties thereto, to the extent necessary to allow the Administrative Agent’s Oklahoma local counsel, Pennsylvania local counsel, and West Virginia local counsel to deliver a legal opinion in accordance with clause (a) of this Section.

Section 5.16Sanctions and Anti-Corruption, etc.  The Borrower shall, and shall cause each Subsidiary to, maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.  Borrower shall ensure that no funds used to pay the Obligations (i) constitute the property of, or are beneficially owned, directly or indirectly, by any Sanctioned Person; (ii) are derived from any transactions or business with any Sanctioned Person or Sanctioned Country; or (iii) are derived from any unlawful activity, including but not limited to, activity in violation of anti-money-laundering rules and regulations.

ARTICLE VI
NEGATIVE COVENANTS

So long as any Note or any amount under any Loan Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Lender shall have any Commitment, each Loan Party agrees, unless the Required Lenders otherwise consent in writing, to comply with the following covenants.

Section 6.01Liens, Etc.  No Loan Party shall create, assume, incur, or suffer to exist, nor permit any of its Subsidiaries to create, assume, incur, or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income, except that the Borrower and its Subsidiaries may create, incur, assume, or suffer to exist:

(a)Liens granted pursuant to the Security Instruments and securing the Secured Obligations;

(b)purchase money Liens or purchase money security interests upon or in any equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business prior to or at the time of the Borrower or such Subsidiary’s acquisition of such equipment; provided that, the Indebtedness secured by such Liens (i) was incurred solely for the purpose of financing the acquisition of such equipment, and does not exceed the aggregate purchase price of such equipment, (ii) is secured only by such equipment and not by any other assets of the Borrower and its Subsidiaries, and (iii) is not increased in amount;

(c)Liens for taxes, assessments, or other governmental charges or levies not yet due or that (provided foreclosure, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor;

(d)Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings, provided such reserve as may be required by GAAP shall have been made therefor;

(e)royalties, overriding royalties, net profits interests, production payments, reversionary interests, calls on production, preferential purchase rights and other burdens on or deductions from the proceeds of production, that (i) do not secure Indebtedness for borrowed money and (ii) are taken into account in computing the net revenue interests and working interests of the Borrower or any of its Subsidiaries warranted in the Security Instruments or in this Agreement;

(f)Liens arising in the ordinary course of business out of pledges or deposits under workers’ compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation or to secure public or statutory obligations of the Borrower or any of its Subsidiaries;

(g)Liens arising under operating agreements, unitization and pooling agreements and orders, farmout agreements, gas balancing agreements, and other agreements, in each case that are customary in the oil, gas and mineral production business and that are entered into by the Borrower or any Subsidiary in the ordinary course of business provided that (i) such Liens are taken into account in computing the net revenue interests and working interests of the Borrower or any of its Subsidiaries warranted in the Security Instruments or this Agreement, (ii) such Liens do not secure borrowed money, (iii) such Liens secure amounts that are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor and (iv) such Liens are limited to the assets that are the subject of such agreements; provided further that, Liens arising under the Drillco Operating Agreements shall only be permitted if (1) such Drillco Operating Agreements do not cover Property located outside of the DrillCo Contract Area, (2) such Drillco Operating Agreements are entered into pursuant to the DrillCo Agreement, and (3) the provisions in such Drillco Operating Agreements creating such Liens are in substantially the same form set forth in the form of such Drillco Operating Agreements attached to the certified copy of the DrillCo Agreement delivered to the Administrative Agent on the Amendment No. 9 Effective Date;

(h)Liens securing the Second Lien Debt to the extent permitted under the Indenture Intercreditor Agreement; provided that both before and after giving effect to the incurrence of any such Lien, the Borrower is in compliance with Section 6.21; and

(i)easements, rights-of-way, restrictions, and other similar encumbrances, and minor defects in the chain of title that are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of the Borrower or any Subsidiary or materially detract from the value or use of the Property to which they apply.

Section 6.02Indebtednesss, Guaranties, and Other Obligations.  No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, create, assume, suffer to exist, or in any manner become or be liable in respect of, any Indebtedness except:

(a)(i) the Obligations, and (ii) the Banking Services Obligations;

(b)Indebtedness secured by the Liens permitted under paragraph (b) of Section 6.01 and any renewal, refinancing or extension of such Indebtedness; provided that (i) no Lien existing at the time of such renewal, refinancing or extension shall be extended to cover any property not already subject to such Lien, (ii) the principal amount of any Indebtedness renewed, refinanced or extended shall not exceed the amount of such Indebtedness outstanding immediately prior to such renewal, refinancing or extension; and (iii) in any event, the aggregate amount of such Indebtedness at any time shall not exceed $1,000,000;

(c)Indebtedness consisting of sureties or bonds provided to any Governmental Authority or other Person and assuring payment of contingent liabilities of the Borrower in connection with the operation of the Oil and Gas Properties, including with respect to plugging, facility removal and abandonment of its Oil and Gas Properties;

(d)Indebtedness of any Loan Party owing to any other Loan Party; provided that such Indebtedness is subordinated to the Obligations on terms acceptable to the Administrative Agent in its sole discretion;

(e)Indebtedness under the Second Lien Loan Documents, the aggregate principal amount of which does not exceed $325,000,000;

(f)Indebtedness under Hedge Agreements which are not prohibited by the terms of Section 6.14; provided (i) that such Indebtedness shall not be secured, other than such Indebtedness owing to Lender Swap Counterparties which are secured under the Loan Documents and (ii) such Indebtedness shall not obligate the Borrower or any of its Subsidiaries to any margin call requirements including any requirement to post cash collateral, property collateral or a letter of credit; and

(g)Other unsecured Indebtedness in an aggregate amount outstanding at any time not to exceed $1,000,000.

Section 6.03Agreements Restricting Liens and Distributions.  No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments, and the Second Lien Note Documents) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Secured Obligations or restricts any Loan Party from paying dividends to any other Loan Party, or which requires the consent of or notice to other Persons in connection therewith; provided, that the foregoing shall not apply to (a) customary restrictions imposed on the granting, conveying, creation or imposition of any Lien on any Property of the Borrower or its Subsidiaries imposed by any contract, agreement or understanding related to the Liens permitted under clause (b) of Section 6.01 so long as such restriction only applies to the Property permitted under such clause to be encumbered by such Liens or (b) provisions of the DrillCo Agreement pursuant to which the Loan Parties agree not to grant Liens that can be perfected with recordings in the applicable county records securing the Secured Obligations on any Properties in the DrillCo Contract Area (other than Wellbore Liens filed as provided in Section 6.04(b)(v)(B) and Liens on Non-DrillCo Assets (as defined below)).  “Non-DrillCo Assets” means any Property located in the DrillCo Contract Area and owned or acquired by the Borrower or any Subsidiary thereof but not necessary or desirable for the Borrower to produce, operate, maintain, and plug and abandon the DrillCo Joint Wells described in the Development Plans (as defined in the DrillCo Agreement).

Section 6.04Merger or Consolidation; Asset Sales.  No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to:

(a)merge or consolidate with or into any other Person; provided that (i) the Borrower may merge or may be consolidated into any Guarantor if the Borrower is the surviving entity, (ii) Parent may merge or may be consolidated into Borrower if the Borrower is the surviving entity, (iii) the Borrower may merge or be consolidated with any other Person with the consent of all the Lenders and (iv) any Guarantor may merge or may be consolidated into the Borrower or any other Guarantor; or

(b)Dispose of any of its Property (including, without limitation, any working interest, overriding royalty interest, production payments, net profits interest, royalty interest, or mineral fee interest) or novate, assign, unwind, terminate, permit to expire, or otherwise amend any BB Hedges, other than:

(i)the sale of Hydrocarbons or liquidation of Liquid Investments in the ordinary course of business,

(ii)the Disposition of equipment that is (A) obsolete, worn out, depleted or uneconomic and disposed of in the ordinary course of business, (B) no longer necessary for the business of such Person or (C) contemporaneously replaced by equipment of at least comparable value and use,

(iii)(A) the Disposition of Property between or among a Guarantor (other than the Parent) and the Borrower or between or among Guarantors (other than the Parent), (B) the transfer of Property in the form of a Restricted Payment by an Immaterial Subsidiary to the Borrower or a Guarantor, and (C) the sale of Property by an Immaterial Subsidiary to the Borrower or a Guarantor so long as the terms thereof are satisfactory to the Administrative Agent;

(iv)so long as no Event of Default has occurred and is continuing, the Disposition of Property which is not Oil and Gas Properties to which Proven Reserves are attributable and which is not required pursuant to the terms of this Agreement to be Collateral; provided that, during the Covenant Relief Period, no Disposition (whether effected in one transaction or a series of transactions) of Property (other than any South Stack Oil and Gas Property) with a purchase price in excess of $5,000,000 shall be permitted under this clause (iv) unless (A) the Borrower has provided prior notice thereof to the Administrative Agent and (B) the Administrative Agent and the Required Lenders shall have consented to such Disposition;

(v)a DrillCo Required Disposition so long as:

(A)the Administrative Agent (or any designee thereof) has received on or prior to the day on which such DrillCo Required Disposition is effected a duly executed Mortgage granting an Acceptable Security Interest in the applicable Loan Party’s interest in the DrillCo Joint Well that is the subject of such DrillCo Required Disposition (“DrillCo Mortgage”); and

(B)the Administrative Agent and the Borrower have agreed on procedures reasonably acceptable to the Administrative Agent to ensure that the DrillCo Mortgage can be promptly filed of record and that the DrillCo Wellbore Assignment and memorandum of DrillCo Operating Agreement, in each case, covering the DrillCo Joint Well that is the subject of such DrillCo Required Disposition, the DrillCo Mortgage and any other documentation relating to such DrillCo Required Disposition will be filed of record in the order required by the DrillCo Agreement.

(vi)so long as no Event of Default has occurred and is continuing, the Disposition of Oil and Gas Properties to which Proven Reserves are attributable and the occurrence of any Hedge Event so long as:

(A)as to any such Disposition, (1) (x) 85% of the consideration received in respect thereof is comprised of cash or cash equivalents and any non-cash consideration received (to the extent constituting an Investment) is permitted under Section 6.06 and pledged as collateral to secure the Secured Obligations or (y) the consideration consists of similar Oil and Gas Properties; provided that in each instance, if a Borrowing Base Deficiency exists at such time, 100% of such consideration shall be cash, (2) the consideration received in respect of such Disposition is equal to or greater than the fair market value of such Oil and Gas Properties, interests therein or Subsidiary subject of such Disposition (as reasonably determined by the board of directors or the equivalent governing body of the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect), and (3) if any such Disposition is of a Subsidiary owning Oil and Gas Properties, such Disposition includes all the Equity Interests of such Subsidiary;

(B) as to any such Disposition or Hedge Event which would have the effect of making the sum of (1) the BB Value of all Dispositions of Oil and Gas Properties made since the date of the most recent scheduled Borrowing Base redetermination (including such Disposition) and (2) the BB Value of BB Hedges which have been novated, assigned, unwound, terminated, expired or amended since the date of the most recent scheduled Borrowing Base redetermination (including such Hedge Event) equal or exceed 10% of the Borrowing Base then in effect, the Borrowing Base is redetermined as provided in Section 2.02(c)(iii);

(C)as to any such Disposition or Hedge Event which would have the effect of making the sum of (1) the BB Value of all Dispositions of Oil and Gas Properties made since the date of the most recent scheduled Borrowing Base redetermination (including such Disposition) and (2) the BB Value of BB Hedges which have been novated, assigned, unwound, terminated, expired or amended since the date of the most recent scheduled Borrowing Base redetermination (including such Hedge Event) exceed 5% of the Borrowing Base then in effect, the Borrowing Base is automatically reduced as provided in Section 2.02(d);

(D)as to any Hedge Event during the Covenant Relief Period, the Borrowing Base is automatically reduced as provided in Section 2.02(d)(iii); and

(E)as to any such Disposition effected during the Covenant Relief Period (whether effected in one transaction or a series of transactions) with a purchase price in excess of $5,000,000 (other than the Marcellus Sale), (i) the Borrower shall have provided prior notice thereof to the Administrative Agent and (ii) the Administrative Agent and the Required Lenders shall have consented to such Disposition.

Section 6.05Restricted Payments.  No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, make any Restricted Payments except that, if no Default has occurred both before and after giving effect to the making of such Restricted Payment,

(a)Reserved;

(b)any Guarantor may make Restricted Payments to any other Guarantor and to the Borrower; and

(c)a Non-Guarantor Subsidiary may make Restricted Payments to any Guarantor and to the Borrower.

Section 6.06Investments.  No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, make or permit to exist any Investments or purchase or commit to purchase any Equity Interests or other securities or evidences of indebtedness of or interests in any Person or any Oil and Gas Properties or activities related to Oil and Gas Properties, except:

(a)Liquid Investments;

(b)trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

(c)(i) creation of any Immaterial Subsidiary in compliance with Section 6.15 and other Investments made by any Loan Party to any Non-Guarantor Subsidiary solely for the purpose of such Non-Guarantor Subsidiary purchasing Oil and Gas Properties; provided that, the aggregate Net Investment Amount shall not, at any time, exceed 2.00% of the consolidated assets or quarterly revenues of the Borrower and its consolidated Subsidiaries, in each case, based upon the most recent financial statements available to the Borrower, and (ii) creation of any Subsidiary that becomes a Guarantor in compliance with Section 6.15 and other Investments made by any Loan Party to any other Loan Party;

(d)Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; provided that, the aggregate amount of such investment shall not exceed $1,000,000 (other than by appreciation);

(e)Investments consisting of any deferred portion of the sales price received by the Borrower or any Subsidiary in connection with any sale of assets permitted hereunder;

(f)Investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America; provided that if requested by the Administrative Agent, such assets are pledged as Collateral pursuant to Section 5.08;

(g)Indebtedness permitted under Section 6.02(f);

(h)Hedge Contracts to the extent permitted under Section 6.14

(i)Investments by the Borrower in the Parent in connection with the receipt of common Equity Interests of the Parent by the Borrower for the purposes of paying dividends on the Borrower Series A Preferred Shares or the Borrower Series B Preferred Shares as permitted by Section 6.05(b); and

(j)other Investments not to exceed $1,000,000 in the aggregate.

Section 6.07Affiliate Transactions.  No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any Investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of their Affiliates (other than transactions among the Borrower and any Guarantor) unless such transaction or series of transactions is on terms no less favorable to the Borrower or the Guarantor, as applicable, than those that could be obtained in a comparable arm’s length transaction with a Person that is not such an Affiliate.

Section 6.08Compliance with ERISA.  No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, directly or indirectly, (a) engage in any transaction in connection with which the Borrower or any Controlled Group member could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower or any Controlled Group member to the PBGC; (c) fail to satisfy the minimum funding standards applicable to a Plan under Section 302 of ERISA or Section 412 of the Code; (d)  permit the actuarial present value of the benefit liabilities (as “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA) under any Plan maintained by the Borrower or any Controlled Group member which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (e) assume an obligation to contribute to any Multiemployer Plan; (f) acquire an 80% or greater interest in any Person if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA, and in either case, the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (g) incur, or permit any Subsidiary to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; (h) assume an obligation to contribute to, or permit any Subsidiary to assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion without any material liability; (i) amend a Plan resulting in an increase in current liability such that the Borrower or any Controlled Group member is required to provide security to such Plan under section 401(a)(29) of the Code; or (j) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA) with respect to a Plan, or any other event or condition, which presents a material (in the opinion of the Required Lenders) risk of such a termination by the PBGC of any Plan that could reasonably be expected to result in a Material Adverse Change.

Section 6.09Sale-and-Leaseback.  No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to,  sell or transfer to a Person any Property, whether now owned or hereafter acquired, if at the time or thereafter the Borrower or a Subsidiary shall lease as lessee such Property or any part thereof or other Property which the Borrower or a Subsidiary intends to use for substantially the same purpose as the Property sold or transferred.

Section 6.10Change of Business; Accounting Change.  No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, make any material change in the character of its business as an independent oil and gas exploration and production company, nor will the Borrower or any Subsidiary operate any business in any jurisdiction other than the United States, including the Gulf of Mexico.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, make a change in the method of accounting employed in the preparation of the financial statements referred to in Section 4.05 or change the fiscal year end of the Borrower unless required to conform to GAAP or approved in writing by the Administrative Agent.

Section 6.11Organizational Documents, Name Change.  No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, amend, supplement, modify or restate (a) their articles or certificate of incorporation or formation, limited partnership agreement, bylaws, limited liability company agreements, or other equivalent organizational documents or (b) any of the Second Lien Loan Documents, where such amendment, supplement, modification or restatement could have an adverse effect on the Lenders as determined by the Administrative Agent in its reasonable discretion, or amend its name or change its jurisdiction of incorporation, organization or formation without prior written notice to, and prior consent of, the Administrative Agent.

Section 6.12Use of Proceeds; Letters of Credit.

(a)No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, permit the proceeds of any Advance or Letters of Credit to be used for any purpose other than those permitted by Section 5.09.  Each Loan Party will not engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U).  No Loan Party nor any Person acting on behalf of a Loan Party has taken or shall take, nor permit any of the Subsidiaries to take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect, including without limitation, the use of the proceeds of any Advance or Letters of Credit to purchase or carry any margin stock in violation of Regulation T, U or X.

(b)The Borrower shall not request any Advance or Letter of Credit, and the Borrower shall not use and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Advance or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned

Country, or (C)  in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 6.13Gas Imbalances, Take-or-Pay or Other Prepayments.  No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of any Loan Party or any Subsidiary which would require any Loan Party or any Subsidiary to deliver their respective Hydrocarbons produced on a monthly basis from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor other than that which do not result in any Loan Party or any Subsidiary having net aggregate liability in excess of $1,000,000.

Section 6.14Hedging Limitations.  No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to,

(a)purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hedge Contract or similar hedge arrangement for speculative purposes, or

(b)be party to or otherwise enter into any Hedge Contract which (i) is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to such Loan Party operations, (ii) covers notional volumes in excess of 100% of the anticipated production of gas volumes, covers notional volumes in excess of 100% of the anticipated production of natural gas liquids volumes or covers notional volumes in excess of 100% of the anticipated production of oil volumes, in each of the foregoing, during the period such hedge arrangement is in effect and attributable to PDP Reserves of the Borrower and the Guarantors, as reflected in (A) the most recently delivered Engineering Report under Section 2.02(b) or (B) a statement, in form and substance satisfactory to the Administrative Agent, delivered by an Independent Engineer; provided, however, that the volume limitations shall not apply to put option contracts that are not related to corresponding calls, collars or swaps, or (iii) is longer than five years in duration from the date such Hedge Contract is entered into; or

(c)be party to or otherwise enter into any Hedge Contract (i) which is secured other than Hedge Contracts with Lender Swap Counterparties which are secured by the Collateral pursuant to the Loan Documents or (ii) which obligates any Loan Party or Subsidiary to any margin call requirements including any requirement to post cash collateral, property collateral or a letter of credit.

Section 6.15Additional Subsidiaries.  No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, create or acquire any additional Subsidiaries without (a) providing the Administrative Agent with notice of such creation or acquisition within ten (10) days after such creation or acquisition (or such later time period acceptable to the Administrative Agent in its sole discretion), (b) such new Subsidiary that is not an Immaterial Subsidiary executing and delivering to the Collateral Agent, at either Agent’s request and within the time period requested by such Agent, a Guaranty, a Pledge Agreement, a Security Agreement and a Mortgage, and such other Security Instruments as either Agent or the Required Lenders may reasonably request, and (c) the delivery by the Borrower of any certificates, opinions of counsel, title opinions or other documents as and when either Agent may reasonably request; provided that, in any event, no Subsidiary may be created or acquired if a Default has occurred before or after giving effect to such creation or acquisition of the new Subsidiary.  Notwithstanding the foregoing, if any Subsidiary shall cease to be an Immaterial Subsidiary for any reason, then at either Agent’s request and within the time period requested by such Agent (i) such Subsidiary shall execute and deliver a Guaranty, a Pledge Agreement, a Security Agreement and a Mortgage, and such other Security Instruments as either Agent or the Required Lenders may reasonably request, and (ii) the Borrower shall deliver certificates, opinions of counsel, title opinions or other documents as either Agent may reasonably request.

Section 6.16Account Payables.  No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, allow any of its trade payables or other accounts payable to be outstanding for more than 90 days (except in cases where any such trade payable is being disputed in good faith and adequate reserves under GAAP have been established).

Section 6.17Leverage Ratio.  The Borrower shall not permit the Leverage Ratio for each fiscal quarter ending on or after June 30, 2017 to exceed 4.00 to 1.00.

Section 6.18Interest Coverage Ratio.  The Borrower shall not permit the Interest Coverage Ratio to be less than, (a) for the fiscal quarter ending September 30, 2016, 1.10 to 1.00, (b) for the fiscal quarters ending December 31, 2016, and March 31, 2017, 0.80 to 1.00, (c) for the fiscal quarter ending June 30, 2017, 1.00 to 1.00, and (d) for each fiscal quarter ending on or after September 30, 2017, 2.50 to 1.00.

Section 6.19Current Ratio.  As of each fiscal quarter end beginning with the fiscal quarter ending June 30, 2013, the Borrower shall not permit the ratio of (a) its and its consolidated Subsidiaries’ current assets to (b) its and its consolidated Subsidiaries’ current liabilities, to be less than 1.00 to 1.00.  For purposes of this calculation, (x) ‘current assets’ shall include Availability but shall exclude any non-cash derivative current assets arising from any Hedge Contract and (y) ‘current liabilities’ shall exclude current maturities in respect of the Obligations, both principal and interest, non-cash derivative current liabilities arising from any Hedge Contract, and current maturities of Indebtedness of the Borrower under the Second Lien Notes.

Section 6.20Second Lien Debt.  No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, make any optional, mandatory or scheduled payments on account of principal (whether by redemption, purchase, retirement, defeasance, set-off or otherwise), interest, premiums and fees in respect of the Indebtedness under the Second Lien Note Documents; provided that (a) the Borrower may at any time pay scheduled interest under the Second Lien Note Documents and pay costs and expenses incurred under the Second Lien Note Documents, and (b) the Borrower may exchange outstanding notes constituting Second Lien Debt solely for common Equity Interests of the Borrower and may pay interest accrued on such notes tendered in such exchange through the settlement date of such exchange; provided that, (i) immediately following the consummation of such exchange, such tendered notes must be retired, and (ii) unless otherwise agreed to by the Administrative Agent, the Borrower shall provide the Administrative Agent with written notice (which may be provided by e-mail) of the detailed terms of such exchange (which detailed terms may be consistent with such information provided in the Borrower’s public filings) promptly after the consummation of such exchange.

Section 6.21Additional Liens.  No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, grant a Lien on any Property to secure Indebtedness under the Second Lien Note Documents (except for such Liens granted on or before the Effective Date) without first (a) giving fifteen (15) days’ prior written notice to the Administrative Agent thereof and (b) granting to the Administrative Agent to secure the Secured Obligations an Acceptable Security Interest in the same Property pursuant to Security Instruments in form and substance satisfactory to the Administrative Agent.  In connection therewith, each Loan Party shall, or shall cause its Subsidiaries to, execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

Section 6.22Oil and Gas Properties - Operations.  Whether or not a Loan Party is the operator of the Oil and Gas Properties, no Loan Party shall (a) enter into any operating agreement, contract or agreement which materially adversely affects the Oil and Gas Properties which constitute Collateral or (b) abandon, forfeit, surrender, release, sell, assign, sublease, farmout or convey, nor otherwise Dispose any of the Collateral or any interest therein, except as permitted by this Agreement.  Furthermore, whether or not a Loan Party is the operator of the Oil and Gas Properties, each Loan Party shall (at its sole cost and expense): (i) except to the extent Disposed of, or terminated, in accordance with this Agreement, do all things necessary and within the reasonable control of such Loan Party to keep, or cause to be kept, in full force and effect such Loan Party’s Oil and Gas Properties and its interests therein; (ii) subject to the terms hereof, cause the Oil and Gas Properties which constitute Collateral to be maintained, developed and protected against drainage and continuously operated for the production and marketing of Hydrocarbons in a good and workmanlike manner as a prudent operator would in accordance with generally accepted practices, applicable oil and gas leases and Contracts, and all applicable Federal, state and local laws, rules and regulations; (iii) subject to the terms hereof, promptly take all action necessary to enforce or secure the observance or performance of any term, covenant, agreement or condition to be observed or performed by third parties under any material Contract, or any part thereof, or to exercise any of its rights, remedies, powers and privileges under any material Contract, all in accordance with the respective terms thereof; and (iv) subject to the terms hereof, timely and adequately perform all covenants express or implied in any material Contract necessary to keep in full force and effect the Oil and Gas Properties which constitute Collateral and to maintain Loan Party’s interests therein.

Section 6.23Equity Interests.  Except for (i) the initial issuance of the Borrower Series B Preferred Shares, (ii) issuances of Borrower Series A Preferred Shares and/or Borrower Series B Preferred Shares to pay dividends as permitted by Section 6.05(b), and (iii) issuances of Borrower Series C Preferred Shares, in each case, that does not otherwise constitute Indebtedness, no Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, issue any preferred Equity Interests (whether for value or otherwise).

Section 6.24Non-Guarantor Subsidiaries.  Notwithstanding anything to the contrary contained herein, including any other provision of this Article VI, no Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, (a) create, assume, incur or suffer to exist any Lien on or in respect of any of its Property for the benefit of any Non-Guarantor Subsidiary, (b) sell, assign, pledge, or otherwise transfer any of its Properties (other than cash in the form of an Investment that is permitted under Section 6.06(c)) to any Non-Guarantor Subsidiary, (c) permit Non-Guarantor Subsidiaries to engage in any activity other than the acquisition of Oil and Gas Properties with the proceeds of Investments made to such Non-Guarantor Subsidiaries from the Loan Parties and other ancillary activities solely and directly related to the operation and maintenance of such Oil and Gas Properties, or (d) permit the aggregate assets or quarterly revenues of Non- Guarantor Subsidiaries to exceed 2.00% of the consolidated assets or quarterly revenues of the Borrower and its consolidated Subsidiaries, in each case, based upon the most recent financial statements available to the Borrower.  In furtherance of the foregoing, each Loan Party shall (i) as to Non-Guarantor Subsidiaries, cause such Non-Guarantor Subsidiaries to transfer 100% of all its assets to a Loan Party on at least a semi-annual basis, on June 30th and December 31st of each year (or such later dates acceptable to the Administrative Agent in its sole discretion so long as there are at least two transfers per fiscal year under this clause (i)), and (ii) as to any Subsidiary, at any time when the value of its assets or quarterly revenues would cause such Subsidiary to cease to be an Immaterial Subsidiary, cause such Subsidiary to transfer 100% of all its assets to a Loan Party.

Section 6.25Senior Secured Leverage Ratio.  The Borrower shall not permit the Senior Secured Leverage Ratio to exceed 2.50 to 1.00 for each fiscal quarter ending on June 30, 2016, September 30, 2016, December 31, 2016 and March 31, 2017.  The Borrower shall not permit the Senior Secured Leverage Ratio (Limited) to exceed 2.00 to 1.00 for each fiscal quarter ending on or after June 30, 2017.

Section 6.26DrillCo Restrictions.  Without the prior written consent of the Administrative Agent, no Loan Party shall amend or otherwise modify the DrillCo Agreement.

ARTICLE VII
EVENTS OF DEFAULT; REMEDIES

Section 7.01Events of Default.  The occurrence of any of the following events shall constitute an “Event of Default” under any Loan Document:

(a)Payment.  The Borrower shall (i) fail to pay when due any principal or interest payable hereunder or under the Notes or (ii) fail to pay, within 3 Business Days of when due, any other amounts (including fees, reimbursements, and indemnifications) payable hereunder, under the Notes, or under any other Loan Document;

(b)Representation and Warranties.  Any representation or warranty made or deemed to be made by the Borrower, any Guarantor or any of their respective Subsidiaries (or any of their respective officers) in this Agreement or in any other Loan Document shall prove to have been incorrect in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) when made or deemed to be made;

(c)Covenant Breaches.  The Borrower, any Guarantor or any of their respective Subsidiaries shall fail to (i) perform or observe any covenant contained in Section 5.03 (as to the preservation of existence), Section 5.06(f), Section 5.09, Section 5.10, Section 5.14, Section 5.15, or Article VI of this Agreement or (ii) fail to perform or observe any other term or covenant set forth in this Agreement or in any other Loan Document which is not covered by clause (i) above or any other provision of this Section 7.01 if such failure shall remain unremedied for 30 days after the earlier to occur of a Loan Party becoming aware of the occurrence of such breach or failure and notice from the Administrative Agent to the Borrower of such breach or failure;

(d)Cross‑Defaults.  (i) The Borrower, any Guarantor or any of their respective Subsidiaries shall fail to pay any principal of or premium or interest on its Indebtedness that is outstanding in a principal amount of at least $1,000,000 individually or when aggregated with all such Indebtedness of the Borrower, any Guarantor or any of their respective Subsidiaries so in default (but excluding Indebtedness under the Loan Documents) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Indebtedness (including, without limitation, any event of default or termination event under any Hedge Contract) that is outstanding in a principal amount (or termination payment amount or similar amount) of at least $1,000,000 individually or when aggregated with all such Indebtedness of the Borrower, any Guarantor or any of their respective Subsidiaries so in default, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness in a principal amount of at least $1,000,000 individually or when aggregated with all such Indebtedness of the Borrower, any Guarantor or any of their respective Subsidiaries shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided that, for purposes of this subsection 7.01(d), the “principal amount” of the obligations in respect of any Hedge Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that would be required to be paid if such Hedge Contract was terminated at such time;

(e)Insolvency.  The Borrower, any Guarantor or any of their respective Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, any of its Subsidiaries, or any Guarantor seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against the Borrower, any such Subsidiary or any such Guarantor either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or the Borrower, any of its Subsidiaries, or any Guarantor shall take any corporate action to authorize any of the actions set forth above in this paragraph (e);

(f)Judgments.  Any judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Borrower, any Guarantor or any of their respective Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(g)Termination Events.  Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, (i) such Termination Event shall not have been corrected and (ii) such Termination Event would reasonably be expected to result in liability to any Loan Party in excess of $1,000,000.

(h)Plan Withdrawals.  The Borrower or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability that would reasonably be expected to result in liability to any Loan Party in excess of $1,000,000.

(i)Change in Control.  A Change in Control shall have occurred;

(j)Loan Documents.  Any material provision of any Loan Document shall for any reason cease to be valid and binding on the Borrower or a Guarantor or any of their respective Subsidiaries or any such Person shall so state in writing;

(k)Security Instruments.  (i) The Collateral Agent shall fail to have an Acceptable Security Interest in any portion of the Collateral in excess of $1,000,000 in the aggregate at any one time, or (ii) any Security Instrument shall at any time and for any reason cease to create the Lien on the Property purported to be subject to such agreement in accordance with the terms of such agreement, or cease to be in full force and effect, or shall be contested by the Borrower, any Guarantor or any of their respective Subsidiaries;

(l)Potential Failure of Title.  The title of the Borrower, any Guarantor or any of their respective Subsidiaries to any of the Oil and Gas Properties subject to the Mortgages, or any material part thereof, shall become the subject matter of litigation before any Governmental Authority or arbitrator which could reasonably be expected to result in a Material Adverse Change with respect to the Borrower’s, such Guarantor’s or such Subsidiary’s title to such Oil and Gas Properties;

(m)Casualty.  Loss, theft, substantial damage or destruction of a material portion of the Collateral the subject of any Security Instrument and not fully covered by insurance (except for deductibles and allowing for the depreciated value of such Collateral) shall have occurred;

(n)Indenture Intercreditor Agreement.  The Indenture Intercreditor Agreement shall cease to be effective (other than pursuant to the terms provided therein) or otherwise shall cease to be a legal, valid and binding agreement enforceable against the holders of any Indebtedness under the Second Lien Note Agreement in any material respect;

(o)Second Lien Debt.  (i) Any Loan Party shall make any payment, whether in principal, interest, premiums or fees, in respect of any Second Lien Debt, or makes any other payment thereon, in any such case, that is not allowed under the terms of this Agreement or the Indenture Intercreditor Agreement; or (ii) any Loan Party amends, supplements or otherwise modifies the Second Lien Note Agreement or any other Second Lien Note Document that is not allowed under, or otherwise violates or breaches, the provisions of this Agreement or the Indenture Intercreditor Agreement; or

(p)Parent.  The Parent (i) shall directly own any Properties other than ownership of the Equity Interests of the Borrower and ownership of the bank accounts and other immaterial assets incidental to the ownership of the foregoing Equity Interests, (ii) shall have any operations other than tax, accounting and other general and administrative operations performed as the parent of a consolidated group of companies, or (ii) from and after December 31, 2013, fails to become a Guarantor unless the Gastar Merger has been effected.

(q)DrillCo Operating Agreement Liens.  Any Lien granted to a Loan Party by the DrillCo Investor under or related to the DrillCo Operating Agreement fails to be senior to all other Liens granted by the DrillCo Investor in the Property encumbered thereby (other than (i) the Liens granted under the memorandum of DrillCo Operating Agreement to the other Persons party thereto and (ii) Liens of the type described in Section 6.01(c)), and such failure shall remain unremedied for 30 days after the earlier to occur of a Loan Party becoming aware of the occurrence of such failure and notice from the Administrative Agent to the Borrower of such failure.

Section 7.02Optional Acceleration of Maturity.  If any Event of Default (other than an Event of Default pursuant to paragraph (e) of Section 7.01) shall have occurred and be continuing, then, and in any such event,

(a)the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender and the Issuing Lender to make extensions of credit hereunder, including making Advances and issuing, increasing or extending Letters of Credit, to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement, the Notes, and the other Loan Documents to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrower;

(b)the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Required Lenders, deposit into the Cash Collateral Account an amount of cash equal to 104% of the Minimum Collateral Amount as security for the Secured Obligations; and

(c)the Agents shall at the request of, or may with the consent of, the Required Lenders (but subject to the Indenture Intercreditor Agreement as to the Collateral Agent) proceed to enforce its rights and remedies under the Security Instruments, the Guaranties, and any other Loan Documents for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.03Automatic Acceleration of Maturity.  If any Event of Default pursuant to paragraph (e) of Section 7.01 shall occur,

(a)(i) the obligation of each Lender and the Issuing Lender to make extensions of credit hereunder, including making Advances and issuing, increasing or extending Letters of Credit, shall terminate, and (ii) all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement, the Notes, and the other Loan Documents shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrower;

(b)the Borrower shall deposit into the Cash Collateral Account an amount of cash equal to 104% of the outstanding Minimum Collateral Amount as security for the Secured Obligations; and

(c)the Agents shall at the request of, or may with the consent of, the Required Lenders (but subject to the Indenture Intercreditor Agreement as to the Collateral Agent) proceed to enforce its rights and remedies under the Security Instruments, the Guaranties, and any other Loan Document for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.04Right of Set‑off.  Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, the Collateral Agent, the Issuing Lender, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Legal Requirement, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Administrative Agent, the Collateral Agent,  the Issuing Lender, such Lender or such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of any Loan Party now or hereafter existing under this Agreement or any other Loan Document and owing to the Administrative Agent, the Collateral Agent, such Lender, such Issuing Lender or such Affiliate, irrespective of whether or not the Administrative Agent, the Collateral Agent, such Lender, the Issuing Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of any Loan Party may be contingent or unmatured or are owed to a branch or office of the Administrative Agent, the Collateral Agent, such Lender, such Issuing Lender or such Affiliate different from the branch or office holding such deposit or obligated on such obligations; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Lender Party agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application..  The rights of the Administrative Agent, the Collateral Agent, each Lender, the Issuing Lender and their respective Affiliates under this Section 7.04 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent, such Lender, the Issuing Lender or their respective Affiliates may have.

Section 7.05Non-exclusivity of Remedies.  No right, power, or remedy conferred to any Lender Party in this Agreement or the Loan Documents, or now or hereafter existing at law, in equity, by statute, or otherwise shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power or remedy.  No course of dealing and no delay in exercising any right, power, or remedy conferred to any Lender Party in this Agreement and the Loan Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy.  Any Lender Party may cure any Event of Default without waiving the Event of Default.  No notice to or demand upon the Borrower or any other Loan Party shall entitle the Borrower or any other Loan Party to similar notices or demands in the future.

Section 7.06Application of Proceeds.

(a)Subject to the terms of the Indenture Intercreditor Agreement, prior to an Event of Default, all payments made hereunder shall be applied by either Agent as directed by the Borrower, but subject to the terms of this Agreement, including the application of prepayments according to Section 2.05 and Section 2.10.  Subject to the terms of the Indenture Intercreditor Agreement, from and during the continuance of any Event of Default, any monies or Property actually received by either Agent pursuant to this Agreement or any other Loan Document (other than as a result of the exercise of any rights or remedies under any Security Instrument or any other agreement with the Borrower, any Guarantor or any of their respective Subsidiaries which secures any of the Secured Obligations), shall be applied as determined by the Administrative Agent to the Secured Obligations in accordance with Section 2.10, or at the direction of the Required Lenders, applied in accordance with 2.10 but in the following order:

(i)First, to the payment of all amounts, including costs and expenses incurred in connection with the collection of such proceeds and the payment of any part of the Secured Obligations, due to either Agent under any of the expense reimbursement or indemnity provisions of this Agreement or any other Loan Document, any Security Instrument or other collateral documents, and any applicable law;

(ii)Second, to the payment of all accrued interest constituting part of the Obligations (the amounts so applied to be distributed ratably among the Secured Parties in accordance with the amounts of the Obligations owed to them on the date of any such distribution);

(iii)Third, ratably, according to the then unpaid amounts thereof, without preference or priority of any kind among them, to the payment of all other Obligations then due and payable, including Obligations with respect to Letters of Credit;

(iv)Fourth, ratably, according to the then unpaid amounts thereof, without preference or priority of any kind among them, to the payment of the Secured Obligations not covered above which are then due and payable, including any obligations of the Borrower or its Subsidiaries owing to any Lender Swap Counterparty under any Hedge Contract and Banking Services Obligations; and

(v)Fifth, the remainder, if any, to the Second Lien Agent as required under the Indenture Intercreditor Agreement.

(b)Subject to the terms of the Indenture Intercreditor Agreement, notwithstanding the foregoing, from and during the continuance of any Event of Default, any monies or Property actually received by either Agent pursuant to this Agreement or any other Loan Document as a result of the exercise of any rights or remedies under any Security Instrument or any other agreement with the Borrower, any Guarantor or any of their respective Subsidiaries which secures any of the Secured Obligations, shall be applied in accordance with Section 2.10 and otherwise in the following order:

(i)First, to the payment of all amounts, including costs and expenses incurred in connection with the collection of such proceeds and the payment of any part of the Secured Obligations, due to either Agent under any of the expense reimbursement or indemnity provisions of this Agreement or any other Loan Document, any Security Instrument or other collateral documents, and any applicable law;

(ii)Second, to the payment of all accrued interest constituting part of the Secured Obligations (the amounts so applied to be distributed ratably among the Secured Parties in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution);

(iii)Third, ratably, according to the then unpaid amounts thereof, without preference or priority of any kind among them, to the payment of the Secured Obligations then due and payable, including Secured Obligations with respect to Letters of Credit and any obligations of the Borrower or its Subsidiaries owing to any Lender Swap Counterparty under any Hedge Contract and Banking Services Obligations; and

(iv)Fourth, the remainder, if any, to the Second Lien Agent as required under the Indenture Intercreditor Agreement.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section.

ARTICLE VIII
THE ADMINISTRATIVE AGENT AND THE ISSUING LENDER AND THE COLLATERAL AGENT

Section 8.01Appointment and Authority.  Each Lender, the Swing Line Lender and the Issuing Lender hereby irrevocably (a) appoints Wells Fargo to act on its behalf as the Administrative Agent  and as Collateral Agent hereunder and under the other Loan Documents, and (b) authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article VIII are solely for the benefit of the Lender Parties, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to the either Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Legal Requirement.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 8.02Rights as a Lender.  The Person serving as the Administrative Agent or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent or the Collateral Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any other Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent or the Collateral Agent hereunder and without any duty to account therefor to the Lenders.  Wells Fargo (and any successor acting as Administrative Agent or Collateral Agent) and its Affiliates may accept fees and other consideration from the Borrower or any

Affiliate of the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders or the Issuing Lender.

Section 8.03Exculpatory Provisions.  Neither Agent (which term as used in this Section 8.03 shall include its Related Parties) shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, neither Agent:

(a)shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders or Secured Parties as shall be expressly provided for herein or in the other Loan Documents), provided that neither Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Legal Requirement, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower, any other Loan Party or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Collateral Agent or any of its Affiliates in any capacity.

Neither Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders or Secured Parties as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.03 and 7.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  Both Agents shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to such Agent in writing by the Borrower, a Lender, the Swing Line Lender or the Issuing Lender.  In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall (subject to Section 9.03) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action) with respect to such Default as it shall deem advisable in the best interest of the Lender Parties.

Neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, warranty or representation (whether written or oral) made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the value, validity, enforceability, effectiveness, enforceability, sufficiency or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the inspection of, or to inspect, the Property (including the books and records) of any Loan Party or any Subsidiary or Affiliate thereof, (vi) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or (vii) any litigation or collection proceedings (or to initiate or conduct any such litigation or proceedings) under any Loan Document unless requested by the Required Lenders in writing and its receives indemnification satisfactory to it from the Lenders.

Section 8.04Reliance by Agents, Swing Line Lender and Issuing Lender.  The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document, writing or other communication (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Agents also may rely upon any statement made to such Agent orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Credit Extension or any Conversion or continuance of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Swing Line Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender, the Swing Line Lender or Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender, the Swing Line Lender or Issuing Lender prior to the making of such Credit Extension or Conversion or continuance of an Advance.  Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and neither Agent shall be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05Delegation of Duties.  Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by such Agent.  Each Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article VIII shall apply to any such sub‑agent and to the Related Parties of an Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  Neither Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 8.06Resignation of Agent or Issuing Lender.

(a)Each Agent and the Issuing Lender may at any time give notice of its resignation to the other Lender Parties and the Borrower.  Upon receipt of any such notice of resignation, (i) the Required Lenders shall have the right, with the prior written consent of the Borrower (which consent is not required if a Default or Event of Default has occurred and is continuing and which consent shall not be unreasonably withheld or delayed), to appoint, as applicable, a successor Agent or a successor Issuing Lender, which shall be a Lender.  If no such successor Agent or Issuing Lender shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent or Issuing Lender gives notice of its resignation (or such earlier day as shall be agreed by the applicable Required Lenders) (the “Resignation Effective Date”), then the retiring Agent or Issuing Lender, as applicable, may on behalf of the Lenders and Issuing Lender, appoint a successor agent or issuing lender meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation by the Agent or the Issuing Lender shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as Administrative Agent or Collateral Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Legal Requirement, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent or Collateral Agent, as applicable, and, in consultation with the Borrower, appoint a successor.  If no such successor shall have been so appointed by applicable Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the applicable Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Agent or Issuing Lender, as applicable, shall be discharged from its duties and obligations as the applicable Agent and Issuing Lender hereunder and under the other Loan Documents (except that (v) in the case of any collateral security held by such Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed and (z) the retiring Issuing Lender shall remain the Issuing Lender with respect to any Letters of Credit outstanding on the effective date of its resignation and the provisions affecting the Issuing Lender with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Lender until the termination of all such Letters of Credit) and (ii) all payments, communications and determinations provided to be made by, to or through the retiring or removed Agent or Issuing Lender, as applicable, shall instead be made by or to each applicable class of Lenders, until such time as the Required Lenders appoint a successor Agent or Issuing Lender as provided for above in this paragraph.  Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, or Issuing Lender hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent or Issuing Lender, as applicable, and the retiring or removed Agent or Issuing Lender, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Agent or Issuing Lender, as applicable shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Agent’s or Issuing Lender’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article VIII and Sections 9.02(a) and (b), Section 8.09 and Section 2.2(g) shall continue in effect for the benefit of such retiring or removed Agent and Issuing Lender, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent or Issuing Lender, as applicable, was acting as Administrative Agent, Collateral Agent or Issuing Lender.

(d)The Swing Line Lender may resign at any time by giving 30 days’ prior notice to the Administrative Agent, the Lenders and the Borrower.  After the resignation of the Swing Line Lender hereunder, the retiring Swing Line Lender shall remain a party hereto and shall continue to have all the rights and obligations of the Swing Line Lender under this Agreement and the other Loan Documents with respect to Swing Line Advances made by it prior to such resignation, but shall not be required to make any additional Swing Line Advances.  Upon such notice of resignation, the Borrower shall have the right to designate any other Lender as the Swing Line Lender with the consent of such Lender so long as operational matters related to the funding of Advances have been adequately addressed to the reasonable satisfaction of such new Swing Line Lender and the Administrative Agent (if such new Swing Line Lender and the Administrative Agent are not the same Person).

Section 8.07Non-Reliance on Agents and Other Lenders.  Each Lender Party acknowledges and agrees that it has, independently and without reliance upon either Agent or any other Lender Party or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender Party also acknowledges and agrees that it will, independently and without reliance upon either Agent or any other Lender Party or any of their Related Parties, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.  Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders or the Issuing Lender by the applicable

Agent hereunder and for other information in the applicable Agent’s possession which has been requested by a Lender and for which such Lender pays such Agent’s expenses in connection therewith, the neither Agent shall have any duty or responsibility to provide any Lender or any Issuing Lender with any credit or other information concerning the affairs, financial condition, or business of any Loan Party or any of its Subsidiaries or Affiliates that may come into the possession of such Agent or any of its Affiliates.

Section 8.08No Other Duties, etc.  Anything herein to the contrary notwithstanding, none of the Bookrunner and Lead Arranger, as applicable, listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, Collateral Agent, a Lender or the Issuing Lender hereunder.

Section 8.09Indemnification.

(a)INDEMNITY OF AGENTS.  THE REVOLVING LENDERS SEVERALLY AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), ratably according to the respective principal amounts of the REVOLVING Advances then held by each of them (or if no principal of the Advances is at the time outstanding, ratably according to the respective Commitments held by each of them immediately prior to the termination, expiration or full reduction of each such Commitment), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY SUCH AGENT UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of SUCH agent), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE INDEMNIFIED AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE EACH AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE (DETERMINED AS SET FORTH ABOVE IN THIS PARAGRAPH) OF ANY OUT‑OF‑POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY SUCH AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, TO THE EXTENT THAT SUCH AGENT IS NOT REIMBURSED FOR SUCH BY THE BORROWER.

(b)THE REVOLVING LENDERS SEVERALLY AGREE TO INDEMNIFY THE ISSUING LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), ratably according to the respective principal amounts of the Revolving Advances then held by each of them (or if no principal of the Revolving Advances is at the time outstanding, ratably according to the respective amounts of the Commitments then held by each of them, or, if no such principal amounts are then outstanding and no Commitments are then existing, ratably according to the Commitments held by each of them immediately prior to the termination or expiration thereof), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ISSUING LENDER IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE ISSUING LENDER UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of THE Issuing Lender), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES, PROVIDED THAT NO REVOLVING LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE ISSUING LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  WITHOUT LIMITATION OF THE FOREGOING, EACH REVOLVING LENDER AGREES TO REIMBURSE THE ISSUING LENDER PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE (DETERMINED AS SET FORTH ABOVE IN THIS PARAGRAPH) OF ANY OUT‑OF‑POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ISSUING LENDER IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, TO THE EXTENT THAT THE ISSUING LENDER IS NOT REIMBURSED FOR SUCH BY THE BORROWER.

Section 8.10Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Agents (irrespective of whether the principal of any Advance or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances, Letter of Credit Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Agents and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Agents hereunder) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Lender to make such payments to the Agents and, in the event that the Agents shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Agents any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents under Section 2.08.

Section 8.11Collateral and Guaranty Matters.

(a)Each Agent is authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from such Secured Parties, from time to time, to take any actions with respect to any Collateral or Security Instruments which may be necessary to perfect and maintain the Liens upon the Collateral granted pursuant to the Security Instruments.  Each Agent is further authorized (but not obligated) on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Loan Documents or applicable Legal Requirements.  By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Secured Party hereby agrees to the terms of this paragraph (a).

(b)The Lenders hereby, and any other Secured Party by accepting the benefit of the Liens granted pursuant to the Security Instruments, irrevocably authorize each Agent to (i) release any Lien granted to or held by such Agent upon any Collateral (a) upon termination of this Agreement, termination of all Hedge Contracts with such Persons (other than Hedge Contracts as to which arrangements satisfactory to the applicable counterparty in its sole discretion have been made), termination of all Letters of Credit (other than Letters of Credit as to which arrangements satisfactory to the Issuing Lender in its sole discretion have been made), and the payment in full of all outstanding Advances, Letter of Credit Obligations and all other Secured Obligations (other than such Secured Obligations as to which arrangements satisfactory to the applicable holder of such Secured Obligations in its sole discretion have been made); (b) constituting property sold or to be sold or disposed of as part of or in connection with any Disposition permitted under this Agreement or any other Loan Document; (c) constituting property in which no Loan Party owned an interest at the time the Lien was granted or at any time thereafter; or (d) constituting property leased to any Loan Party under a lease which has expired or has been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Loan Party to be, renewed or extended; and (ii) release a Guarantor from its obligations under a Guaranty and any other applicable Loan Document if such Person ceases to be a Subsidiary as a result of a transaction permitted under this Agreement.  Upon the request of either Agent at any time, the Secured Parties will confirm in writing such Agent’s authority to release particular types or items of Collateral pursuant to this Section 8.11.

(c)Notwithstanding anything contained in any of the Loan Documents to the contrary, the Loan Parties, the Agents, and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder, under the Guaranty and under the Security Instruments may be exercised solely by Administrative Agent or the Collateral Agent, as applicable, on behalf of the Secured Parties in accordance with the terms hereof and the other Loan Documents.  By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Secured Party not party hereto hereby agrees to the terms of this paragraph (c).

ARTICLE IX
MISCELLANEOUS

Section 9.01Costs and Expenses.  The Borrower agrees to pay on demand:

(a)all reasonable out-of-pocket costs and expenses of the Administrative Agent and of the Collateral Agent (but not of other Lenders) in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the Notes, and the other Loan Documents, including fees, charges and disbursements of outside counsels for such Agents (but not of other Lenders), with respect to advising such Agent as to its rights and responsibilities under this Agreement or any other Loan Document, and

(b)all out‑of‑pocket costs and expenses, if any, of each Agent and each Lender (including outside counsel fees, charges and disbursements of each Lender and each Agent) in connection with the enforcement of or protection of rights under (whether through negotiations, legal proceedings, or otherwise) this Agreement, the Notes, and the other Loan Documents (including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Credit Extensions).

Section 9.02Indemnification; Waiver of Damages.

(a)INDEMNIFICATION.  EACH LOAN PARTY HERETO AGREES TO, AND DOES HEREBY, JOINTLY AND SEVERALLY, INDEMNIFY AND HOLD HARMLESS EACH AGENT, THE ISSUING LENDER AND EACH LENDER AND EACH OF THEIR AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, PARTNERS, REPRESENTATIVES, ADVISORS  AND AGENTS AND EACH OF THEIR RESPECTIVE HEIRS, SUCCESSORS AND ASSIGNS (EACH, AN “INDEMNITEE”) from and against any and all actions, suits, losses, claims, damages, liabilities and expenses of any kind or nature (including legal expenses), joint or several, to which such Indemnitee may become subject or that may be incurred BY or asserted or awarded against SUCH Indemnitee, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of a defense in connection therewith) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE USE OR CONTEMPLATED USE OF THE PROCEEDS OF THE ADVANCES, and will reimburse each Indemnitee for all out-of-pocket expenses on demand as they are incurred in connection with any of the foregoing, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE SOLE OR CONTRIBUTORY, ACTIVE OR POSSESSIVE, IMPUTED, JOINT OR TECHNICAL NEGLIGENCE OF SUCH INDEMNIFIED PARTY; provided that no Indemnitee will have any right to indemnification for any of the foregoing to the extent resulting from such Indemnitee own gross negligence or willful misconduct, IN EACH CASE, as determined by a final non-appealable judgment of a court of competent jurisdiction.  IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 9.2 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY ANY LOAN PARTY, ANY AFFILIATE THEREOF, ANY EQUITYHOLDER OR CREDITOR OF A LOAN PARTY OR AN INDEMNIFIED PARTY, WHETHER OR NOT AN INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO.  EACH LOAN PARTY HERETO AGREES THAT NO AFFILIATE, EQUITYHOLDER OR CREDITOR OF SUCH LOAN PARTY IS INTENDED TO BE, AND NONE OF SUCH PERSONS OR ENTITIES SHALL BE, THIRD PARTY BENEFICIARIES OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND THEREFORE NO INDEMNIFIED PARTY WILL HAVE ANY LIABILITY (WHETHER DIRECT OR INDIRECT, IN CONTRACT OR TORT, OR OTHERWISE) TO ANY LOAN PARTY’S RESPECTIVE AFFILIATE THAT IS NOT A PARTY HERETO OR TO ANY LOAN PARTY’S EQUITYHOLDERS OR CREDITORS ARISING OUT OF, RELATED TO OR IN CONNECTION WITH ANY ASPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY.  No Loan Party shall, without the prior written consent of each Indemnitee affected thereby, settle any threatened or pending claim or action that would give rise to the right of any Indemnitee to claim indemnification hereunder unless such settlement (x) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnitee and (y)

does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitee.  This Section 9.02(a) shall not apply with respect to Taxes (other than with respect to Taxes attributable to a non-Tax claim), which shall be governed solely by Section 2.14.

(b)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Legal Requirement, no Loan Party shall assert, agrees not to assert, and hereby waives, any claim against any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(c)Survival.  Without prejudice to the survival of any other agreement of the Loan Parties hereunder, the agreements and obligations of the Loan Parties contained in this Section 9.02 shall survive the termination of this Agreement, the termination of all Commitments, and the payment in full of the Advances and all other amounts payable under this Agreement.

Section 9.03Waivers and Amendments.  No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document (other than the Fee Letter or any AutoBorrow Agreement), nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

(a)no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders and the Borrower, do any of the following:  (i) waive any of the conditions specified in Section 3.1 or Section 3.2, (ii) reduce any fees or other amounts payable hereunder or under any other Loan Document (other than those specifically addressed above in this Section 9.03), (iii) increase the aggregate Commitments or increase the Borrowing Base, (iv) postpone or extend any date fixed for any payment of any fees or other amounts payable hereunder (other than those otherwise specifically addressed in this Section 9.03), including an extension of the Maturity Date or the Commitment Termination Date, (v) amend Section 2.13(e), Section 7.06, this Section 9.03 or any other provision in any Loan Document which expressly requires the consent of, or action or waiver by, all of the Lenders, (vi) release any Guarantor from its obligation under any Guaranty or, except as specifically provided in the Loan Documents and as a result of transactions permitted by the terms of this Agreement, release all or a material portion of the Collateral except as permitted under Section 8.11(b); (vii) amend the definitions of “Required Lenders” or “Revolving Credit Exposure”; (viii) change the percentage of Lenders which shall be required for the Lenders or any of them to take any action hereunder or under any other Loan Document, or (ix) amend or otherwise modify the Indenture Intercreditor Agreement;

(b)no Commitment of a Lender or any obligations of a Lender may be increased without such Lender’s written consent;

(c)no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

(d)no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Issuing Lender under this Agreement or any other Loan Document; and

(e)no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Swing Line Lender under this Agreement or any other Loan Document.

Section 9.04Severability.  In case one or more provisions of this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable Legal Requirement, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

Section 9.05Survival of Representations and Obligations.  All representations and warranties contained in this Agreement or made in writing by or on behalf of the Loan Parties in connection herewith shall survive the execution and delivery of this Agreement and the other Loan Documents, the making of the Advances or the issuance of any Letters of Credit and any investigation made by or on behalf of the Lenders, none of which investigations shall diminish any Lender’s right to rely on such representations and warranties.  All obligations of the Borrower or any other Loan Party provided for in Sections 2.11, 2.12, 2.14(c), 9.01 and 9.02 and all of the obligations of the Lenders in Section 8.05 shall survive any termination of this Agreement and repayment in full of the Obligations.

Section 9.06Binding Effect.  This Agreement shall become effective as provided in Section 3.01(a), and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents, and each Lender and their respective successors and assigns.

Section 9.07Successors and Assigns.

(a)Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignment by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning

Lender’s Commitment and/or the Advances at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advance or the Commitment assigned.

(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender or an Affiliate of a Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 days after having received notice thereof;

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender; and

(C)the consent of the Issuing Lender and Swing Line Lender shall be required for any assignment to a Person that is not a Lender.

(iv)Assignment and Acceptance.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)No Assignment to Natural Persons.  No such assignment shall be made to a natural Person.

(vii)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lender, the Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances and participations in Letters of Credit and Swing Line Advances in accordance with its Pro Rata Share.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Legal Requirement without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.12, 9.01, 9.02 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its address referred to in Section 9.09 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  The Borrower hereby agrees that the Administrative Agent acting as its agent solely for the purpose set forth above in this clause (c), shall not subject the Administrative Agent to any fiduciary or other implied duties, all of which are hereby waived by the Borrower.

(d)Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Lender and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.02(a) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (a), (b), (c) or (d) of this Section 9.07 (that adversely affects such Participant).  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.14(g) (it being understood that the documentation required under Section 2.14(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.15 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.12 or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.15 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 7.04 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13(e) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.  The Borrower hereby agrees that each Lender acting as its agent solely for the purpose set forth above in this clause (d), shall not subject such Lender to any fiduciary or other implied duties, all of which are hereby waived by the Borrower.

(e)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.08Confidentiality.  Each Lender Party agree to keep confidential any information furnished or made available to it by any Loan Party pursuant to this Agreement and identified by such Loan Party as proprietary or confidential; provided that nothing herein shall prevent any Lender Party from disclosing such information (a) to any other Lender Party or any Affiliate of any Lender Party, or any officer, director, employee, agent, or advisor of any Lender Party or Affiliate of any Lender Party the “Representatives”) for purposes of administering, negotiating, considering, processing, implementing, syndicating, assigning, or evaluating the credit facilities provided herein and the transactions contemplated hereby (it being understood that the Representative to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such Information confidential), (b) to any other Person if directly incidental to the administration of the credit facilities provided herein, (c) as required by any Legal Requirement (it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such Information confidential), (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lender Party other than as a result of a disclosure by any other Lender Party prohibited by this Agreement, (g) in connection with any litigation relating to this Agreement or any other Loan Document to which such Lender Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any right or remedy under this Agreement or any other Loan Document, and (i) to any actual or proposed participant or assignee, in each case, subject to provisions similar to those contained in this Section 9.08.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, nothing in this Agreement shall (a) restrict any Lender Party from providing information to any bank or other regulatory or governmental authorities, including the Federal Reserve Board and its supervisory staff; (b) require or permit any Lender Party to disclose to any Loan Party that any information will be or was provided to the Federal Reserve Board or any of its supervisory staff; or (c) require or permit any Lender Party to inform any Loan Party of a current or upcoming Federal Reserve Board examination or any nonpublic Federal Reserve Board supervisory initiative or action.  Any Person required to maintain the confidentiality of information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord to its own confidential information.

Section 9.09Notices, Etc.

(a)All notices and other communications (other than Notices of Borrowing and Notices of Conversion or Continuation, which are governed by Article II of this Agreement) shall be in writing and hand delivered with written receipt, telecopied, sent by facsimile (with a hard copy sent as otherwise permitted in this Section 9.09), sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested as follows: if to a Loan Party, as specified on Schedule II, if to the Swing Line Lender, the Agents or the Issuing Lender, at its credit contact specified under its name on Schedule II, and if to any Lender at is credit contact specified in its Administrative Questionnaire.  Each party may change its notice address by written notification to the other parties.  All such notices and communications shall be effective when delivered, except that notices and communications to any Agent, any Lender, the Swing Line Lender or the Issuing Lender pursuant to Article II shall not be effective until received and, in the case of facsimile, such receipt is confirmed by such Agent, the Swing Line Lender, such Lender or Issuing Lender, as applicable, verbally or in writing.

(b)Platform.

(i)Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lender and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to this Section, including through the Platform.

Section 9.10Usury Not Intended.  It is the intent of each Loan Party and each Lender Party in the execution and performance of this Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Lender including such applicable Legal Requirements of the State of New York, if any, and the United States of America from time to time in effect, and any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement.  In furtherance thereof, the Lender Parties and the Loan Parties stipulate and agree that none of the terms and provisions contained in this Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes of this Agreement “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable Legal Requirement are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Lender receiving same shall credit the same on the principal of its Advances (or if such Advances shall have been paid in full, refund said excess to the Borrower).  In the event that the maturity of the Advances are accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Advances (or, if the applicable Advances shall have been paid in full, refunded to the Borrower of such interest).  In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Loan Parties and the Lenders shall to the maximum extent permitted under applicable Legal Requirement amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Obligations all amounts considered to be interest under applicable Legal Requirement at any time contracted for, charged, received or reserved in connection with the Obligations.  The provisions of this Section shall control over all other provisions of this Agreement or the other Loan Documents which may be in apparent conflict herewith.

Section 9.11Usury Recapture.  In the event the rate of interest chargeable under this Agreement or any other Loan Document at any time is greater than the Maximum Rate, the unpaid principal amount of the Advances shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Advances equals the amount of interest which would have been paid or accrued on the Advances if the stated rates of interest set forth in this Agreement or applicable Loan Document had at all times been in effect. In the event, upon payment in full of the Advances, the total amount of interest paid or accrued under the terms of this Agreement and the Advances is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable Legal Requirement, pay the Administrative Agent for the account of the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on its

Advances if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on its Advances if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid under this Agreement on its Advances.  In the event the Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Advances, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

Section 9.12Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to any Lender Party, or any Lender Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Lender Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender Party severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate in effect from time to time, in the applicable currency of such recovery or payment.  The obligations of the Lenders, the Swing Line Lender and the Issuing Lender under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 9.13Governing Law; Service of Process.  This Agreement, the Notes and the other Loan Documents (unless otherwise expressly provided therein) shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).  Each Letter of Credit shall be governed by either (i) the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or (ii) the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Lender.  The Borrower hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to the Borrower at the address set forth for the Borrower in this Agreement.  Nothing in this Section shall affect the rights of any Lender to serve legal process in any other manner permitted by the law or affect the right of any Lender to bring any action or proceeding against the Borrower or its Property in the courts of any other jurisdiction.

Section 9.14Submission to Jurisdiction.  The Borrower and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, the Collateral Agent, any Lender, the Issuing Lender, the Swing Line Lender, any of their Affiliates, or any of their respective directors, officers, employees, partners, representatives, advisors or agents, or any of their respective heirs, successors, or assigns in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in the City and County of New York, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Legal Requirements, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirement.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, any Lender, the Issuing Lender or the Swing Line Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.  The parties hereto hereby agree that service of any process, summons, notice or document by registered mail addressed to the applicable parties will be effective service of process against such party for any action or proceeding relating to any such dispute.  The Borrower and each other Loan Party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirement, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in this Section 9.14.  The Borrower and each other Loan Party hereby agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Agreement and irrevocably waives, to the fullest extent permitted by applicable Legal Requirement, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.15Electronic Execution of Assignments.  Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.16Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 9.17Waiver of Jury.  THE BORROWER, THE LENDERS, THE ISSUING LENDER, AND THE AGENTS HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 9.18Indenture Intercreditor Agreement.  Each Agent is hereby authorized on behalf of the Lenders for the Lenders and its Affiliates that are Secured Parties to enter into the Indenture Intercreditor Agreement.  A copy of the Indenture Intercreditor Agreement is attached hereto as Exhibit L.  Each Lender and each other Secured Party (by receiving the benefits thereunder and of the Collateral) acknowledges and agrees to the terms of the Indenture Intercreditor Agreement and agrees that the terms thereof shall be binding on such Secured Party and its successors and assigns, as if it were a party thereto.

Section 9.19Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.19 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.19, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the termination of all Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender have been made).  Each Qualified ECP Guarantor intends that this Section 9.19 constitute, and this Section 9.19 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 9.20USA Patriot Act.  Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act.

Section 9.21Flood Insurance Regulations.  Wells Fargo has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the Flood Insurance Regulations (defined below).  If applicable, Wells Fargo, as administrative agent, will post on the applicable electronic platform (or otherwise distribute to each Lender) documents that it receives in connection with the Flood Insurance Regulations; however, Wells Fargo reminds each Lender and Participant that, pursuant to the Flood Insurance Regulations, each federally regulated lender (whether acting as a Lender or Participant) is responsible for assuring its own compliance with the Flood Insurance Regulations.  Notwithstanding the foregoing or any other provision in this Agreement to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of "Collateral" and no Building or Manufactured (Mobile) Home is intended to be encumbered by any Mortgage.  As used herein, "Flood Insurance Regulations" shall mean (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

Section 9.22Amendment and Restatement.  The Borrower, the Lenders, the Issuing Lender, the Swing Line Lender, the Collateral Agent, and the Administrative Agent have agreed that this Agreement is an amendment and restatement of the Existing Credit Agreement in its entirety, and this Agreement is not a novation of the Existing Credit Agreement.  All the rights, titles, liens, security interests, and assignments securing the Obligations (as defined in the Existing Credit Agreement) shall secure the Obligations, insofar and only insofar as the same cover the Collateral, and all liens, security interests, and assignments against the Collateral securing the Obligations (as defined in the Existing Credit Agreement) are hereby renewed, extended, and modified to secure the Obligations.

Section 9.23Release of Parent from Guaranty and Release of Liens on Equity Interests issued by Borrower.  Effective as of the date hereof: (a)(i) the obligations of Parent under any guaranty of any Secured Obligations are hereby released, terminated and no longer of any force and effect (except for those obligations that expressly survive the termination of the applicable agreement or guaranty) and (ii) all assets of Parent which constitute Collateral (including the Equity Interests of the Borrower as a subsidiary of the Parent) are hereby released from the Liens created under the Security Instruments.  It is understood and agreed that the releases provided in this Section 9.23 (i) shall not release any guarantor other than Parent as expressly provided above, and (ii) as to the Liens created under the Security Instruments, are partial releases only which are expressly limited to the assets described above in this Section 9.23 and shall not release any other assets of any other obligor or grantor from the Liens created under the Security Instruments, and (b) the Lenders hereby consent to the Collateral Agent’s release of its Lien on, and the assignment of production associated with, the Oil and Gas Properties located in Leon County, Texas, or Robertson, County, Texas, and owned by Gastar Exploration Texas, LP on the date hereof, which release is to be made on the date hereof.  NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, the releases provided in this Section 9.23 shall not affect, and shall not be a release of, (x) any obligations of the Parent or any Liens granted by the Parent which may arise after the date hereof should the Parent become a Guarantor or (y) any other Liens granted to the Collateral Agent by any Loan Party in effect on the date hereof or hereafter arising.

Section 9.24Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 9.25Integration.  THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN.  ADDITIONALLY, THIS AGREEMENT AND THE LOAN DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

In executing this agreement, each Loan Party hereto hereby warrants and represents it is not relying on any statement or representation other than those in this agreement and is relying upon its own judgment and advice of its attorneys.

[Remainder of this page intentionally left blank.  Signature page follows.]

EXECUTED as of the date first above written.

BORROWER:

GASTAR EXPLORATION USA, INC.,

a Delaware corporation

By:

Michael A. Gerlich

Vice President, Secretary and

Treasurer

ADMINISTRATIVE AGENT/COLLATERAL AGENT/ISSUING LENDER/SWING LINE LENDER/LENDER:

WELLS FARGO BANK,
NATIONAL ASSOCIATION,

as Administrative Agent, Issuing Lender, Swing Line Lender, Collateral Agent and Lender

By:

Stephanie Harrell

Assistant Vice President

LENDER:

COMERICA BANK,

as a Lender

By:

Brenton D. Bellamy

Assistant Vice President

LENDER:

IBERIABANK,

as a Lender

By:
Name:
Title:

SCHEDULE I

PRICING GRID

[Reserved]

SCHEDULE II

NOtice information and commitments

Each of the commitments to lend set forth herein is governed by the terms of the Credit Agreement which provides for, among other things, borrowing base limitations which may restrict the Borrower’s ability to request (and the Lenders’ obligation to provide) Credit Extensions to a maximum amount which is less than the commitments set forth in this Schedule II.

Administrative Agent/Collateral Agent/Issuing Lender/Swing Line Lender:

Wells Fargo Bank, National Association
1525 West WT Harris Boulevard – 1B1
Charlotte, North Carolina 28262
Attention: Agency Services Manager
Facsimile: (704) 715-0017

with a copy to:

Wells Fargo Bank, National Association
1000 Louisiana, 9th Floor
MAC T0002-090
Houston, Texas  77002
Attention:  Lila Jordan
Facsimile: (713) 319-1880

Borrower:

Gastar Exploration Inc.
1331 Lamar Street, Suite 650
Houston, Texas 77010
Attention: Michael Gerlich
Facsimile: (713) 739-0458

Lenders:	Commitments	Percentage of Total
Wells Fargo Bank, National Association	$125,000,000	25.00%
Comerica Bank	$100,000,000	20.00%
IBERIABANK	$87,500,000	17.50%
ING Capital LLC	$100,000,000	20.00%
Barclays Bank PLC	$87,500,000	17.50%
Total:	$500,000,000	100.000000%